PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-252515

Danimer Scientific, Inc.

Up to 32,435,961 Shares of Common Stock

Up to 16,279,253 Shares of Common Stock Issuable Upon Exercise of Warrants and Options

This prospectus relates to the issuance by us of up to an aggregate of up to 16,279,253 shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,000,000 shares of Common Stock that are issuable upon the exercise of 6,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Live Oak Acquisition Corp., our predecessor company (“Live Oak”), (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Live Oak and (iii) up to 279,253 shares of Common Stock issuable upon exercise of Non-Plan Legacy Danimer Options. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 32,435,961 shares of Common Stock (including up to 6,000,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 6,000,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or the Private Warrants by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock and Public Warrants are listed on The New York Stock Exchange under the symbols “DNMR” and “DNMR WS,” respectively. On February 12, 2021, the closing price of our Common Stock was $57.81 and the closing price for our Public Warrants was $40.26.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On December 29, 2020 (the “Closing Date”), Live Oak Acquisition Corp., our predecessor company (“Live Oak”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of October 3, 2020 (as amended by Amendment No.1 thereto, dated as of October 8, 2020, and Amendment No. 2 thereto, dated as of December 11, 2020, the “Merger Agreement”), by and among Live Oak, Green Merger Corp., a Georgia corporation (“Merger Sub”), Meredian Holdings Group, Inc., a Georgia corporation (“Legacy Danimer”), Live Oak Sponsor Partners, LLC, as representative for Live Oak for certain purposes described in the Merger Agreement, and John A. Dowdy, Jr., as representative of the shareholders of Legacy Danimer for certain purposes described in the Merger Agreement. Pursuant to the terms of the Merger Agreement, a business combination between the Company and Legacy Danimer was effected through the merger of Merger Sub with and into Legacy Danimer, with Legacy Danimer surviving as the surviving company and as a wholly-owned subsidiary of Live Oak (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Live Oak Acquisition Corp. to Danimer Scientific, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Danimer,” “we,” “us,” “our” and similar terms refer to Danimer Scientific, Inc. (f/k/a Live Oak Acquisition Corp.) and its consolidated subsidiaries (including Legacy Danimer). References to “Live Oak” refer to us prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this prospectus and any accompanying prospectus supplement and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus and any accompanying prospectus supplement, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and any accompanying prospectus supplement, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this prospectus and any accompanying prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Closing;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the outcome of any legal proceedings against the Company;

●	the effect of the COVID-19 pandemic on the Company’s business;

●	the ability of the Company to execute its business model, including, among other things, market acceptance of its planned products and services and construction delays in connection with the expansion of its facilities;

●	the Company’s ability to raise capital;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus and any accompanying prospectus supplement, which is incorporated herein by reference.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Danimer is a performance polymer company specializing in bioplastic replacements for traditional petrochemical-based plastics. Danimer, through its principal operating subsidiaries, Meredian, Inc., Danimer Scientific, L.L.C. and Danimer Scientific Kentucky, Inc., brings together innovative technologies to deliver renewable, environmentally friendly bioplastic materials to global consumer product companies. Danimer has core competencies in fermentation process engineering, chemical engineering and polymer science. In addition, Danimer has created an extensive intellectual property portfolio to protect its innovations which, together with its technology, serves as a valuable foundation for its business and future industry collaborations.

Since Danimer’s inception, Danimer has been engaged primarily in research and development and early-stage commercial activities. Danimer has not produced polyhydroxyalkanoates (“PHA”) in commercial quantities, and no assurance can be given that Danimer’s PHA will ever become commercially marketable.

Background

Our Company was originally known as Live Oak Acquisition Corp. On December 29, 2020, Live Oak consummated the Business Combination with Legacy Danimer pursuant to the Merger Agreement. In connection with the Closing of the Business Combination, Live Oak changed its name to Danimer Scientific, Inc. Legacy Danimer was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. While Live Oak was the legal acquirer in the Merger, because Legacy Danimer was deemed the accounting acquirer, the historical financial statements of Legacy Danimer became the historical financial statements of the combined company, upon the consummation of the Merger.

At the effective time of the Merger (the “Effective Time”), each share of Legacy Danimer’s common stock, par value $0.001 per share (“Legacy Danimer Common Stock”) was converted into a right to receive 9.1580 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), representing the Closing Per Share Merger Consideration (as defined in the Merger Agreement), subject to adjustment as set forth in the Merger Agreement, together with any amounts that may become payable in respect of such shares of Legacy Danimer Common Stock from the Adjustment Holdback Amount (as defined in the Merger Agreement), the Shareholder Representative Amount (as defined in the Merger Agreement) and the Earn-Out Shares (as defined in the Merger Agreement) when and as provided in the Merger Agreement.

Each Legacy Danimer option that was outstanding immediately prior to the Effective Time, whether vested or unvested, was assumed by Live Oak and converted automatically at the Effective Time into an option (an “Assumed Legacy Danimer Option”) to acquire shares of Common Stock, on the same terms and conditions as were applicable under such Assumed Legacy Danimer Option (including applicable vesting and exercise conditions) except that (a) the number of shares of Common Stock that are subject to each such Assumed Legacy Danimer Option was determined by multiplying the number of shares Legacy Danimer Common Stock subject to the corresponding Assumed Legacy Danimer Option by a fraction (the “Award Exchange Ratio”), the numerator of which is the Closing Per Share Merger Consideration multiplied by the fair market value of the Company’s Common Stock on the Closing Date and the denominator of which is the fair market value of the Company’s Common Stock on the Closing Date (rounded down to the nearest whole share) and (b) the exercise price per share of each such Assumed Legacy Danimer Option is equal (i) the per share exercise price of the corresponding Legacy Danimer option divided by (ii) the Award Exchange Ratio (rounded up to the nearest whole cent). The Assumed Legacy Danimer Options comprise options that were issued pursuant to employee stock incentive plans of MHG (“Plan Legacy Danimer Options”) and options that were issued to investors in transactions exempt from the Securities Act of 1933, as amended, or the Securities Act, and not subject to an employee stock incentive plan (the “Non-Plan Legacy Danimer Options”).

On the Closing Date, Live Oak deposited with Continental Stock Transfer & Trust Company (“the Exchange Agent”), the Closing Per Share Merger Consideration payable pursuant to the Merger Agreement for all shares of Legacy Danimer Common Stock other than cancelled shares (the “Exchange Fund”).

Our Common Stock and Public Warrants are currently listed on The New York Stock Exchange under the symbols “DNMR” and “DNMR WS,” respectively.

The rights of holders of our Common Stock and the Warrants are governed by our fourth amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of May 5, 2020, between Live Oak and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the sections entitled “Description of Our Securities” and “Selling Securityholders—Certain Relationships with Selling Securityholders.”

Corporate Information

Live Oak was incorporated in the State of Delaware in May 2019 as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. Live Oak completed its initial public offering in May 2020. In December 2020, our wholly-owned subsidiary merged with and into Legacy Danimer, with Legacy Danimer surviving the merger as a wholly-owned subsidiary of Live Oak. In connection with the Merger, we changed our name to Danimer Scientific, Inc. The mailing address of Danimer’s principal executive office is 140 Industrial Boulevard, Bainbridge, Georgia 39817, and its telephone number is (229) 243-7075. Our website address is www.danimerscientific.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

For more information about Danimer, see the sections entitled “Information About Danimer” and “Danimer Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

The Offering

Issuer	Danimer Scientific, Inc. (f/k/a Live Oak Acquisition Corp.).

Issuance of Common Stock

Shares of Common Stock Offered by us	16,279,253 shares of Common Stock, consisting of (i) 6,000,000 shares of Common Stock that are issuable upon the exercise of 6,000,000 Private Warrants, (ii) 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 Public Warrants and (iii) 279,253 shares of Common Stock issuable upon exercise of Non-Plan Legacy Danimer Options.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants and Non-Plan Legacy Danimer Options	84,971,601 shares (as of February 12, 2021).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants and Non-Plan Legacy Danimer Options	101,250,854 shares (based on total shares outstanding as of February 12, 2021).

Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.

Exercise Price of Non-Plan Legacy Danimer Options	$3.28 per share, subject to certain customary adjustments in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.

Use of Proceeds	We will receive up to an aggregate of approximately $184,000,000 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We will receive up to an aggregate of approximately $915,950 from the exercise of the Non-Plan Legacy Danimer Options, assuming the exercise in full of all of the Non-Plan Legacy Danimer Options for cash. We expect to use the net proceeds from the exercise of the Warrants the Non-Plan Legacy Danimer Options for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock Offered by the Selling Securityholders	32,435,961 shares.

Warrants Offered by the Selling Securityholders	6,000,000 Private Warrants.

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Private Warrants by the Selling Securityholders.

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Selling Securityholders—Certain Relationships with Selling Securityholders” for further discussion.

Market for Common Stock and Warrants	Our Common Stock and Warrants are currently listed on The New York Stock Exchange under the symbols “DNMR” and “DNMR WS,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Danimer

We have a history of net losses and our future profitability is uncertain.

Danimer has recorded a loss for the fiscal year ended December 31, 2019, and our future profitability is uncertain. At December 31, 2019, our accumulated deficit was approximately $49.1 million. Since our inception, we have been engaged primarily in research and development and early-stage commercial activities. Because we have a limited history of commercial operations and we operate in a rapidly evolving industry, we cannot be certain that we will generate sufficient revenue to operate our business and become profitable.

Our ability to generate revenues in the near-term is highly dependent on the successful commercialization of our biopolymer products, which is subject to many risks and uncertainties as described below. We expect that it will take time for our PHA production to ramp up to an economical scale while the market for our products expands. As a result, we expect to have significant losses and negative cash flow for at least the next several years, as we incur additional costs and expenses for the continued development and expansion of our business, including the costs of establishing manufacturing capacity and ongoing expenses of research and product development. The amount we spend will impact our ability to become profitable and this will depend, in part, on the number of new products that we attempt to develop. We may not achieve any or all of these goals and, thus, we cannot provide assurances that we will ever be profitable or achieve significant revenues.

Even if we can successfully manufacture and sell our products, whether we will be able to generate a profit on any of these products is highly uncertain and depends on a number of factors including the cost of production, the price we are able to charge for these products, and the emergence of competing products.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to, among other things, the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	our ability to attract new customer and retain existing customers;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers of necessary testing and manufacturing services;

●	regulation by federal, state or local governments; and

●	general economic conditions, as well as economic conditions specific to the plastics industry, and other industries related to compostable or biodegradable substitutes for non-biodegradable plastics.

As a result of our limited operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. We have based our anticipated future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels will, to a large extent, become fixed. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are difficult to forecast.

We will need to secure additional funding and may be unable to raise additional capital on favorable terms, if at all.

We expect that we will have sufficient capital to fund our planned operations through the completion of Phase II of the production capacity buildout at the Kentucky Facility and anticipated Greenfield plant. Thereafter, we will need to raise additional capital to continue to scale and expand our manufacturing capability. If we issue equity or debt securities to raise additional funds, (i) we may incur fees associated with such issuance, (ii) our existing stockholders will experience dilution from the issuance of new equity securities, (iii) we may incur ongoing interest expense and be required to grant a security interest in our assets in connection with any debt issuance and (iv) the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, utilization of our net operating loss and research and development credit carryforwards may be subject to significant annual limitations under Section 382 of the Code due to ownership changes resulting from future equity financing transactions. If we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies or grant licenses on terms that are not favorable to us. In the event we are unable to obtain additional financing, we may be unable to successfully implement our business plan, which could have a material and adverse impact on our business, including you losing your entire investment.

Our biopolymer products may not achieve market success.

We currently have limited customer commitments for commercial quantities of our biopolymer products. Some prospective customers are currently evaluating and testing our products prior to making large-scale purchase decisions. The successful commercialization of our biopolymers is also dependent on our customers’ ability to commercialize the end-products that they make from our biopolymers, which may never gain market acceptance.

Market acceptance of our products will depend on numerous factors, many of which are outside of our control, including among others:

●	public acceptance of such products;

●	our ability to produce products of consistent quality that offer functionality comparable or superior to existing or new polymer products;

●	our ability to produce products fit for their intended purpose;

●	our ability to obtain necessary regulatory approvals for our products;

●	the speed at which potential customers qualify our biopolymers for use in their products;

●	the pricing of our products compared to competitive products, including petroleum-based plastics;

●	the strategic reaction of companies that market competitive products;

●	our reliance on third parties who support or control distribution channels; and

●	general market conditions.

Danimer produces bio-based products from renewable resources, whose pricing and availability may be impacted by factors out of our control.

Pricing and availability of raw materials, including renewable resources, for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand. Drought, pestilence, severe weather or other “acts of God” may limit our ability to procure raw materials if crops are lost. This volatility can significantly affect the availability and cost of raw materials for us, and may therefore have a material adverse effect on our business, results of operations and financial condition.

Danimer sells formulated resins which include raw materials purchased from third parties, including PLA. Danimer currently sources all of its PLA from two suppliers, NatureWorks LLC and Total Corbion PLA. Due to the high rate of growth in the biopolymer market, the demand for PLA and other raw materials used in our products may outpace supply, which could result in price increases and deficits in the supply necessary to meet customer demand. If Danimer is unable to secure the required quantities of PLA and other third-party raw materials, it may not be able to achieve its financial forecasts and fulfill customer demand.

If our products and product candidates do not gain market acceptance among key market participants, we may be unable to generate significant revenues, if any.

Even if we obtain regulatory approval for our product candidates, they may not gain market acceptance among plastics manufacturers or other plastic users. Market acceptance will depend on our ability to demonstrate the benefits of our approved products in terms of safety, efficacy, convenience, biodegradability and environmental friendliness, ease of administration and cost effectiveness. In addition, we believe market acceptance depends on the effectiveness of our marketing strategy and the pricing of our approved products.

We have not produced PHA in large commercial quantities.

We have limited experience in producing large quantities of PHA. While we have succeeded in producing smaller amounts of PHA in our pilot plant for customer trials and testing purposes, we only recently commenced the production of PHA in a large commercial plant with a capacity sufficient to meet the anticipated needs of prospective customers. We may not be able to cost effectively produce PHA at a scale consistent with customer demand in a timely or economical manner, or that the quality of the commercial product will be acceptable on a consistent basis. Further, if the Kentucky Facility is not able to meet customer demands, we will have to expand our facility, which will disrupt production and deplete our resources.

Our PHA products are not yet manufactured on a commercial scale and may never become commercially marketable.

Although we do currently sell commercial quantities of compostable PLA-based resins, we only recently commenced producing commercially viable quantities of PHA. Limited research and testing have been completed on some of the products that we may produce using PHA. For some applications, we will have to go through extensive research and testing to develop specific products and to determine or demonstrate the safety and effectiveness of their proposed use. Although we have already received food contact approval for some grades of PHA, some of our product candidates and our proposed testing of those products will require additional regulatory approvals and clearances. Accordingly, not all of the products we intend to pursue are presently marketable in the fields of use for which we hope to develop them, and it is possible (or even probable) that some or all of them may never become legally and commercially marketable. The development and testing of our proposed products is difficult, time-consuming and expensive, and the successful development of any products based on innovative technologies is subject to inherent uncertainties and risks of failure. These risks include the possibilities that any or all of the proposed products or procedures may be found to be ineffective, or may otherwise fail to receive necessary regulatory clearances; that the proposed products or procedures may be uneconomical to produce and market or may never achieve broad market acceptance; that third parties may hold proprietary rights that preclude Danimer from marketing its intended products or procedures; or that third parties may develop and market superior or equivalent products and procedures.

Danimer may be unable to obtain certifications required by certain customers.

Many of our customers require biopolymer formulations to undergo biodegradability testing to address physical property deterioration in specific environmental conditions. Biodegradation certification is important for our customers to ensure those products can be effectively marketed and sold and meet customer demands on environmental protection. If our new PHA based resins to be sold out of the Kentucky Facility don’t achieve the required certifications in a timely manner, Danimer may experience a delay in going to market. Such a delay could result in Danimer not achieving its financial forecasts and fulfill customer demand.

We may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth and to handle licensing and research activities. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and must establish a qualified finance, administrative and operations staff. Our management may be unable to hire, train, retain and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities.

We may be delayed in or unable to procure necessary capital equipment.

While the equipment we use to produce PHA and our other products is currently widely available, we must rely on outside companies to continue to manufacture the equipment necessary to produce our products. If our suppliers of capital equipment are unable or unwilling to provide us with necessary capital equipment to manufacture our products or if we experience significant delays in obtaining the necessary manufacturing equipment, our business, results of operations and financial condition could be adversely affected.

Our success will be influenced by the price of petroleum relative to the price of bio-based feedstocks.

Our success may be influenced by the cost of our products relative to petroleum-based polymers. The cost of petroleum-based polymers is in part based on the price of petroleum. To date, our PHA biopolymers have been primarily manufactured using canola oil, an agricultural feedstock. As the price of biobased feedstocks increases and/or the price of petroleum decreases, our biobased products may be less competitive relative to petroleum-based polymers. A material decrease in the cost of conventional petroleum-based polymers may require a reduction in the prices of our products for them to remain attractive in the marketplace and/or reduce the size of our addressable market.

Certain contracts granting exclusivity rights to customers may limit our ability to sell products in certain markets.

Danimer has entered into certain agreements with customers, which, subject to the terms therein, grant these customers the exclusive right to purchase certain products and, in some cases, in certain fields and/or territories from us. For example, certain clam-shell food cases Danimer produces can only be sold to a single customer; certain stirrers and straw products can only be sold to several end-users, subject to the purchaser maintaining minimum purchase requirements; one customer has an exclusive on water bottles, while another customer has an exclusive on bottles containing certain alcohol products. These exclusivity arrangements will expire between 2021 and 2026. These agreements could prevent us from selling products to certain prospective customers or entering certain markets, which could have a material and adverse impact on our potential revenues and our ability more generally to expand our customer base and product lines.

The loss of one or more of our significant customers, a significant reduction in their orders, their inability to perform under their contracts, or a significant deterioration in their financial condition could have a material adverse effect on our business, results of operations, and financial condition.

A few significant customers have in the past, and may in the future, account for a significant portion of our revenues in any one year or over a period of several consecutive years. For example, for the nine months ended September 30, 2020, we had two customers that individually accounted for more than 10% of our revenue each and collectively accounted for approximately 53% of our revenue, and for the year ended December 31, 2019, we had four customers that individually accounted for more than 10% of our revenue each and collectively accounted for approximately 65% of our total revenue. The loss of one or more of our significant customers, a substantial reduction in their orders, their inability to perform under their contracts, or a significant deterioration in their financial condition could have a material adverse effect on our business, results of operations, and financial condition.

We may rely heavily on future collaborative partners.

We may enter into strategic partnerships to develop and commercialize our current and future research and development programs with other companies to accomplish one or more of the following:

●	obtain capital, equipment and facilities,

●	obtain funding for research and development programs, product development programs and commercialization activities,

●	obtain expertise in relevant markets,

●	obtain access to raw materials and/or

●	obtain sales and marketing services or support.

We may not be successful in establishing or maintaining suitable partnerships, and we may not be able to negotiate collaboration agreements having terms satisfactory to us or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements could have a material adverse effect on our business and financial condition.

We face and will face substantial competition.

We face and will face substantial competition from a variety of companies in the biodegradable, renewable resource-based plastic segment, as well as from companies in the conventional, non-biodegradable petroleum-based industry segment. Some of their products are suitable for use in a range of products at a price which may be lower than our product offerings. Many of these companies have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than us. Our competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements and changes in laws and regulations. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing products and technologies that are more effective than those being developed by us and that would therefore render our products and technologies less competitive or even obsolete. We cannot assure you that we will be able to compete successfully against current or new competitors.

We may not be able to complete either or both phases of the proposed production capacity buildout at our Kentucky Facility.

In December 2018, Danimer consummated the acquisition of the Kentucky Facility, including the equipment, machinery and other personal property located at such facility for a purchase price of $23 million, and simultaneously entered into a sale and leaseback transaction with a large, diversified commercial property REIT (the “REIT”) pursuant to which Danimer sold the Kentucky Facility and certain of its facilities located in Bainbridge, Georgia to the REIT and leased-back the same properties from the REIT under a net-lease for an initial term of 20 years with renewal terms up to an additional 20 years at Danimer’s option. The assets available at the Kentucky Facility permitted Danimer to embark on a two-phase commissioning strategy, with Danimer commencing production of commercial volumes of PHA in December 2019. Several components of the first phase of the production capacity buildout were completed at the end of the third quarter of 2020 after investing approximately $54 million since the acquisition of the Kentucky Facility, excluding capitalized interest. Of this total, $7 million in real-estate improvements for the Kentucky Facility were financed by the REIT and leased back to Danimer in May 2020. Once Phase I of the Kentucky Facility production capacity is operating at scale, Danimer expects to produce approximately 20 million pounds of finished product per year. Danimer believes that the capacity of the plant can be expanded by another 45 million additional pounds of finished product, bringing total plant capacity up to approximately 65 million pounds per year, by investing another $100 million in the future for the Phase II production capacity buildout at such facility. There can be no assurances, though, that Danimer will be able to achieve such production capacity or raise the additional financing required to complete Phase II of the production capacity buildout.

We may not be able to identify additional facilities and assets or secure the funding necessary to acquire them.

Aside from the Kentucky Facility, we may need to identify other facilities and assets that would be beneficial to our production of PHA at the commercial scale or our growth in general. We cannot provide assurances that we will be successful in identifying such facilities and assets or, if we do, securing the funding necessary to acquire them.

Climate Change may impact the availability of our facilities and, in addition, we may incur substantial costs to comply with climate change legislation and related regulatory initiatives.

Changing weather patterns and the increase in frequency of severe storms such as hurricanes and tornadoes could cause disruptions or the complete loss of our facilities. In addition, climate change concerns, and changes in the regulation of such concerns, including greenhouse gas emissions, could also subject us to additional costs and restrictions, including increased energy and raw materials costs which could negatively impact our financial condition and results of operations. The effects of climate change can have an adverse effect not only to our operations, but also that of our suppliers and customers, and can lead to increased regulations and changes in consumer preferences, which could adversely affect our business, results of operations and financial condition.

We may be subject to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

If we are successful in obtaining regulatory approval for our products and/or otherwise begin marketing them, we will become subject to an inherent risk of, and adverse publicity associated with, product liability and other liability claims, whether or not such claims are valid. We intend to obtain product liability insurance coverage in amounts and scope that we believe will be adequate once we begin marketing any products. However, product liability insurance may not be available on commercially acceptable terms, or at all. Even if such insurance is available, product liability or other claims may exceed our insurance coverage limits. A successful product liability claim that exceeds our insurance coverage limits could require us to pay substantial sums and could have a material adverse effect on us.

Changes in government regulations encouraging the use of biodegradable alternatives to plastic products may have an adverse effect on our business.

We anticipate one of the key markets for our products being compostable and biodegradable substitutes for non-biodegradable plastics, which are created in part by laws, regulations and policies designed to encourage or mandate the increased use of compostable and biodegradable alternatives to plastics. Several countries and other political subdivisions of countries have enacted or are considering enacting such laws and regulations. Failure to implement these or similar laws and regulations and changes to existing laws and regulations may adversely affect the demand for our product candidates in the future.

We may not be able to protect adequately our patents and other intellectual property assets, which could adversely affect our competitive position and reduce the value of our products, and litigation to protect our patents and intellectual property assets may be costly.

Our commercial success may depend in part on our ability to obtain patent protection for technologies and products we develop, to preserve trade secrets and to operate without infringing the proprietary rights of others. There can be no assurance that any patents or patent applications that Danimer owns, obtains or files or is able to obtain or license from third parties will afford any competitive advantages or will not be challenged or circumvented by third parties. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by Danimer. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of our potential products can be commercialized, any related patents may expire or may have only a brief remaining life span following commercialization, thus reducing any advantage of the patents.

If we are not able to obtain patent coverage or defend the patent protection for our technologies, then we will not be able to exclude competitors from developing or marketing competing technologies, and we may not generate enough revenues from product sales to justify the cost of development of our technologies and to achieve or maintain profitability. The patents currently in the portfolio have expiration dates ranging from 2022 to 2040 and any patents resulting from pending patent applications are expected to have durations that will expire between 2038 and 2041.

Our patent position involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. Patents may not be issued for any pending or future pending patent applications owned by or licensed to us, and claims allowed under any issued patent or future issued patent owned or licensed by us may not be valid or sufficiently broad to protect our technologies. Moreover, we may be unable to protect certain of our intellectual property in the United States or in foreign countries. Foreign jurisdictions may not afford the same protections as U.S. law, and we cannot ensure that foreign patent applications will have the same scope as the U.S. patents. There will be many countries in which we will choose not to file or maintain patents because of the costs involved. Competitors may also design around our technology or develop competing technologies.

Additionally, any issued patents owned by or licensed to us now or in the future may be challenged, invalidated or circumvented. To the extent competitors or other third parties develop and market products or procedures that we believe infringe our patents and proprietary rights, we may be compelled to initiate lawsuits to protect and enforce our intellectual property rights. Such litigation is typically expensive, time-consuming and uncertain as to outcome, and may involve opponents who have much more extensive financial resources than we do. An unfavorable outcome of any such litigation could have a material adverse effect on our business and results of operations.

Third parties may claim that we infringe on their proprietary rights and may prevent us from commercializing and selling our products.

There has been substantial litigation in the manufacturing industry with respect to the manufacture, use and sale of new products. These lawsuits often involve claims relating to the validity of patents supporting the new products and/or the validity and alleged infringement of patents or proprietary rights of third parties. We may be required to defend against challenges to the validity of our patents and against claims relating to the alleged infringement of patent or proprietary rights of third parties.

Litigation initiated by a third-party claiming patent invalidity or patent infringement could:

●	require us to incur substantial litigation expense, even if we are successful in the litigation;

●	require us to divert significant time and effort of our management;

●	result in the loss of our rights to develop, manufacture or market our products; and

●	require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties or to satisfy judgments or to settle actual or threatened litigation.

Although patent and intellectual property disputes within the biopolymer industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling our products or increase our costs to market our products.

We rely in part on trade secrets to protect our technology, and our failure to obtain or maintain trade secret protection could limit our ability to compete.

We rely on trade secrets to protect some of our technology and proprietary information, especially where we believe patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and was using our trade secrets would be expensive and time consuming, and the outcome would be unpredictable. Moreover, if our competitors independently develop similar knowledge, methods and know-how, it will be difficult for us to enforce our rights and our business could be harmed.

Danimer may not be able to generate sufficient cash to service all of our debt and operating lease obligations, and may be forced to take other actions to satisfy our obligations under our debt and operating lease obligations, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt service and operating lease obligations and other obligations depends on our ability to generate cash in the future and our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our debt, or to pay our operating lease obligations. As of September 30, 2020, Danimer has principal and interest payments on debt due in the next twelve months of $12.3 million and $3.1 million, respectively.

If our cash flows and capital resources are insufficient to fund its debt service, operating lease obligations and other obligations, Danimer may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance its debt.  These alternative measures may not be successful and may not permit Danimer to meet its scheduled debt obligations.  If our operating results and available cash are insufficient to meet its debt service, operating lease obligations and other obligations, Danimer could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations.  Danimer may not be able to consummate those dispositions or to obtain the proceeds sought from them, and these proceeds may not be adequate to meet any debt service or other obligations then due.  Further, Danimer may need to refinance all or a portion of its debt on or before maturity, and Danimer cannot assure you that it will be able to refinance any of its debt on commercially reasonable terms or at all. Additionally, if Danimer is unable to service its operating lease payments for its facilities in Bainbridge, Georgia and Winchester, Kentucky, which Danimer leases pursuant to a sale-leaseback transaction that was entered into in 2018 with a commercial property REIT, Danimer could lose the ability to occupy and operate those facilities.

Despite our current significant indebtedness, we may be able to incur more debt in the future, which could further exacerbate the risks of leverage, including the ability to service our indebtedness.

We may need to incur additional debt in the future to complete acquisitions of facilities, equipment, machinery and other assets or capital projects or for working capital. Although the covenants contained in our current indebtedness instruments may impose some limits on our ability to incur new debt, these agreements may permit the incurrence of significant additional debt if we satisfy certain conditions or such debt instruments may be amended in the future to do so. If we incur new debt, the risks related to being in a highly leveraged company that we now face could intensify, including our ability to service such indebtedness.

We are subject to a number of restrictive debt covenants under our loan agreements.

Many of our loan agreements contain certain restrictive covenants, which restrict our ability to, among other things, incur additional indebtedness, incur certain liens on our assets or sell assets, make investments, make capital expenditures, pay dividends and make other restricted payments. Many of our loan agreements also require us to maintain specified financial ratios under certain conditions and satisfy financial condition tests, including a consolidated senior leverage ratio and consolidated fixed charge coverage ratio.

Our ability to meet those financial ratios and tests and otherwise comply with our financial covenants may be affected by the factors described herein and other factors outside our control, and we may not be able to meet those ratios, tests and covenants. Our ability to generate sufficient cash from operations to meet our debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control. A breach of any of these covenants, ratios, tests or restrictions, as applicable, or any inability to pay interest on, or principal of, our outstanding debt as it becomes due could result in an event of default. Upon an event of default, if not waived by our lenders, our lenders may declare all amounts outstanding as due and payable. Such an acceleration of the maturity of our indebtedness may, among other things, prevent or limit us from engaging in transactions that benefit us, including responding to changing business and economic conditions and taking advantage of attractive business opportunities.

Danimer may not be able to satisfy the requirements of its participation in a New Markets Tax Credit (“NMTC”) program for funding its plant expansions.

Danimer has entered into several arrangements under the NMTC program with various third-party financial institutions (the “Investors”) to help fund various phases of plant expansions at its Bainbridge, Georgia, and Winchester, Kentucky locations. In connection with the NMTC transactions Danimer received proceeds which were restricted for use on approved capital expenditures and working capital needs at specific subsidiaries. The NMTCs are subject to 100% recapture of the tax credit for a period of seven years as provided in the Code. Danimer is required to be in compliance with various regulations and contractual provisions that apply to the NMTC arrangements. Danimer has agreed to indemnify the Investors for any loss or recapture of the NMTCs until such time as Danimer’s obligation to deliver tax benefits is relieved. The maximum potential amount of future payments under this indemnification could be up to the face amount of the related debt, net of certain leverage loans receivable in connection with the NMTC transactions, which amount totaled $13.2 million as of September 30, 2020. Danimer’s obligation to deliver tax benefits is relieved in various stages from October 2020 through November 2026. Non-compliance with applicable requirements could result in projected tax benefits not being realized by an Investor and our being required to indemnify such Investor, which could have a material adverse effect on our financial position, results of operations or liquidity.

Danimer may be unable to obtain forgiveness of the PPP Loan, in whole or in part, in accordance with the provisions of the CARES Act, which could adversely affect our financial condition.

In April 2020, we entered into a promissory note with Truist Bank (“Truist”), under the Paycheck Protection Program of the CARES Act pursuant to which Truist made a loan to us in the amount of approximately $1.8 million (the “PPP Loan”). The PPP Loan matures in April 2022, bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement.

The PPP Loan is unsecured and guaranteed by the Small Business Administration (“SBA”). Under the terms of the PPP Loan, the principal amount of the loan may be forgiven to the extent it is used for qualifying expenses as described in the CARES Act and we otherwise request forgiveness in accordance with the terms of the PPP Loan and the requirements of the SBA. While we expect to request that all of the principal amount of the PPP Loan be forgiven and to comply with all corresponding requirements, we cannot guarantee that we will be successful in obtaining forgiveness of all or any part of such principal amount. We will be required to repay any principal amount of the PPP Loan that is not forgiven, together with accrued and unpaid interest, in equal monthly installments prior to the maturity date of the loan, which would further restrict our operating and financial flexibility.

Danimer’s ability to use net operating losses to offset future taxable income will be subject to certain limitations as a result of the Business Combination, PIPE and past transactions.

As of December 31, 2019, Danimer had federal net operating loss carryforwards of $48.0 million of which $47 million will begin to expire in 2028 and $1 million can be carried forward indefinitely. As of December 31, 2019, Danimer had state net operating loss carryforwards of $45 million which begin to expire in various amounts in 2028.  Danimer may have generated additional net operating losses since then. A portion of these net operating loss carryforwards could expire unused and be unavailable to offset future income tax liabilities. In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses (“NOLs”) to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a specified testing period. A portion of Danimer’s existing NOLs are subject to limitations arising from previous ownership changes in 2014. In addition, the Business Combination and the PIPE is expected to constitute an ownership change under Section 382 of the Code. Danimer’s NOLs may also be impaired under state law. A portion of Danimer’s existing NOLs are also subject to the so called separate-return-limitation-year (“SRLY”) rules that may apply to consolidated tax groups. Although depending on applicable law and particular computations, it is expected that the amount of Danimer’s NOLs that it will be able to utilize per year could be only up to $3.8 million per year. Accordingly, we may not be able to utilize a material portion of Danimer’s NOLs.

The Company’s ability to utilize our NOLs is also conditioned upon our attaining profitability and generating U.S. federal and state taxable income. Danimer has incurred significant net losses in the past, and it is anticipated that it will continue to incur significant losses for the foreseeable future; therefore, Danimer does not know whether or when we will generate the U.S. federal or state taxable income necessary to utilize Danimer’s NOL carryforwards, even to the extent they are not subject to limitation by Section 382 of the Code or the SRLY rules.

We face various risks related to the ongoing coronavirus (COVID-19) pandemic and similar public health crises, which may have material adverse effects on our business, financial position, results of operations and/or liquidity.

We face various risks related to health epidemics, pandemics and similar outbreaks, including the global outbreak of coronavirus disease 2019 (“COVID-19”). Such risks include disruptions or restrictions on our employees’ ability to work effectively, as well as temporary closures of our facilities or the facilities of our customers or suppliers.

It is possible that the continued spread of COVID-19 could also further cause disruption in our supply chain; cause delay or limit the ability of other customers to perform, including in making timely payments to us; and, cause other unpredictable events. In addition, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets, which increases the cost of capital and adversely impacts access to capital.

We continue to work with our stakeholders (including customers, employees, suppliers and local communities) to responsibly address this global pandemic. Our management is focused on mitigating the impact of the pandemic, which has required and will continue to require a substantial investment of time and resources across Danimer and could delay other value-added initiatives. We continue to monitor the situation, to assess further possible implications to our business, supply chain and customers, and to take actions in an effort to mitigate adverse consequences.

The situation surrounding COVID-19 remains fluid and the ongoing impact on our business and results of operations, financial condition, expected cash flows and liquidity increases the longer the virus impacts activity levels in the United States and globally, both during the initial outbreak, as well as if additional outbreaks occur at a later date. For this reason, Danimer cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on our results of operations, financial position and liquidity. The extent to which the COVID-19 pandemic may impact our business, operating results, financial condition or liquidity will depend on future developments and numerous and evolving factors that are highly uncertain, vary by market and cannot be accurately predicted or quantified at this time, including the duration and spread of the outbreak; new information concerning its transmission and severity; government mandated restrictions and regulations; business and workforce disruptions; impact on demand for Danimer products, and the effectiveness of actions taken to contain and treat the disease; actions taken or that might be taken by governments, businesses or individuals to contain or reduce its repercussions and mitigate its economic implications; evolving macroeconomic factors, including general economic uncertainty, unemployment rates and recessionary pressures; decreased consumer spending levels; reduction or changes in customer demand for our products and services; our ability to manufacture, sell and provide our products and services, including as a result of travel restrictions, closed borders, operating restrictions imposed on our facilities or reduced ability of our employees to continue to work efficiently; increased operating costs (whether as a results of changes to our supply chain or increases in employee costs or otherwise); collectability of customer accounts; additional and prolonged devaluation of other countries’ currencies relative to the dollar; and the general impact of the pandemic on our customers, employees, suppliers, vendors and other stakeholders. Additionally, customers might defer decision making, delay orders or seek to renegotiate or terminate existing agreements.

The continuing global pandemic may also result in delays in our ability to apply for and obtain further regulatory approval for our products in various jurisdictions.

The impact of COVID-19 may also exacerbate other risks discussed herein, any of which could have a material effect on Danimer. This situation is changing rapidly, and additional impacts may arise that Danimer is not aware of currently.

We depend on key personnel.

We depend greatly on our executive officers and other employees. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find, attract and retain additional qualified employees, directors, and advisors having the skills necessary to operate, develop and grow our business. Our inability to hire qualified personnel, the loss of services of any of our executive officers, or the loss of services of other key employees, or advisors that may be hired in the future, may have a material and adverse effect on our business.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems throughout Danimer to, among other functions, control our manufacturing processes, process orders and bill, collect and make payments, interact with customers and suppliers, manage inventory and otherwise conduct business. We also depend on these systems to respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment and record and pay amounts due to vendors and other creditors. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of sales and customers. As we upgrade or change systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide quotes, take customer orders and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyberattacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

Government regulation of our business is extensive and regulatory approvals are uncertain, expensive and time-consuming.

Our research, development, testing, manufacturing and marketing of most of our intended products are subject to an extensive regulatory approval process by the FDA and other regulatory agencies in the U.S. and abroad. The process of obtaining FDA and other required regulatory approvals is lengthy, expensive and uncertain. There can be no assurance that, even after such time and expenditures, Danimer will be able to obtain necessary regulatory approvals for the manufacturing or marketing of any products. Even if regulatory clearance is obtained, a marketed product is subject to continual review, and later discovery of previously unknown safety issues or failure to comply with the applicable regulatory requirements may result in restrictions on a product’s marketing or withdrawal of the product from the market, as well as possible civil or criminal sanctions.

Changes in sentiment regarding and laws and regulations relating to plastic products could reduce demand for our products and/or increase the cost of producing our products and have an adverse effect on our business.

Plastic products have recently faced increasingly negative public sentiment and scrutiny. In addition, state and local governments have increasingly proposed, or in some cases implemented, restrictions or bans on plastic-based products, including single-use plastics, plastic straws and utensils. Notwithstanding the fact that our bio-plastic products are intended to address many of the concerns regarding traditional petroleum-based plastics, increased regulation of, or prohibition on, the use of plastics generally, as well as negative public sentiment regarding such products, could increase the costs incurred by our customers to use such products or otherwise limit the use of these products, and could lead to a decrease in demand for the products we make or an increase in the cost of production of such products. Such a decrease in demand could adversely affect our business, operating results and financial condition.

Danimer may be required to take write-downs or write-offs, or Danimer may be subject to restructuring, impairment or other charges that could have a significant negative effect on Danimer’s financial condition, results of operations and the price of Common Stock, which could cause you to lose some or all of your investment.

Factors outside of Danimer’s control may, at any time, arise. As a result of these factors, Danimer may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in Danimer reporting losses.

Even though these charges may be non-cash items and therefore not have an immediate impact on Danimer’s liquidity, the fact that Danimer reports charges of this nature could contribute to negative market perceptions about Danimer or its securities. In addition, charges of this nature may cause Danimer to be unable to obtain future financing on favorable terms or at all.

Danimer will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Danimer will face increased legal, accounting, administrative and other costs and expenses as a public company that Danimer does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require Danimer to carry out activities Danimer has not done previously. For example, Danimer will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), Danimer could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Danimer’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with Danimer’s status as a public company may make it more difficult to attract and retain qualified persons to serve on Danimer’s board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require Danimer to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Danimer’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on its business.

Danimer is required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Danimer as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If Danimer is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Danimer qualifies as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make Danimer’s securities less attractive to investors and may make it more difficult to compare Danimer’s performance to the performance of other public companies.

Danimer qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Danimer is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Danimer will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock in the initial public offering of units of Live Oak Acquisition Corp., consummated on May 5, 2020. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Danimer is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, Danimer may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our Common Stock less attractive because Danimer will rely on these exemptions, which may result in a less active trading market for our Common Stock and its price may be more volatile.

Danimer’s management has limited experience in operating a public company.

Danimer’s executive officers have limited experience in the management of a publicly traded company. Danimer’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of Danimer. Danimer may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for Danimer to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Danimer will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

The loss of such key personnel could negatively impact the operations and financial results of Danimer’s business.

Danimer’s ability to successfully operate its business is dependent upon the efforts of certain key personnel of Danimer and there can be no assurance that they will be able to do so. It is possible that Danimer will lose some key personnel, the loss of which could negatively impact the operations and profitability of Danimer. Furthermore, certain of the key personnel of Danimer may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Danimer to have to expend time and resources helping them become familiar with such requirements.

Our Fourth Amended and Restated Certificate of Incorporation will provide, subject to limited exceptions, that the courts of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Fourth Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Fourth Amended and Restated Certificate of Incorporation. In addition, our Fourth Amended and Restated Certificate of Incorporation provides that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act and the Exchange Act. Finally, our Fourth Amended and Restated Certificate of Incorporation provides that federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act or the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Fourth Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Risks Related to our Securities

An active trading market for our Common Stock may not be available on a consistent basis to provide stockholders with adequate liquidity. Our stock price may be extremely volatile, and our stockholders could lose a significant part of their investment.

An active trading market for shares of our Common Stock may not be sustained on a consistent basis. The public trading price for our Common Stock will be affected by a number of factors, including:

●	reported progress of our business and technology development, relative to investor expectations;

●	changes in earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earnings estimates;

●	quarterly variations in our or our competitors’ results of operations;

●	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;

●	future issuance and/or sale of our common stock or preferred stock;

●	announcements by us, or our competitors, of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

●	commencement of, or involvement in, litigation;

●	any major change in our board of directors or management;

●	changes in governmental regulations or in the status of our regulatory approvals;

●	announcements related to patents issued to us or our competitors and to litigation involving our intellectual property;

●	a lack of, limited, or negative industry or security analyst coverage;

●	developments in our industry and general economic conditions;

●	short-selling or similar activities by third parties; and

●	other factors described elsewhere in these “Risk Factors.”

As a result of these factors, our stockholders may not be able to resell their shares of Common Stock at, or above, their purchase price. In addition, the stock prices of many technology companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Any negative change in the public’s perception of the prospects of industrial biotechnology or “clean technology” companies could depress our stock price regardless of our results of operations. These factors may have a material adverse effect on the market price of our Common Stock.

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers and directors as a group beneficially own approximately 27.1% of our outstanding Common Stock. As a result, these shareholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the amended and restated certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

There can be no assurance that Danimer will be able to comply with the continued listing standards of NYSE.

If NYSE delists Danimer’s securities from trading on its exchange for failure to meet the listing standards, Danimer and its securityholders could face significant material adverse consequences including:

●	a limited availability of market quotations for Danimer’s securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our Common Stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If Danimer does not meet the expectations of investors or securities analysts, the market price of Danimer’s securities, may decline.

Fluctuations in the price of Danimer’s securities could contribute to the loss of all or part of your investment. If an active market for Danimer’s securities develops and continues, the trading price of Danimer’s securities following could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Danimer’s control. Any of the factors listed below could have a material adverse effect on your investment in Danimer’s securities and Danimer’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Danimer’s securities may not recover and may experience a further decline.

Factors affecting the trading price of Danimer’s securities may include:

●	actual or anticipated fluctuations in Danimer’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about Danimer’s operating results;

●	success of competitors;

●	Danimer’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Danimer or the biopolymer industry in general;

●	operating and share price performance of other companies that investors deem comparable to Danimer;

●	Danimer’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting Danimer’s business;

●	Danimer’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving Danimer;

●	changes in Danimer’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Danimer’s shares of common stock available for public sale;

●	any major change in Danimer’s board of directors or management;

●	sales of substantial amounts of Danimer’s shares of common stock by Danimer’s directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Danimer’s securities irrespective of Danimer’s operating performance. The stock market in general, and NYSE in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Danimer’s securities, may not be predictable. A loss of investor confidence in the market for stocks or the stocks of other companies which investors perceive to be similar to Danimer could depress Danimer’s share price regardless of Danimer’s business, prospects, financial conditions or results of operations. A decline in the market price of Danimer’s securities also could adversely affect Danimer’s ability to issue additional securities and Danimer’s ability to obtain additional financing in the future.

We may issue additional shares of common stock or preferred shares under an employee incentive plan which would dilute the interest of our stockholders.

Our Fourth Amended and Restated Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, in each case, par value $0.0001 per share. We may issue a substantial number of additional shares of common stock or shares of preferred stock under an employee incentive plan. The issuance of additional common stock or preferred shares:

●	may subordinate the rights of holders of Common Stock if one or more classes of preferred stock are created, and such preferred shares are issued, with rights senior to those afforded to Common Stock; and

●	could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors.

Because we have no current plans to pay cash dividends on Common Stock for the foreseeable future, you may not receive any return on investment unless you sell Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in Common Stock unless you sell Common Stock for a price greater than that which you paid for it.

If securities or industry analysts do not publish or cease publishing research or reports about Danimer, its business, or its market, or if they change their recommendations regarding Danimer’s securities adversely, the price and trading volume of Danimer’s securities could decline.

The trading market for Danimer’s securities is influenced by the research and reports that industry or securities analysts may publish about Danimer, its business, market or competitors. We do not control these analysts or the content and opinions included in their reports. If any of the analysts who may cover Danimer change their recommendation regarding Danimer’s shares of common stock adversely, or provide more favorable relative recommendations about Danimer’s competitors, the price of Danimer’s shares of common stock would likely decline. No additional analysts may elect to provide coverage of Danimer and such lack of research coverage may adversely affect the market price of our common stock. If any analyst who may cover Danimer were to cease coverage of Danimer or fail to regularly publish reports on it, Danimer could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Public Warrants.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders and, solely with respect to any amendment to the terms or provisions of the Private Placement Warrants, a majority of the number of the holders of the then outstanding Private Placement Warrants. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants or Private Warrants, as the case may be, approve of such amendment. Although our ability to amend the terms of the Warrants with such consent is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of a Warrant.

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making those Warrants worthless.

We will have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that (1) the last reported sales price of Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption and (2) provided that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period or we elect to require the exercise of the Warrants on a “cashless basis” and such cashless exercise is exempt from registration under the Securities Act. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

 The Private Warrants offered hereby will be not redeemable by us so long as they are held by their initial purchasers or their permitted transferees. However, if the Private Warrants are sold to you pursuant to this prospectus and you are not a permitted transferee under the terms of the Private Warrants, we will have the ability to redeem such Private Warrants.

USE OF PROCEEDS

All of the Common Stock and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $184,000,000 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We will receive up to an aggregate of approximately $915,950 from the exercise of the Non-Plan Legacy Danimer Options, assuming the exercise in full of all of the Non-Plan Legacy Danimer Options for cash. We expect to use the net proceeds from the exercise of the Warrants and the Non-Plan Legacy Danimer Options for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants and the Non-Plan Legacy Danimer Options. There is no assurance that the holders of the Warrants and the Non-Plan Legacy Danimer Options will elect to exercise any or all of such Warrants and Non-Plan Legacy Danimer Options, respectively. To the extent that the Warrants and the Non-Plan Legacy Danimer Options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants and the Non-Plan Legacy Danimer Options will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on The New York Stock Exchange under the symbol “DNMR WS.”

We cannot currently determine the price or prices at which shares of our Common Stock or Private Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock and the Public Warrants are currently listed on The New York Stock Exchange under the symbols “DNMR” and “DNMR WS,” respectively. Prior to the consummation of the Business Combination, our Common Stock and our Public Warrants were listed on The New York Stock Exchange under the symbols “LOAK” and “LOAK WS,” respectively. As of December 29, 2020 following the completion of the Business Combination, the Company had approximately 85,724,570 shares of the Common Stock issued and outstanding held of record by 67 holders, and approximately 16,000,000 Warrants outstanding held of record by three holders.

Dividend Policy

We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of September 30, 2020, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved Danimer Scientific, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”) and the Danimer Scientific, Inc. Employee Stock Purchase Plan (the “2020 ESPP”).

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2020 Plan, the 2020 ESPP and the Plan Assumed Legacy Danimer Options. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the 2020 Plan, the 2020 ESPP and the Plan Assumed Legacy Danimer Options. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF DANIMER

The summary historical consolidated financial information and other data for Danimer set forth below should be read in conjunction with “Danimer Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Danimer’s historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

The summary historical consolidated financial information and other data presented below for the years ended December 31, 2018 and 2019, and the summary consolidated balance sheet and other data as of December 31, 2018 and 2019 have been derived from Danimer’s audited consolidated financial statements included in this prospectus. The summary historical consolidated financial information and other data presented below for the nine months ended September 30, 2019 and 2020, and the summary consolidated balance sheet and other data as of September 30, 2020 have been derived from Danimer’s unaudited consolidated financial statements included in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	(audited)		(unaudited)
(in thousands, except share and per share amounts)	2019	2018	2020	2019
Consolidated Statements of Operations Data:
Revenue
Products	$26,862	$28,741	$31,004	$19,400
Services	5,482	1,713	4,302	4,215
Total revenue	32,344	30,454	35,306	23,615
Costs and expenses:
Cost of revenue	21,237	19,209	25,058	15,438
Selling, general and administrative	16,027	7,301	9,178	11,804
Research and development	5,482	5,136	5,565	3,511
Gain on disposal of assets	(281)	(4,364)	(9)	(281)
Legal settlement	8,000	—	—	8,000
Total costs and expenses	50,465	27,282	39,792	38,472
(Loss) income from operations	(18,121)	3,172	(4,486)	(14,857)

Nonoperating income (expense):
Interest expense	(3,475)	(3,232)	(1,431)	(2,827)
Gain on loan extinguishment	5,550	—	—	5,550
Interest income	340	352	262	259
Other income (expense), net	277	(33)	35	261
(Loss) income before income taxes	(15,429)	259	(5,620)	(11,614)
Income tax expense	4,085	51	—	4,137
Net (loss) income	$(19,514)	$208	$(5,620)	$(15,751)

(Loss) income per share:(1)
Basic	$(7.05)	$0.09	$(1.78)	$(5.69)
Diluted	$(7.05)	$0.07	$(1.78)	$(5.69)

(1)	See Note 10 to Danimer’s unaudited consolidated financial statements for the nine months ended September 30, 2019 and 2020 and Note 14 to Danimer’s audited consolidated financial statements for the years ended December 31, 2018 and 2019, included elsewhere in this prospectus, for an explanation of the calculations of earnings per share and the number of weighted-average shares used in computing basic and diluted net loss per share.

	As of December 31,		As of September 30,
	(audited)		(unaudited)
(in thousands)	2019	2018	2020
Consolidated balance sheet data:
Cash and cash equivalents	$6,261	$6,317	$4,932
Working capital	(15,045)	5,399	(6,235)
Total assets	145,423	114,250	179,252
Total long-term debt	73,779	57,078	75,088
Total liabilities	127,997	87,062	136,841
Accumulated deficit	(49,080)	(29,566)	(54,700)
Total stockholders’ equity	17,426	27,188	42,411

	Year Ended December 31,		Nine Months Ended September 30,
	(audited)		(unaudited)
(in thousands)	2019	2018	2020	2019
Statement of Cash Flows Data
Net cash (used in) provided by operating activities	$(1,673)	$323	$(9,626)	$(2,764)
Net cash (used in) provided by investing activities	(49,093)	2,811	(25,958)	(28,291)
Net cash provided by (used in) financing activities	53,498	(453)	32,457	34,657

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

The following unaudited pro forma condensed combined financial statements of Live Oak present the combination of the financial information of Live Oak and Danimer adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of Live Oak and the historical balance sheet of Danimer on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 combine the historical statements of operations of Live Oak and Danimer for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

●	the merger of Danimer with and into Merger Sub, a wholly-owned subsidiary of Live Oak, with Danimer surviving the merger as a wholly-owned subsidiary of Live Oak; and

●	the issuance and sale of 21,000,000 shares of Live Oak Class A Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $210,000,000 in the PIPE pursuant to the Subscription Agreements;

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Live Oak’s results following the completion of the Business Combination. Other than related transactions that have already occurred, there are no circumstances under which the Business Combination could proceed without one or more of the related transactions also occurring.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of Live Oak as of December 31, 2019 and for the period from May 24, 2019 (inception) through December 31, 2019 and the unaudited interim financial statements of Live Oak as of and for the nine months ended September 30, 2020 and their related notes included elsewhere in this prospectus;

●	the historical audited consolidated financial statements of Danimer as of and for the year ended December 31, 2019 and the unaudited interim financial statements of Danimer as of and for the nine months ended September 30, 2020 and their related notes included elsewhere in this proxy statement/ prospectus; and

●	other information relating to Live Oak and Danimer contained in this prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “The Business Combination.”

Pursuant to Live Oak’s Existing Certificate of Incorporation, Public Stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Live Oak Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

The unaudited pro forma condensed combined financial statements reflect the redemption of 2,000 shares of Live Oak Class A Common Stock at $10.00 per share based on the fair value of marketable securities held in the Trust Account as of December 23, 2020.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Live Oak is treated as the acquired company and Danimer is treated as the acquirer for financial statement reporting purposes. Danimer has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Danimer’s existing shareholders will have the greatest voting interest in the combined company with approximately 43% voting interest;

●	Danimer’s directors will represent six (6) of the eight (8) board seats for the combined company’s board of directors; and

●	Danimer’s senior management will be the senior management of the combined company.

In addition to the Final Merger Consideration as defined in the Merger Agreement, Danimer shareholders will have the contingent right to receive Earn-Out Shares, subject to the following terms and conditions:

1.	2,500,000 shares of Live Oak Class A Common Stock if the volume weighted average price of Live Oak Class A Common Stock on the NYSE or such other exchange as such shares may then be listed as reported on Bloomberg L.P. under the function “VWAP” (or, if not reported therein, in another authoritative source mutually selected by the parties) (“VWAP”) equals or exceeds fifteen dollars ($15.00) per share for any twenty (20) trading days within a 30-day trading period beginning on the six (6) month anniversary of the Closing Date and ending on the third anniversary of the Closing Date;

2.	2,500,000 shares of Live Oak Class A Common Stock if the VWAP of Live Oak Class A Common Stock on the NYSE or such other exchange as such shares may then be listed equals or exceeds twenty dollars ($20.00) per share for any twenty (20) trading days within a 30-day trading period beginning on the six (6) month anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date; and

3.	1,000,000 shares of Live Oak Class A Common Stock if the VWAP of Live Oak Class A Common Stock on the NYSE or such other exchange as such shares may then be listed equals or exceeds twenty-five dollars ($25.00) per share for any twenty (20) trading days within a 30-day trading period beginning on the six (6) month anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date.

If such targets are achieved, such Danimer shareholders will receive, in aggregate, a maximum of 6,000,000 shares of Live Oak Class A Common Stock for the achievement of all targets based on their proportional holding of such Danimer Common Stock immediately prior to the Business Combination. New Danimer has preliminarily concluded that the Earn-Out Shares will be classified as equity on the balance sheet. The impact of the Earn-Out Shares is not expected to be material to the future results of operations of New Danimer.

The issuance of such Earn-Out Shares would dilute the value of all shares of Live Oak Class A Common Stock outstanding at that time. Assuming the current capitalization structure, the 2,500,000 shares issued associated with the $15.00 earnout threshold would represent 3% of total shares outstanding. If the $20.00 earnout threshold were achieved, the 5,000,000 total shares issued associated with these earnouts would represent 7% of total shares outstanding. If the $25.00 earnout threshold were achieved, the 6,000,000 total shares issued associated with these earnouts would represent 8% of total shares outstanding. As none of the earn-out targets have been achieved, Danimer has not reflected these Earn-Out Shares in its pro forma financial information.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Live Oak following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands)

						As of September 30,
	As of September 30, 2020					2020
(in thousands, except share and par value amounts)	Live Oak Acquisition Corp.	Meredian Holdings Group, Inc.	Pro Forma Adjustments			Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$1,399	$4,932		$200,052	(A)	$384,194
				(6,738	)(B)
				210,000	(C)
				(21,632	)(D)
				(3,819	)(G)
Cash and marketable securities held in Trust Account	200,072			(200,072	)(A)	-
Accounts receivable, net	-	7,393				7,393
Inventory		13,206				13,206
Prepaid expenses	132	3,083				3,215
Contract assets		1,341				1,341
Total current assets	201,603	29,955		177,791		409,349
Property, plant and equipment, net		91,516				91,516
Intellectual property, net		1,846				1,846
Deferred tax asset						-
Right-of-use asset		26,859				26,859
Leverage loans receivable		27,742				27,742
Restricted cash		1,219				1,219
Other assets		115				115
Total assets	$201,603	$179,252		$177,791		$558,646
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$-	$8,041	$			$8,041
Accrued liabilities	103	9,819				9,922
Unearned revenue and contract liabilities		2,836				2,836
Lease liability, current portion		3,175				3,175
Long-term debt, current portion		12,319		-		12,319
Total current liabilities	103	36,190		-		36,293
Long-term lease liability, net		24,001				24,001
Long-term debt, net		75,088		(10,686	)(E)	64,402
Other long-term liabilities		1,562				1,562
Deferred underwriting fee payable	6,738			(6,738	)(B)	-
Total liabilities	6,841	136,841		(17,424)		126,258
Live Oak Class A Common stock subject to possible redemptions (18,991,384 shares at $10 share)	189,762			(189,762	)(F)	-
Stockholders’ equity:
MHG Common stock, $0.001 par value		4		(4	)(H)	-
Live Oak Class A common stock, $0.0001 par value	-			2	(C)	8
				2	(F)
				4	(H)
Live Oak Class B common stock, $0.0001 par value	1					1
Additional paid-in capital	5,241	97,107		209,998	(C)	490,321
				189,740	(F)
				9,329	(E)
				(21,094	)(D)
Accumulated deficit	(242)	(54,700)		1,357	(E)	(57,942)
				(538	)(D)
				(3,819	)(G)
Total stockholders’ equity	5,000	42,411		384,977		432,388
Total liabilities and stockholders’ equity	$201,603	$179,252		$177,791		$558,646

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands)

					Year Ended
					December 31,
	Year Ended December 31, 2019				2019
	Live Oak	Meredian
	Acquisition	Holdings	Pro Forma		Pro Forma
(in thousands, except per share amounts)	Corp.	Group, Inc.	Adjustments		Combined
Revenue
Products	$-	$26,862	$-		$26,862
Services		5,482			5,482
	-	32,344	-		32,344
Costs and expenses:
Cost of revenue		21,237			21,237
Selling, general and administrative		16,027	3,819	(G)	19,846
Research and development		5,482			5,482
Gain on disposal of assets		(281)			(281)
Legal settlement		8,000			8,000
Formation costs	4	-			4
Total costs and expenses	4	50,465	3,819		54,288
Loss from operations	(4)	(18,121)	(3,819)		(21,944)
Nonoperating income (expense):
Interest expense		(3,475)	47	(I)	(3,428)
Gain on loan extinguishment		5,550			5,550
Interest income		340			340
Other income, net		277			277
Loss before income taxes	(4)	(15,429)	(3,772)		(19,204)
Income tax expense		4,085			4,085
Net loss	$(4)	$(19,514)	$(3,772)		$(23,289)
Net loss per share - basic and diluted	$-	$(7.05)			$(0.32)
Weighted-average shares outstanding - basic and diluted	5,000,000	2,766,466			72,447,876

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands)

					Nine Months
	Nine Months Ended September 30,				Ended September 30,
	2020				2020
(in thousands, except per share amounts)	Live Oak Acquisition Corp.	Meredian Holdings Group, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenue
Products	$-	$31,004	$-		$31,004
Services		4,302			4,302
	-	35,306	-		35,306
Costs and expenses:
Cost of revenue		25,058			25,058
Selling, general and administrative		9,178			9,178
Research and development		5,565			5,565
Gain on disposal of assets		(9)			(9)
Legal settlement		-			-
Formation and general and administrative expenses	310				310
Total costs and expenses	310	39,792	-		40,102
Loss from operations	(310)	(4,486)	-		(4,796)
Nonoperating income (expense):
Interest expense		(1,431)	1,310	(I)	(121)
Gain on loan extinguishment					-
Interest income	72	262			334
Other income, net		35			35
Loss before income taxes	(238)	(5,620)	1,310		(4,548)
Income tax expense					-
Net loss	$(238)	$(5,620)	$1,310		$(4,548)
Net loss per share - basic and diluted, Class A	$-
Weighted-average shares outstanding - basic and diluted, Class A	20,000,000
Net loss per share - basic and diluted, Class B	$(0.04)
Weighted-average shares outstanding - basic and diluted, Class B	5,000,000
Net loss per share - basic and diluted		$(1.78)			$(0.06)
Weighted-average shares outstanding - basic and diluted		3,163,923			72,447,876

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Live Oak is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Danimer issuing stock for the net assets of Live Oak, accompanied by a recapitalization.

The net assets of Live Oak are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Live Oak’s unaudited balance sheet as of September 30, 2020 and the related notes included elsewhere in this prospectus; and

●	Danimer’s unaudited balance sheet as of September 30, 2020 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Live Oak’s audited statement of operations for the period from May 24, 2019 (inception) through December 31, 2019 and the related notes included elsewhere in this prospectus; and

●	Danimer’s audited statement of operations for the year ended December 31, 2019 and the related notes included elsewhere in this prospectus.

●	Live Oak’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes included elsewhere in this prospectus; and

●	Danimer’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Live Oak believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Live Oak believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Live Oak and Danimer.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination and related transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Live Oak and Meredian Holdings Group, Inc. have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Reflects the reclassification of $200.0 million of cash and cash equivalents held in the Trust Account that becomes available after the merger, reflecting the redemption of 2,000 shares of Live Oak Class A Common Stock, see note 2(F).

(B)	Reflects the payment of $6.7 million of deferred underwriters’ fees incurred during the Live Oak initial public offering due upon the completion of the Business Combination. This is not included in the unaudited condensed combined statements of operations as it is nonrecurring.

(C)	Reflects net proceeds of $210.0 million from the issuance and sale of 21,000,000 shares of Live Oak Class A Common Stock at $10.00 per share in a private placement to be consummated substantially concurrently with the Business Combination.

(D)	Represents preliminary estimated transaction costs incurred by Live Oak and Danimer of approximately $21.7 million excluding $6.7 million of deferred underwriters’ fees described in note 2(B), for advisory, banking, printing, legal and accounting fees that are not capitalized as part of the Business Combination. These costs reflect a reduction of cash and a corresponding increase to accumulated deficit. These costs are not included in the unaudited pro forma condensed combined statements of operations as they are nonrecurring.

(E)	Reflects the conversion of $10.9 million of Danimer’s convertible debt (including paid in kind interest) into 1,653,926 shares of Live Oak Class A Common Stock consummated immediately after the merger.

(F)	Reflects the reclassification of $189.9 million of Live Oak Class A Common Stock subject to possible redemption to permanent equity, reflecting the redemption of 2,000 shares for $0.0 million.

(G)	Represents the payment of a success bonus of $3.8 million to Danimer’s CEO upon completion of a successful public offering to which the transaction qualifies.

(H)	Represents the recapitalization of common shares between Danimer Common Stock and Live Oak Class A Common Stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(G) Reflects the one-time success bonus of $3.8 million paid to Danimer’s CEO upon a successful public offering to which the transaction qualifies.

(I) Reflects the elimination of interest expense related to Danimer’s convertible debt that is converted into Live Oak Class A Common Stock as described in note 2(E).

3.	Loss per Share

Basic loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the periods presented.

Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the pro forma combined net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented.

When assuming redemptions, the calculations are adjusted to eliminate such shares for the entire periods.

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
(in thousands, except per share amounts)	2019	2020
Pro Forma Net Loss	$(23,289)	$(4,548)
Basic weighted average shares outstanding	72,447,876	72,447,876
Net loss per share - Basic and Diluted (1)(2)	$(0.32)	$(0.06)
Basic weighted average shares outstanding
Live Oak’s public stockholders	1,023,819	1,023,819
Shares from purchases of redeemable Live Oak Stock	18,976,181	18,976,181
Shares pursuant to the Subscription Agreements	21,000,000	21,000,000
Shares from conversion of Danimer convertible debt	1,653,926	1,653,926
Former equity holders of Danimer	29,793,950	29,793,950
	72,447,876	72,447,876

(1)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants issued by Danimer were converted, however, since this results in anti-dilution, the effect of such exchange was excluded.
(2)	The effects of applying the treasury method for calculating diluted earnings per share for the exercise of outstanding equity options or warrants would be anti-dilutive. As such the effects of such exercise were excluded.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Danimer and its subsidiaries should be read together with the section of this prospectus entitled “Selected Historical Consolidated Financial Information of Danimer” and the audited and unaudited consolidated financial statements, together with related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the section of this prospectus entitled “Information About Danimer” and the unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 (in the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information”). The following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in the forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors — Risks Related to Danimer” or elsewhere in this prospectus. Unless the context otherwise requires, references in this “Danimer Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us” and “our” are intended to mean the business and operations of Danimer and its consolidated subsidiaries.

Danimer is a performance polymer company specializing in bioplastic replacement for traditional petroleum-based plastics. Danimer, through its principal operating subsidiaries, Meredian, Inc., Danimer Scientific, L.L.C. and Danimer Scientific Kentucky, Inc., brings together innovative technologies to deliver renewable, environmentally friendly bioplastic materials to global consumer product companies. We believe that we are the only commercial company in the bioplastics market to combine the production of a base polymer along with the reactive extrusion capacity in order to give customers a “drop-in” replacement for a wide variety of petroleum-based plastics.

PHA-Based Resins

Danimer is a leading producer of polyhydroxyalkanoate (“PHA”), a new, 100% biodegradable plastic feedstock alternative sold under the proprietary Nodax® brand name, for usage in a wide variety of plastic applications including water bottles, straws, food containers, among other things. We originally acquired the technology to produce PHA from Procter & Gamble in 2007. PHA is made through a fermentation process where bacteria consume vegetable oil and make plastic within their cell membranes as energy reserves. Danimer harvests the PHA from the bacteria, purifies and filters the bioplastic before extruding the PHA into a pellet, which is sold to converters. PHAs are a complete replacement for petroleum-based plastics where the convertors do not have to purchase new equipment to switch to the new biodegradable plastic. Utilizing PHA as a base resin significantly expands the number of potential applications for bioplastics in the industry and also enables Danimer to produce resin that is not just compostable, but also fully biodegradable.

Having successfully scaled up PHA production from the laboratories to a contract manufacturer and later to its own commercial development plant, Danimer recently has begun making PHA on a commercial scale. In December 2018, Danimer acquired a fermentation facility in Winchester, Kentucky (the “Kentucky Facility”) and simultaneously entered into a long-term sale and leaseback transaction with a large, diversified commercial property REIT with respect to the Kentucky Facility and certain of its facilities located in Bainbridge, Georgia. Danimer embarked on a two-phase commissioning strategy for the Kentucky Facility. Danimer commenced scale-up fermentation runs in December 2019 and had completed several components of the Phase I improvements by the end of the third quarter of 2020 after investing approximately an additional $54.0 million since the acquisition of the Kentucky Facility, excluding capitalized interest. Of this total, $7 million in real-estate improvements for the Kentucky Facility were financed by the REIT and leased back to Danimer in May 2020. Once Phase I is producing at full capacity, Danimer expects to produce approximately 20 million pounds of finished product per year. Danimer believes that the capacity of the plant can be expanded by another 45 million additional pounds of finished product, bringing total plant capacity up to 65 million pounds per year, by investing approximately $100.0 million for the Phase II expansion. Phase II construction has commenced and Danimer expects Phase II to be completed by the end of 2021.

PLA-Based Resins

Since 2004, Danimer has been producing proprietary plastics using a natural plastic called Polylactic Acid (“PLA”) as a base resin. While PLA is produced by other biopolymer manufacturers, PLA has limited functionality in its neat (“unformulated”) form. Danimer purchases PLA and formulates it into bioplastic applications by leveraging the expertise of its chemists as well as its proprietary reactive extrusion process. Danimer’s formulated PLA products allow many companies to begin to use renewable and compostable plastics to meet their customers’ growing sustainability needs. Danimer was the first company in the world to create a bioplastic suitable for coating disposable paper cups to withstand the temperatures of hot liquids such as coffee. Danimer has expanded its product portfolio and now supplies customers globally.

Research and Development (“R&D”) and Other Services

Danimer’s technology team partners with global consumer product companies to develop custom biopolymer formulations for specific applications. R&D contracts are designed to develop a formulated resin using PHA, PLA and other biopolymers that can be run efficiently on existing conversion equipment. A successful R&D contract is expected to culminate in a supply agreement with the customer. Danimer’s R&D services not only provide revenue but also a pipeline of future products for Danimer.

In 2015, Danimer started making its production facilities and expertise available to process customer materials in accordance with their specifications and instructions. Danimer’s specialty tolling services primarily involve processing customer owned raw materials to assist them in addressing their extrusion capacity constraints or manufacturing challenges.

Comparability of Financial Information

Danimer’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination.

Business Combination and Public Company Costs

We were originally known as Live Oak Acquisition Corp. On December 29, 2020, Live Oak consummated the merger of its wholly-owned subsidiary Merger Sub, with and into Legacy Danimer, pursuant to the Merger Agreement. In connection with the Closing, Live Oak changed its name to Danimer Scientific, Inc.

Following the Closing, Legacy Danimer was deemed the accounting predecessor and will be the successor registrant for SEC purposes, meaning that Legacy Danimer’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC.

The Merger is accounted for as a reverse recapitalization. Under this method of accounting, Live Oak will be treated as the acquired company for financial statement reporting purposes. The most significant change in the successor’s future reported financial position and results are expected to be an estimated increase in cash (as compared to Legacy Danimer’s consolidated balance sheet at December 31, 2019) of approximately $379.0 million, assuming no material shareholder redemptions. Total non-recurring transaction costs are estimated at approximately $32 million, of which Legacy Danimer expects the substantial majority to be capitalized as an offset to equity. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Merger, Danimer is an SEC-registered and NYSE-listed company, which will require Danimer to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Danimer expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Factors Impacting Danimer’s Revenue

Danimer derives its revenue from product sales of PLA and PHA-based resins as well as from services such as R&D and tolling.

Danimer’s product revenue is significantly impacted by its ability to successfully scale the Kentucky Facility for commercial production of PHA. The completion of Phase I and Phase II of the Kentucky Facility will significantly increase Danimer’s capacity to produce and sell PHA, which is in high demand by its customers. Utilizing Danimer’s PHAs as a base resin significantly expands the number of potential applications for bioplastics and also enables Danimer to produce a resin that is not just compostable, but also fully biodegradable. Since Danimer just recently introduced its PHA on a commercial scale, Danimer’s product revenues are also impacted by the timing and success of customer trials and product degradation testing and certifications. Danimer’s product revenue from PLA-based resins is primarily impacted by the effective launch of new product offerings in new markets by its customers as well as the ability of its suppliers to continue to grow their production capacity of neat PLA. Finally, Danimer’s product revenue is impacted by its ability to deliver biopolymer formulations that can be efficiently run on customer conversion equipment and meet customer application specifications and requirements. Revenue from product sales is generally recognized when the finished products are shipped to customers as this represents the transfer of control of the product. Due to the highly specialized nature of Danimer’s products, Danimer does not offer its customers a right of return nor does Danimer offer rebates or volume discounts that would impact selling prices.

Danimer’s services revenue is primarily impacted by the timing of, and execution against, customer contracts. Research and development services generally involve milestone-based contracts to develop PHA-based solutions designed to a customer’s specifications and may involve single or multiple performance obligations with the transaction price being allocated to each performance obligation based on the standalone selling price of the performance obligation. Service revenues are recognized over time with progress measured using an input method based on personnel costs incurred to date as a percentage of total estimated personnel costs for each performance obligation within the contract. Upon the completion of research and development contracts, customers generally have the option to enter into long-term supply agreements with Danimer for the developed product solutions. Danimer’s ability to grow its services revenue depends on Danimer’s ability to develop a track record of developing successful biopolymer formulations for its customers and its ability to effectively transition those customer formulations to commercial scale production.

Factors Impacting Danimer’s Operating Expenses

Costs of revenue

Cost of revenue is comprised of costs of goods sold and direct costs associated with research and development service projects. Costs of goods sold consists of raw materials and ingredients, labor costs, related production overhead, rent and depreciation costs. Costs associated with research and development service contracts include labor costs, related overhead costs and outside consulting and testing fees incurred in direct relation to the specific service contract.

Selling, general and administrative expense

Selling, general and administrative expense consists of salaries, marketing expense, corporate administration expenses, stock-based compensation not allocated to research and development or costs of revenue personnel, and elements of depreciation, rent and facility expenses that are not directly attributable to direct costs of production or associated with research and development activities.

Research and development expense

Research and development expense include salaries, stock-based compensation, third-party consulting and testing fees, and rent and related facility expenses directly attributable to research and development activities not associated with revenue generating service projects.

Impacts Related to the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of COVID-19 to be a global pandemic and recommended containment and mitigation measures worldwide. In response, government authorities have issued an evolving set of mandates, including requirements to shelter-in-place, curtail business operations, restrict travel and avoid physical interaction. These mandates and the continued spread of COVID-19 have disrupted normal business activities in many segments of the global economy, resulting in weakened economic conditions. More recently, government mandates have been lifted by certain public authorities and economic conditions have improved in certain sectors of the economy relative to early in the second quarter. Certain regions of the world have experienced increasing numbers of COVID-19 cases, however, and if this continues and if public authorities intensify efforts to contain the spread of COVID-19, normal business activity may be further disrupted and economic conditions could weaken.

Our ability to continue to operate without any significant negative impacts will in part depend on our ability to protect our employees and our supply chain. We have endeavored to follow actions recommended by governments and health authorities to protect our employees, with particular measures in place for those working in our manufacturing and laboratory facilities. We have been able to broadly maintain our operations, and we intend to continue to work with our stakeholders (including customers, employees, suppliers and local communities) to responsibly address this global pandemic. However, uncertainty resulting from the global pandemic could result in an unforeseen disruption to our supply chain (for example a closure of a key manufacturing or distribution facility or the inability of a key material or transportation supplier to source and transport materials) that could impact our operations.

Although our revenue has continued to grow during the continuing global pandemic, we believe that some of our customers have deferred decision making and commitments regarding future orders and new contracts. The global pandemic has also resulted in delays in performing trials with new customers and obtaining certification for new products. We have also not observed any material impairments of our assets or a significant change in the fair value of assets due to the COVID-19 pandemic.

For additional information on risk factors that could impact our results, please refer to “Risk Factors” located elsewhere in this prospectus.

Key non-GAAP financial measures

This prospectus includes the non-GAAP financial measure “Adjusted EBITDA”. Danimer management views this metric as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss prior to interest income, interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges that Danimer may record each period such as stock-compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments; (ii) legal settlements; or (iii) other discrete expenses related to non-recurring items. Danimer believes these expenses and non-recurring charges are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Danimer believes that Adjusted EBITDA is useful to investors in evaluating its performance because the measure considers the performance of its operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes the non-GAAP metric offers additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA excludes certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results.

Critical accounting policies

The preparation of financial statements in conformity with GAAP requires Danimer’s management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition, stock-based compensation and leases. Danimer also has other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding its results, which are described in Note 2 to Legacy Danimer’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 appearing elsewhere in this prospectus.

Revenue recognition

Danimer recognizes revenue from product sales and services in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under ASC 606, Danimer recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that Danimer expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that are determined to be within the scope of ASC 606, Danimer performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Danimer only applies the five-step model to contracts when it is probable that Danimer will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, Danimer assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. Danimer then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Danimer derives its revenues primarily from: 1) research and development (R&D) services related to developing customized formulations of biodegradable and compostable resins based on polyhydroxyalkanoates (PHA); and 2) product sales of Danimer’s developed compostable resins based on polylactic acid (PLA), PHA and other renewable materials. R&D service revenues generally involve milestone-based contracts under which Danimer works with a customer to develop a PHA-based solution designed to the customer’s specifications, which may involve a single or multiple performance obligations. When an R&D contract has multiple performance obligations, Danimer allocates the transaction price to the performance obligations utilizing a cost-plus approach to estimate the stand-alone selling price, which contemplates the level of effort to satisfy the performance obligations, and then allocates the transaction price to each of the performance obligations based on the relative percentage of the stand-alone selling price. Danimer recognizes revenue for these R&D services over time with progress measured utilizing an input method based on personnel costs incurred to date as a percentage of total estimated personnel costs for each performance obligation identified within the contract. Upon completion of the R&D services, the customers have an option to enter into long-term supply agreements with Danimer for the product(s) that were developed within the respective contracts. Danimer concluded these customer options were not separate performance obligations, but instead were marketing offers as the options did not provide a material right to any of its customers. For Danimer’s product sales, Danimer generally produces and sells finished products to customers for which Danimer recognizes revenue upon shipment, which is typically when control of the underlying product is transferred to the customer and all other revenue recognition criteria have been met.

For its product sales, due to the highly specialized nature of its products, Danimer does not offer its customers any significant right of return, and therefore does not estimate amounts for sales returns and allowances. Danimer offers a standard quality assurance warranty related to the fitness of its finished goods. There are no other forms of variable consideration such as discounts, rebates or volume discounts that Danimer estimated to reduce its transaction price.

Stock-based compensation

Awards to employees have been granted with service conditions that affect vesting. Service-based only awards have graded vesting features, usually over three-year periods. Expense associated with service condition awards with graded vesting features is recognized on a straight-line basis over the requisite service period.

Stock-based compensation awards have a contractual life that ranges from less than one year to ten years and are recognized in the consolidated financial statements based on their grant date fair value. The fair value of each stock option award is estimated using an appropriate valuation method. Danimer uses a Black-Scholes option pricing model to value its option awards. The resulting value for the employee options is used for financial reporting purposes.

Upon adoption of ASU 2016-09 — Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting, Danimer has continued to estimate forfeitures. If the estimate of forfeitures exceeds the rate of pre-vesting cancellations, Danimer records a true-up to ensure that expense is fully recognized for awards that have vested.

Leases

Danimer accounts for leases in accordance with ASC 842, Leases, and determines if an arrangement is a lease at inception. Operating leases are included in right of use assets and lease liabilities on the Consolidated Balance Sheets. The right of use assets and lease liabilities are recognized as the present value of the future lease payments over the lease term at commencement date, adjusted for lease incentives, prepaid or accrued rent and unamortized initial direct costs, as applicable. As most of the leases do not provide a readily determinable rate implicit in the lease, Danimer uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. Danimer’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Danimer’s lease terms may include options to extend or terminate the lease, typically at its own discretion. Danimer evaluates the renewal options at commencement and when they are reasonably certain of exercise, Danimer includes the renewal period in its lease term.

Lease costs associated with operating leases consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Additional payments, such as insurance and property taxes, are recorded as incurred and are not included in the initial lease liability.

Recent accounting pronouncements

A discussion of recently issued accounting standards applicable to Danimer is described in Note 2, Significant Accounting Policies, in the Notes to Consolidated Financial Statements contained elsewhere in this prospectus.

Results of operations

Year ended December 31, 2019 compared to year ended December 31, 2018

Selected Consolidated Financial Data

	Year ended December 31,		Percentage
(in thousands)	2019	2018	Change
Revenue	$32,344	$30,454	6.2%
Cost of revenue	21,237	19,209	10.6%
Gross profit	11,107	11,245	-1.2%
Gross profit percentage	34.3%	36.9%	-7.0%
Operating expenses	21,509	12,437	72.9%
Gain on disposal of assets	(281)	(4,364)	-93.6%
Legal settlement	8,000	—	—
(Loss) income from operations	(18,121)	3,172	*
Interest expense	(3,475)	(3,232)	7.5%
Gain on NMTC loan extinguishment	5,550	—	—
Other income, net	617	319	93.4%
Income tax expense	(4,085)	(51)	*
Net (loss) income	$(19,514)	$208	*

Revenue

Total revenue for the year ended December 31, 2019 was $32.3 million which compares with total revenue of $30.5 million for the year ended December 31, 2018. The 6.2% increase in our revenue for the year ended December 31, 2019 compared to 2018 reflects a $3.7 million increase in revenue from research and development service projects offset by a $1.9 million reduction in product sales. Services revenue was $5.4 million for the year ended December 31, 2019 compared to $1.7 million for the year ended December 31, 2018. The increase in research and development services revenue was primarily attributed to the execution of a significant contract in December of 2018 and our performance under that contract during 2019. Product sales revenue, primarily attributed to PLA-based resin sales, amounted to $26.8 million for the year ended December 31, 2019 compared to $28.8 million for the year ended December 31, 2018. The decrease in product revenue resulted primarily from fluctuating demand year over year for a specific application of a recently introduced PLA solution for a developing consumer market application. Legacy Danimer had four customers that accounted for 65% of the total revenue for the year ended December 31, 2019, which compares to 59% of the total revenue for four customers during the year ended December 31, 2018. With the addition of the Kentucky Facility, Danimer has begun to produce PHA resins on a commercial scale thereby creating the potential for increased product revenue in 2020 and beyond.

Cost of revenue and gross profit

Gross margin percentage decreased to 34.3% from 36.9% for the year ended December 31, 2019 as compared to the year ended December 31, 2018. The slight decline in Legacy Danimer’s gross profit margin was primarily the result of incremental ramp up costs for the Kentucky Facility acquired in December 2018. As Danimer begins the production process of PHA resins in its new Kentucky Facility, Danimer expects to increase margins beginning in the latter portion of 2020 resulting primarily from the full-scale commercialization of the PHA production process. Danimer is already in the process of a Phase II expansion of PHA production capabilities at the Kentucky Facility and expects this expansion to be fully operational by the end of 2021.

Operating expense

Our operating expense is comprised of selling, general and administrative expense and research and development expense. Each of these functional areas include expenses related to salaries, stock-based compensation, and other general overhead expenses. Selling, general and administrative expense totaled $16.0 million for the year ended December 31, 2019 compared to $7.3 million for the year ended December 31, 2018. One of the primary components of operating expense, research and development expense was $5.5 million for the year ended December 31, 2019 and $5.1 million for the year ended December 31, 2018. This slight increase was the result of additional efforts around the development of PHA products. Overall, operating expense increased approximately 72.9% for the year ended December 31, 2019 as compared to the year ended December 31, 2018. This overall increase was primarily attributable to an increase in stock-based compensation of $4.4 million, an increase in corporate office rent expense of $2.4 million as a result of the sale and leaseback transaction, an increase in legal expense of $1.5 million primarily related to litigation, and increased general office expenditures. Danimer expects that its overall operating expense will increase in future periods commensurate with the expected growth of its business and increased expenditures associated with its status as an exchange listed public company.

Gain on disposal of assets

During the year ended December 31, 2019, Legacy Danimer recognized a gain on the disposal of assets of $0.3 million which compares to a gain on the disposal of assets totaling $4.4 million during the year ended December 31, 2018. During 2018, Legacy Danimer acquired its Kentucky Facility, including equipment, machinery and other personal property, for $23.0 million. Simultaneous with the acquisition, Legacy Danimer entered into a sale and leaseback transaction pursuant to which Legacy Danimer sold the Kentucky Facility and certain of its facilities located in Bainbridge, Georgia to the lessor for $30.0 million. Legacy Danimer recognized a net gain of $4.2 million for the year ended December 31, 2018 primarily from the portion of the sale and leaseback transaction related to its Bainbridge, Georgia facilities.

Legal settlement

Subsequent to December 31, 2019 and prior to the issuance of our consolidated financial statements as of and for the year ended December 31, 2019, Legacy Danimer agreed to a settlement of $8.0 million in connection with certain legal proceedings originating in 2015 related to a former executive and a related advisory contract. In connection with this settlement, Legacy Danimer recognized this liability during the year ended December 31, 2019. Further details regarding the settlement are contained in Note 16 of the notes to Legacy Danimer’s consolidated financial statements for the years ended December 31, 2019 and 2018 contained elsewhere in this prospectus.

Interest expense

Interest expense for the years December 31, 2019 and 2018 represents interest under loans and notes, and amortization of debt costs, net of interest capitalized for the year ended December 31, 2019. Long-term debt is described in Note 9 of the notes to Legacy Danimer’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 appearing elsewhere in this prospectus. Interest expense for the year ended December 31, 2019 increased 7.5% as compared to the year ended December 31, 2018. The increase in interest expense is primarily attributable to increased debt from additional borrowings throughout the year ended December 31, 2019, offset by $1.4 million of capitalized interest related to the purchase, modification and installation of machinery and equipment at the Kentucky Facility during 2019.

Gain on New Market Tax Credit (“NMTC”) loan extinguishment

During the year ended December 31, 2019, Legacy Danimer recognized a gain on the extinguishment of its NMTC loans totaling $5.6 million. The gain on this extinguishment is a result of the simultaneous repurchase of NMTC loans for a nominal amount from community development entities and the extinguishment of a leveraged loan receivable in July 2019 as further described in Note 6 of the notes to Legacy Danimer’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 contained elsewhere in this prospectus.

Other income, net

Other income, net for the years ended December 31, 2019 and 2018 amounted to income of $0.6 million and expense of $0.3 million, respectively. Other income, net for both periods relates primarily to interest income earned on leveraged loans receivable and other miscellaneous income.

Income tax expense

Income tax expense amounted to $4.1 million for the year ended December 31, 2019 which compares to $0.1 million for the year ended December 31, 2018. The primary increase in income tax expense is attributed to an increase in the valuation allowance. Legacy Danimer’s effective tax rate for the year ended December 31, 2019 was negative 26.4% compared to the federal statutory rate of 21.0%. The difference was primarily attributed to the recording of additional valuation allowance amounts, partially offset by provision to return estimate adjustments.

Net (loss) income

The net loss was $19.5 million for the year ended December 31, 2019 compared to net income of $0.2 million for the year ended December 31, 2018. The change from 2018 to 2019 was primarily attributable to increases in operating expense ($9.0 million), income taxes ($4.1) and legal settlement ($8.0 million) in 2019 as discussed in the sections above.

Adjusted EBITDA

Adjusted EBITDA was a negative of $1.6 million for the year ended December 31, 2019, a decrease of $4.8 million from Adjusted EBITDA of $3.2 million for the year ended December 31, 2018. The primary drivers of the decrease were a decrease in net income of $19.7 million as well as the gain on loan extinguishment which increased net income but is an addback for Adjusted EBITDA. This was offset by items that were adjusted from net loss including $8.0 million related to a legal settlement, increased stock compensation expense and income tax expense.

The following is a reconciliation of net (loss) income to Adjusted EBITDA for the years ended December 31, 2019 and 2018:

	For the years ended December 31,
(in thousands)	2019	2018
Net (loss) income	$(19,514)	$208
Interest expense, net of interest income	3,135	2,880
Depreciation and amortization	3,507	3,538
Income tax expense	4,085	51
Stock-based compensation	5,271	869
Legal settlement	8,000	—
Gain on loan extinguishment	(5,550)	—
Gain on disposal of fixed assets	(281)	(4,364)
Other income (expense), net	(277)	33
Adjusted EBITDA	$(1,624)	$3,215

Nine months ended September 30, 2020 compared to nine months ended September 30, 2019

The following table sets forth Legacy Danimer’s unaudited statements of operations data for the nine months ended September 30, 2020 and 2019, respectively. Legacy Danimer has prepared the nine-month data on a consistent basis with the audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 included in this prospectus. In the opinion of Danimer’s management, the unaudited nine-month financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data.

	Nine months ended September 30,		Percentage
(in thousands)	2020	2019	Change
	(unaudited)	(unaudited)
Revenue	$35,306	$23,615	49.5%
Cost of revenue	25,058	15,438	62.3%
Gross profit	10,248	8,177	25.3%
Gross profit percentage	29.0%	34.6%	-16.2%
Operating expense	14,743	15,315	-3.7%
Gain on disposal of assets	(9)	(281)	-96.8%
Legal settlement	—	8,000	-100.0%
Loss from operations	(4,486)	(14,857)	-69.8%
Interest expense	(1,431)	(2,827)	-49.4%
Gain on NMTC loan extinguishment	—	5,550	-100.0%
Other income, net	297	520	-42.9%
Income tax expense	—	(4,137)	-100.0%
Net loss	$(5,620)	$(15,751)	-64.3%

Revenue

Revenue for the nine months ended September 30, 2020 was $35.3 million compared to $23.6 million for the same period in 2019. Revenue from product sales totaled $31.0 million for the nine months ended September 30, 2020 which compares to $19.4 million for the same period in 2019. The increase in revenue is primarily attributable to an increase in PLA-based product sales of $9.2 million and an increase in PHA-based product sales of $2.4 million for the nine-month period ended September 30, 2020. The increase in PLA-based product sales is primarily the result of increasing customer demand for a specific application of a recently introduced PLA solution for a developing consumer market application. Additionally, some of our customers purchasing PLA-based products decided to increase their inventory levels to protect against potential supply chain disruptions that may arise due to the spread of the COVID-19 virus. Revenue from research and development services totaled $4.3 million for the nine months ended September 30, 2020 compared to $4.2 million for the nine months ended September 30, 2019. The slight increase in service revenue for the nine months ended September 30, 2020 compared to the same period in 2019 relates primarily to a $0.3 million decrease in research and development service activity, offset by a $0.4 million increase in tolling services. Legacy Danimer has two customers that accounted for 53% of the total revenue for the nine months ended September 30, 2020, which compares with five customers that accounted for 75% of the total revenue during the nine months ended September 30, 2019.

Cost of revenue and gross profit

Cost of revenue for the nine months ended September 30, 2020 was $25.1 million compared to $15.4 million for the nine months ended September 30, 2019. The increase in cost of revenue for the nine months ended September 30, 2020 over the same period in 2019 is a direct result of the increase in the products sold and shipped during the period. Gross margin percentage decreased to 29.0% from 34.6% for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019. The decline in Legacy Danimer’s gross profit margin was primarily the result of commencing limited PHA manufacturing activities in the nine months of 2020 at the Kentucky Facility and the incurrence of associated incremental ramp-up costs. There were no PHA related manufacturing activities at the Kentucky Facility allocated to cost of revenue in the first nine months of 2019.

Operating expense

Operating expense for the nine months ended September 30, 2020 decreased by $0.6 million, or 3.7%, compared to the same period in 2019. Selling, general and administrative expense for the nine months ended September 30, 2020 totaled $9.2 million compared to $11.8 million for the nine months ended September 30, 2019. The decrease in selling, general and administrative expense is attributed primarily to a reduction in stock-based compensation of $4.7 million. This was partially offset by a $2.1 million increase in research and development expense for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019 ($5.6 million compared to $3.5 million). The increase in research and development expense period over period was primarily attributed to increased salaries of $1.0 million, increased third-party consulting fees of $0.4 million, and increased legal services of $0.5 million. The decrease in selling, general and administrative expense was further offset by an increase in salaries of $0.8 million, as well as increases in general office expense and legal expense.

Gain on disposal of assets

The gain on disposal of assets was negligible for the nine months ended September 30, 2020 compared to $0.3 million for the nine months ended September 30, 2019. The gain on the disposal of assets during the nine months ended September 30, 2019 is attributed to the sale of miscellaneous machinery and equipment that was no longer being utilized by Legacy Danimer.

Legal settlement

Subsequent to December 31, 2019, and prior to the issuance of any financial statements of Legacy Danimer containing 2019 results of operation for any period, Legacy Danimer agreed to a settlement of $8.0 million in connection with certain legal proceedings originating in 2015 related to a former executive and a related advisory contract. In connection with this settlement, Legacy Danimer recognized this liability during the six months ended June 30, 2019. Further details regarding the settlement are contained in Note 11 of the notes to Legacy Danimer’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2020 and 2019 contained elsewhere in this prospectus.

Gain on NMTC loan extinguishment

During the nine months ended September 30, 2019, Legacy Danimer recognized a gain on the extinguishment of its NMTC loans totaling $5.6 million. The gain on this extinguishment is a result of the simultaneous repurchase of NMTC loans for a nominal amount from community development entities and the extinguishment of a leveraged loan receivable in July 2019 as further described in Note 6 of the notes to Legacy Danimer’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 contained elsewhere in this prospectus.

Interest expense

Interest expense for the nine months ended September 30, 2020 decreased by $1.4 million as compared to the nine months ended September 30, 2019 primarily resulting from the capitalization of $3.1 million of interest for the nine months ended September 30, 2020 compared to $0.8 million for the same period in 2019. The interest capitalization primarily relates to the purchase, modification and installation of machinery and equipment at the Kentucky Facility.

Other income, net

Other income, net for the nine months ended September 30, 2020 and 2019 amounted to $0.3 million and $0.5 million, respectively. Other income, net for both periods relates primarily to interest income earned on leveraged loans receivable and other miscellaneous income.

Income tax expense

For the nine months ended September 30, 2020, Legacy Danimer had an effective tax rate of 0%. Legacy Danimer’s effective tax rate differs from the federal statutory rate of 21% due to Legacy Danimer’s net loss position and full valuation allowance.

Income tax expense amounted to $4.1 million for the nine months ended September 30, 2019 and Legacy Danimer’s effective tax rate was negative 35.6%. The income tax expense for the nine months ended September 30, 2019 is attributed to an increase in our valuation allowance. Legacy Danimer’s effective tax rate differs from the federal statutory rate of 21% due to Legacy Danimer’s net loss position and full valuation allowance being recorded.

At September 30, 2020, Legacy Danimer continues to maintain a full valuation allowance against its net deferred tax assets due to the uncertainty surrounding realization of such assets. There have been no significant changes in the estimated uncertain tax benefits recorded as of September 30, 2020.

Net loss

The net loss was $5.6 million for the nine months ended September 30, 2020 compared to a net loss of $15.8 million for the nine months ended September 30, 2019. The change from 2019 to 2020 was primarily attributable to increased revenue and related gross profit ($2.1 million) for 2020 and the impact of the legal settlement ($8.0 million) recorded in 2019 as discussed in the sections above.

Adjusted EBITDA

Adjusted EBITDA was a negative $0.9 million for the nine months ended September 30, 2020, a decrease of $1.5 million from Adjusted EBITDA of $0.6 million for the nine months ended September 30, 2019. While our GAAP net loss was significantly improved in the 2020 period compared to the 2019 period, there was a net period to period decrease of items totaling $11.7 million which were adjusted out of the nine months ended 2019 Adjusted EBITDA calculation compared to the nine months ended 2020 Adjusted EBITDA amount. These included legal settlement expense, income tax expense, and stock compensation expense offset by gain on loan extinguishment.

The following is a reconciliation of net loss to Adjusted EBITDA for the nine months ended September 30, 2020 and 2019:

	For the nine months ended September 30,
(in thousands)	2020	2019
	(unaudited)	(unaudited)
Net loss	$(5,620)	$(15,751)
Interest expense, net of interest income	1,169	2,569
Depreciation and amortization	2,788	2,630
Income tax expense	—	4,137
Stock-based compensation	523	5,114
Legal settlement	—	8,000
Gain on loan extinguishment	—	(5,550)
Gain on disposal of fixed assets	(9)	(281)
Merger transaction costs	247	—
Other income (expense), net	(35)	(261)
Adjusted EBITDA	$(937)	$607

Liquidity and capital resources

Danimer’s primary sources of liquidity are cash generated from operations, cash generated from equity issuances, and borrowings from various debt issuances. Legacy Danimer had an accumulated deficit of $54.7 million and $49.1 million as of September 30, 2020 and December 31, 2019, respectively. As of September 30, 2020, Legacy Danimer had $4.9 million in cash and cash equivalents and a deficit in working capital of $6.2 million. As of December 31, 2019, Legacy Danimer had $6.3 million in cash and cash equivalents and a deficit in working capital of $15.0 million. While Danimer believes it has established an ongoing source of revenue that is sufficient to cover its ongoing operating costs,

Danimer is currently experiencing a period of limited liquidity resulting from the build-up of inventory and the opening of its Kentucky Facility.

2019 Debt Financings

In March 2019, Legacy Danimer entered into a term loan for $30.0 million which is secured by all real and personal property of Legacy Danimer (the “Senior Secured Term Loan”). Proceeds of the Senior Secured Term Loan were used to repay Legacy Danimer’s original term loan, notes payable to stockholders and other notes payable amounting to $13.6 million, and the remainder for general corporate purposes. Interest on amounts outstanding under the Senior Secured Term Loan is payable monthly at the greater of (a) 2.25% or (b) three-month LIBOR Rate, plus 4.50%. Legacy Danimer also entered into a subordinated term loan for $10.0 million which is secured by substantially all real and personal property of Danimer Scientific Holdings, LLC and its subsidiaries but is subordinate to all other existing lenders (the “Subordinated Secured Term Loan” and, together with the Senior Secured Term Loan, the “Term Loans”). Proceeds of the Subordinated Secured Term Loan were used for general corporate purposes. The base interest rate is the “Prime Rate” as quoted by the Wall Street Journal plus 2.75%. Legacy Danimer has the option to elect to pay up to two percent (2.00%) of any interest payable in any fiscal quarter by adding such interest payment to the principal balance of the Subordinated Secured Term Loan (“PIK Interest”). In connection with the terms of the Subordinated Secured Term Loan, the lender purchased 16,667 shares of Legacy Danimer Common Stock for $1.0 million.

In July 2020, Legacy Danimer executed an amendment to its Senior Secured Term Loan such that the applicable margin in the interest rate formula changed from 4.50% in all cases to a five-level tiered amount ranging from 4.50% if the consolidated senior leverage ratio of Danimer Scientific Holdings, LLC and its subsidiaries is less than 1.50 to 1.00, to as high as 6.35% if such consolidated senior leverage ratio is greater than 2.25 to 1.00. When the amendment was executed, the applicable margin was 6.35%. The applicable margin will remain 6.35% until the first day of the first full fiscal quarter after the delivery of the annual audited financial statements for the year ending December 31, 2020. Thereafter, the applicable margin will be adjusted on a quarterly basis. The credit agreements governing the Term Loans contain various affirmative and negative covenants that restrict Danimer’s operations. Danimer’s credit agreement governing the Senior Secured Term Loan requires that Danimer Scientific Holdings, LLC and its subsidiaries comply with the following financial covenants for the fiscal quarter ending September 30, 2020: (a) a quarterly consolidated maximum senior leverage ratio of 6.15 to 1.00 and (b) a consolidated minimum fixed charge coverage ratio of 0.70 to 1.00. The financial covenants for the Senior Secured Term Loan become more restrictive over time. The credit agreement governing the Subordinated Secured Term Loan requires that Danimer Scientific Holdings, LLC and its subsidiaries comply with minimum consolidated adjusted EBITDA of approximately $4.0 million for the fiscal quarter ended September 30, 2020, which level increases over time and through the fiscal quarter ended June 30, 2021. Beginning in the fiscal quarter ended June 30, 2021, the Subordinated Secured Term Loan requires that Danimer Scientific Holdings, LLC and its subsidiaries to comply with the following financial covenants: (a) a quarterly consolidated maximum senior leverage ratio of 5.00 to 1.00 and (b) a consolidated minimum fixed charge coverage ratio of 1.00 to 1.00. The financial covenants for the Subordinated Secured Term Loan become more restrictive over time. Legacy Danimer was in compliance with its financial covenants for the fiscal quarter ending September 30, 2020.

In April and November 2019, Legacy Danimer entered into NMTC notes in the amounts of $9.0 million and $12.0 million, respectively. Proceeds of these NMTC notes were primarily used to purchase and install new equipment at Legacy Danimer’s facilities in Bainbridge, Georgia and Winchester, Kentucky. Legacy Danimer makes interest-only payments on a quarterly basis with interest calculated annually at approximately 1.96%. on the $9.0 million note and under the same terms at a rate of 1.06% on the $12.0 million note.

In November and December 2019, Legacy Danimer issued convertible notes payable with an aggregate principal amount of $8.3 million. The proceeds of the convertible notes were used for general corporate purposes. These convertible notes were issued at a 4% discount and bear an annual interest rate of 8%, payable monthly. The convertible notes contain an option for Legacy Danimer to capitalize and add any interest payments to the principal amount of the convertible note (“PIK Interest”). Such PIK Interest bears the same interest rate as the original principal of the notes. The convertible notes may be converted into shares of Legacy Danimer Common Stock at the option of the holder by dividing the amount of principal and accrued interest due under the note by the lesser of (i) $60 per share and (ii) the price per share at which shares of equity securities were offered in the most recent stock offering, as described in Note 9 of Legacy Danimer’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 appearing elsewhere in this prospectus.

2019 Equity Financings

At various times during 2019, Legacy Danimer sold 155,869 shares of Legacy Danimer Common Stock for $8.8 million, net of issuance costs, which compares to the sale of 61,752 shares of Legacy Danimer Common Stock for $3.5 million, net of issuance costs, during 2018.

2020 Debt Financings

In January 2020, Legacy Danimer issued convertible notes in an aggregate principal amount of $2.3 million. The convertible notes bear interest at 8% payable monthly. The proceeds of the convertible notes were used for general corporate purposes. The convertible notes may be converted into shares of Legacy Danimer Common Stock at the option of the holder by dividing the amount of principal and accrued interest due under the note by the lesser of (i) $60 per share and (ii) the price per share at which shares of equity securities were offered in the most recent stock offering.

In April 2020, Legacy Danimer received $1.8 million in funds under the Paycheck Protection Program (the “PPP Loan”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. The PPP Loan is being used to retain employees, as well as other permitted uses under the terms and conditions of the PPP Loan program.

In August 2020, Legacy Danimer issued an additional $0.4 million of convertible notes under terms similar to those discussed above; however, these notes were not issued at a discount. These notes may be converted into shares of Legacy Danimer Common Stock at the option of the holder by dividing the amount of principal and accrued interest due under the note by the lesser of (i) $63 and (ii) the price per share at which shares of equity securities were offered in the then most recent stock offering.

In September 2020, a convertible debt noteholder converted their note with a principal plus accrued interest balance of approximately $0.7 million into 10,912 shares of Legacy Danimer Common Stock based on a conversion price of $60 per share as defined in the applicable debt agreement.

2020 Equity Financings

During the nine months ended September 30, 2020, Legacy Danimer sold 460,985 shares of Legacy Danimer Common Stock for $29.0 million, net of issuance costs. In addition, during the nine months ended September 30, 2020, 11,025 nonemployee stock options were exercised for aggregate proceeds of $0.3 million.

Cash flows for the years ended December 31, 2019 and 2018

The following table summarizes Legacy Danimer’s cash flows from operating, investing and financing activities for the years ended December 31, 2019 and 2018:

	For the years ended December 31,
(in thousands)	2019	2018
Net cash (used in) provided by operating activities	$(1,673)	$323
Net cash (used in) provided by investing activities	$(49,093)	$2,811
Net cash provided by (used in) financing activities	$53,498	$(453)

Cash flows from operating activities

Net cash used in operating activities was $1.7 million during 2019 compared to net cash provided by operating activities of $0.3 million during comparable period for 2018. The period to period change was primarily attributable to an increase in net loss (after adjusting for non-cash items) and decreases in Legacy Danimer’s accounts receivable, and increases in inventory partially offset by increases in its accounts payable, and accrued and other long-term liabilities.

Cash flows from investing activities

For the year ended December 31, 2019, Legacy Danimer used $36.6 million for the purchase of property, plant and equipment which compares to $5.6 million for the purchase of property, plant and equipment for the year ended December 31, 2018. During the year ended December 31, 2019, Legacy Danimer invested $13.4 million in leveraged loans related to NMTC financing arrangements. During the year ended December 31, 2018, proceeds from the sale of property, plant and equipment totaled $8.4 million compared to $0.9 million during the year ended December 31, 2019 primarily attributable to the sale and leaseback transaction discussed above. Danimer is currently in the process of seeking financing to further expand its Kentucky Facility and plans to invest approximately $100.0 million toward that expansion.

Cash flows from financing activities

For the year ended December 31, 2019, net cash provided by financing activities was $53.5 million which represented the proceeds from sale of Legacy Danimer Common Stock, net of issuance costs, and proceeds from long-term debt, net of deferred financing costs, which was offset by the repurchase of Legacy Danimer Common Stock and repayments of Legacy Danimer’s long-term debt. This compares to net cash used in financing activities for the year ended December 31, 2018 of $0.5 million which represented the proceeds from long-term debt, net of costs, proceeds from the issuance of Legacy Danimer Common Stock, net of issuance costs, and the exercise of warrants, offset by the repayments of long-term debt and the repurchase of Legacy Danimer Common Stock.

Cash flows for the nine months ended September 30, 2020 and 2019

The following table summarizes Legacy Danimer’s cash flows from operating, investing and financing activities for the nine months ended September 30, 2020 and 2019:

	For the nine months ended September 30,
(in thousands)	2020	2019
	(unaudited)	(unaudited)
Net cash used in operating activities	$(9,626)	$(2,764)
Net cash used in investing activities	$(25,958)	$(28,291)
Net cash provided by financing activities	$32,457	$34,657

Cash flows from operating activities

Net cash used in operating activities was $9.6 million during the nine months ended September 30, 2020 compared to net cash used in operating activities of $2.8 million during the comparable period for 2019. The period to period change was primarily attributable to increases in our accounts receivable, inventory, and other current assets, partially offset by decreases in accounts payable, and accrued and other liabilities, as well as to a decrease in net loss (after adjusting for non-cash items).

Cash flows from investing activities

For the nine months ended September 30, 2020, Legacy Danimer used $33.3 million for the purchase of property, plant and equipment which compares to $22.9 million for the purchase of property, plant and equipment for the nine months ended September 30, 2019. During the nine months ended September 30, 2019, Legacy Danimer invested $6.3 million in leveraged loans related to NMTC financing arrangements. During the nine months ended September 30, 2020, proceeds from the sale of property, plant and equipment totaled $7.3 million compared to $0.9 million during the nine months ended September 30, 2019 primarily attributable to the sale of unused machinery and equipment. Danimer is currently in the process of further expanding its Kentucky Facility and plans to invest approximately $100.0 million toward that expansion.

Cash flows from financing activities

For the nine months ended September 30, 2020, net cash provided by financing activities was $32.5 million which represented the proceeds from sale of Legacy Danimer Common Stock, net of issuance costs, proceeds from the exercise of stock options, and proceeds from long-term debt, net of deferred financing costs, which was offset by repayments of Legacy Danimer’s long-term debt. This compares to net cash provided by financing activities for the nine months ended September 30, 2019, which was $34.7 million and which represented the proceeds from long-term debt, net of costs, proceeds from NMTC financing arrangements and proceeds from the issuance of Legacy Danimer Common Stock, net of issuance costs, offset by the repayments of long-term debt, cash paid for financing costs and the repurchase of Legacy Danimer Common Stock.

Commitments and Contractual Obligations

In the normal course of business, Danimer enters into various contractual obligations that impact, or could impact, its liquidity. The table below outlines Legacy Danimer’s projected cash payments for material obligations at December 31, 2019. Also refer to Note 16 to the accompanying consolidated annual financial statements as of and for the years ended December 31, 2019 and 2018 appearing elsewhere in this prospectus for further information on Legacy Danimer’s commitments and contractual obligations.

	Payments Due by Period:
(in thousands)	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Long-term debt obligations(1)	$80,184	$1,626	$3,465	$34,093	$41,000
Convertible notes(2)	8,267	8,267	—	—	—
Interest expense on long-term debt(3)	9,484	3,086	4,521	1,877	—
Operating lease obligations(4)	57,661	2,525	5,201	5,412	44,523
Purchase commitments(5)	10,751	10,751	—	—	—
Total	$166,347	$26,255	$13,187	$41,382	$85,523

(1)	Reflects principal payments (but not interest expense) on Legacy Danimer’s long term debt obligations. See note 9 to Legacy Danimer’s consolidated annual financial statements for the years ended December 31, 2019 and 2018 included elsewhere in this prospectus for information regarding Legacy Danimer’s long term debt obligations.
(2)	Reflects principal payments (but not interest expense) on Legacy Danimer’s convertible debt obligations. See note 9 to Legacy Danimer’s consolidated annual financial statements for the years ended December 31, 2019 and 2018 included elsewhere in this prospectus for information regarding Legacy Danimer’s convertible debt obligations.
(3)	Reflects interest payments under Legacy Danimer’s long-term and convertible debt obligations. See note 9 to Legacy Danimer’s consolidated annual financial statements for the years ended December 31, 2019 and 2018 included elsewhere in this prospectus for information regarding the interest rates on Legacy Danimer’s long-term and convertible debt obligations.
(4)	Reflects future minimum lease payments under non-cancellable operating leases with original terms exceeding one year.
(5)	Reflects purchase commitments related to raw material purchase orders and capital expenditure purchase commitments.

Off balance sheet arrangements

As of the date of this prospectus, Legacy Danimer does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with Legacy Danimer is a party, under which it has any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Currently Legacy Danimer does not engage in off-balance sheet financing arrangements.

Emerging Growth Company Status

We are an emerging growth company (“EGC”), as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the closing of Live Oak’s initial public offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

Quantitative and Qualitative Disclosures About Market Risk

Legacy Danimer’s operations expose Legacy Danimer to a variety of market risks. Legacy Danimer monitors and manages these financial exposures as an integral part of its overall risk management program.

Interest Rate Risk

Certain of Legacy Danimer’s outstanding indebtedness bears interest at a floating rate. As a result, Legacy Danimer may be exposed to fluctuations in interest rates to the extent of its borrowings under these arrangements. Legacy Danimer does not currently engage in any hedging or derivative instruments to attempt to offset this risk. Based on the total amount of variable debt outstanding as of December 31, 2019, if the three-month LIBOR and Prime Rate increase by 1.0% due to normal market conditions, Legacy Danimer’s interest expense will increase by approximately $0.4 million per annum.

Legacy Danimer had $38.5 million of borrowings under loans with variable rates as of December 31, 2019.

Foreign Currency Risk

Legacy Danimer’s operations are primarily conducted in the United States. While Legacy Danimer does generate revenue from customers in Europe, all of its contracts have been executed in U.S. Dollars and it has no foreign operations or recurring expenses. Legacy Danimer does not hedge any limited risk to fluctuations in foreign currency rates.

Commodity Risk

The primary raw commodity Legacy Danimer purchases and consumes in the production of its PHA is canola oil. Legacy Danimer’s formulated resins include raw materials purchased from third parties, including PLA. The PLA we purchase is derived from dextrose “sugar” that is derived from corn, sugar beets and sugar cane among others. A significant change in the prices of these crops could materially impact Legacy Danimer’s operating results. Legacy Danimer does not currently engage in any hedging or derivative instruments to attempt to offset this risk.

BUSINESS

Overview

Danimer is a performance polymer company specializing in bioplastic replacements for traditional petrochemical-based plastics. Danimer, through its principal operating subsidiaries, Meredian, Inc., Danimer Scientific, L.L.C. and Danimer Scientific Kentucky, Inc., brings together innovative technologies to deliver renewable, environmentally friendly bioplastic materials to global consumer product companies. We have core competencies in fermentation process engineering, chemical engineering and polymer science. In addition, we have created an extensive intellectual property portfolio to protect our innovations which, together with our technology, serves as a valuable foundation for our business and future industry collaborations. We primarily market our products to manufacturers in the plastics industry seeking to address environmental, public health, renewability, certification, composting and biodegradability concerns because of customer perceptions or government regulations.

We believe that we are the only commercial company in the bioplastics market to combine the production of a base polymer along with the reactive extrusion capacity in order to give customers a “drop-in” replacement for a wide variety of petrochemical-based plastics. Our process uses sustainably sourced canola oil. Our proprietary extraction and extrusion processes are cost competitive and leave almost no carbon footprint. Our customized formulations enable us to team up with other makers of biobased products to create an even wider range of goods. Our scalable production capacity and modular manufacturing model will soon enable us to serve an increasingly large customer base. An industry leader as gauged by its over 16-year history, a patent portfolio of over 150 patents and pending patent applications worldwide, supply agreements with some of the largest consumer packaged goods (CPG) companies and numerous awards, including PLASTICS Industry Association’s 2020 Innovation in Bioplastics award, Danimer is one of the few companies anywhere in the world to achieve this level of sustainability in biopolymer products and processes.

Our Technologies

PHA Technology Platform

Danimer is a leading producer of polyhydroxyalkanoate (“PHA”), which occurs naturally in living organisms and are chemically similar to polyesters. PHAs serve as a biodegradable plastic alternative to petrochemical-based plastics. Since 2020, Danimer has sold PHAs commercially under its proprietary Nodax® brand name for usage in a wide variety of plastic applications including water bottles, straws, food containers, among others. Our PHA biopolymers are formulated to meet the biodegradability requirements for ASTM International and European (EN) standards. Our PHA is also FDA-approved for food contact and will biodegrade aerobically or anaerobically in soil, water and industrial or home compost within three to six months depending on conditions.

Danimer originally acquired its PHA technology from Procter & Gamble in 2007. PHAs are made through a fermentation process in which bacteria consume vegetable oil and produce PHA within their cell membranes as energy reserves. Danimer harvests the excess PHA from the bacteria, purifies and filters it before extruding it into a pellet, which is sold to our customers. We believe PHAs are a complete replacement for petrochemical-based plastics with the added benefit that our customers in most cases are not required to purchase new equipment in order to switch to using Danimer’s bio-plastics products. Utilizing PHAs as a base resin significantly expands the number of potential applications for bioplastics in the plastics industry and also enables Danimer to produce resin that is not just compostable, but also fully biodegradable.

PLA Technology Platform

Danimer also creates proprietary plastics using the natural plastic Polylactic Acid (“PLA”) as a base resin and has been in this line of business since 2004. Danimer’s reactive extrusion technology has allowed many companies to begin to use renewable and compostable plastics to meet their customers’ growing sustainability needs. Danimer is a pioneer in bioplastics technology, demonstrated by early successes such as creating a bioplastic suitable for coating disposable paper cups to withstand the temperatures of hot liquids such as coffee. Danimer has expanded its product portfolio and now supplies customers globally. Danimer has two primary manufacturing platforms: reactive extrusion and polymer synthesis. In reactive extrusion, new polymers are made by combining PLA with other plant-based materials or minerals, to be able to meet the needs of customers that cannot use non-formulated neat PLA. In polymer synthesis, new proprietary polymers are made in reactors (vertical tanks with ability to control pressure, heat, agitation, pH, etc.) and then pelletized. In addition to the plastics developed by Danimer, Danimer also toll manufactures for customers that need the unique extruder or reactor setup employed by Danimer for new or scale-up production. Our PLA-based biopolymers are formulated to meet the biodegradability requirements for ASTM International and European (EN) standards.

The Plastics Market and Competitive Landscape

The plastics market is large, with many established players. The market has grown around the chemical processing of oil and natural gas, and is concentrated in the conventional, non-biodegradable petroleum-based segment.

Established companies in this segment include The Dow Chemical Company (“Dow Chemical”), E.I. DuPont de Nemours and Company (“DuPont”), BASF Corporation (“BASF”), INEOS USA LLC, LyondellBasell Industries N.V., Saudi Basic Industries Corporation and Mitsubishi Chemical Corporation (“Mitsubishi Chemical”), among many others. The price of conventional petroleum-based plastic is volatile, as it is dependent on petroleum as a key manufacturing input. In addition, the non-biodegradability of conventional petroleum-based plastics makes them persistent in and harmful to the environment and creates significant waste.

Competitive companies that produce bioplastics include: Kaneka Corporation (produces the biopolymer PHBH); and Novamont S.p.A. (makes polybutylene adipate terephthalate (PBAT)).

Danimer PHA biopolymers offer a broad range of properties and processing options and can address a large portion of the opportunities for environmentally attractive yet functionally equivalent alternatives to conventional petroleum-based plastics. Unlike PLA and most starch-based composite biodegradables, Danimer biopolymers can:

●	biodegrade in natural soil and water environments, including the marine environment;

●	remain functional through a wide range of temperatures; and

●	not break down in everyday use.

Market Opportunity

General: Globally, over 800 billion pounds of plastic are produced each year. We believe that both PHA and PLA are excellent replacements for commercial plastics created with synthetic polymers derived from petrochemicals. Danimer believes that PHA is a competitive replacement for polypropylene (PP), polyethylene (PE), polystyrene (PS), and polyethylene terephthalate (PET) plastics. These plastics represent over 63% of traditional petrochemical-based plastic worldwide, so there is potential for PHAs to replace over 500 billion pounds of plastic applications annually.

The bioplastics industry is diverse and rapidly evolving. As companies continue to innovate new bioplastic products to meet existing and future customer needs, the industry is expected to expand substantially. Bioplastics are used in a wide range of applications, including packaging, adhesives, food additives, food service items and many others. Bioplastics are a key segment of the plastics industry and offer a renewably sourced replacement for traditional petrochemical-based plastics with additional benefits such as compostability, biodegradability and enhanced safety.

Environmental: Opportunities arising from the plastics industry’s negative environmental impacts include a demand for an alternative of more products and packaging using sustainable, renewable and non-petroleum resources. Additionally, we believe there is heightened demand for biodegradable and compostable materials, as well as materials that facilitate greater safety for the public and the environment. A 2018 global corporate sustainability report by Nielsen found consumers in global markets are motivated to be more environmentally conscious with their purchases. In light of this sentiment, companies are looking for ways to divert landfill waste and environmental waste with the use of bioplastics. With the “end of life” scenarios that bioplastics provide, these companies are now testing new materials to be more proactive in reducing the global pollution problem.

Public Health: Manufacturers of products that are used for food packaging or food services may place priority on the development of bioplastics that eliminate the potentially negative health effects of petrochemical-based plastics. While not yet conclusive, some scientific research suggests that polystyrene, PVC, polyethylene and many other traditional plastics may be linked to certain cancers, endocrine disruptions, digestive dysfunctions, impaired immune function and other serious health issues. We believe that this perception of traditional plastics, especially in food contact applications, is driving numerous product manufacturers toward the use of non-petrochemical-based plastics.

Renewability: Some manufacturers place an even greater emphasis on renewability rather than biodegradability or compostability of materials. In Europe, many manufacturers place higher priority on renewability simply because of consumer perceptions and governmental regulations.

Certification: The certification of materials in the bioplastics industry is based upon third-party standards that establish criteria for labeling materials and products. Certifications are important to brand owners and consumers as they give assurance that materials have been rigorously tested and vetted. Once certification has been achieved for our products, Danimer and its customers are authorized to utilize labels indicating the bioplastic meets certification guidelines, which we believe give consumers greater confidence in our products.

Business Strategy

Our goal is to build a commercially successful biopolymers business, with attractive margins, based on the unique properties of our PHA and PLA biopolymers. To achieve this goal, we are developing and commercializing biopolymers in a range of applications. We believe this will provide an attractive base of commercial opportunities for Danimer, creating value for our business and our customers and generating leading intellectual property positions in the field.

Key elements of our strategy include:

●	Expansion of our Kentucky Facility. In order to meet the increasing demand for PHA, in December 2018, Danimer purchased an idled fermentation facility in Kentucky that was well-suited for the commercial production of PHA (the “Kentucky Facility”) and simultaneously entered into a sale and leaseback transaction with a large, diversified commercial property REIT with respect to the Kentucky Facility and certain of its facilities located in Bainbridge, Georgia. Danimer has embarked on a two-phase commissioning strategy for the Kentucky Facility. When acquired, the Kentucky Facility included fermentation capacity, some downstream processing equipment and warehouse space. Phase I of the production capacity buildout at the Kentucky Facility, several components of which were complete as of the end of the third quarter of 2020, involved the retrofitting of the facility to startup the three smaller fermenters, removing existing equipment not needed for our PHA-production process, and adding downstream processing equipment necessary to process PHA from those three fermenters. Phase I also included the necessary extrusion equipment to create the final formulated bioplastic. Danimer commenced scale-up fermentation runs in December 2019. Phase I capacity is approximately 20 million pounds of finished product per year. Danimer believes that the capacity of the plant can be expanded by another 45 million additional pounds of finished product, bringing total plant capacity up to 65 million pounds per year, by investing approximately $100 million for Phase II production capacity expansion. Phase II construction has commenced and Danimer expects Phase II to be completed by the end of 2021. Phase II will involve retrofitting two more fermenters that already exist in the Kentucky Facility. Phase II will also include three new buildings and the expansion of one existing building to house the additional downstream processing equipment and extrusion equipment needed to handle the increased output from the two larger fermenters.

●	Greenfield Facilities. Danimer has begun exploring construction of new fermentation plants in order to further expand its production capability of PHA. In 2020, Danimer intensified those efforts by engaging with its engineering partner to design an optimal commercial production module for future greenfield PHA plants.

●	Research and Development. As part of its long-term growth strategy, Danimer is seeking to expand on the number PHA research and development (“R&D”) contracts that it has with global consumer product companies. R&D contracts themselves provide revenue to Danimer. Additionally, a successful R&D process is expected to culminate in a supply agreement with the customer. As customers’ products are moved from R&D to commercialization, new customer R&D contracts can be signed, which we believe will result in a pipeline of future products. As our PHA production capacity expands, through completion of Phase II capacity buildout at the Kentucky Facility and the development of additional greenfield PHA plants thereafter, Danimer believes that it will have adequate supply needs in significant part due to the pipeline created by our R&D contracts.

●	Strategic Partnerships. As global plastic production increases, Danimer anticipates that it will not be able to supply all bioplastic needs in the foreseeable future. To address this, Danimer is exploring strategic partnerships and licensing opportunities. These opportunities have the potential to greatly expand Danimer’s product penetration beyond Danimer’s ability to raise capital. Even with an aggressive plan to add facilities, Danimer expects that the percent of the market captured by Danimer through new plants will still be less than 1% of the global demand for petrochemical replacements during the next decade. Considering the size of the plastics market, and the uniqueness of Danimer’s PHA, Danimer will continue to explore innovative ways to partner with world leading companies to meet what is expected to be a growing demand.

Danimer’s Products and Services

Danimer has the following products and services.

PHA-based resins: PHA is a naturally occurring bioplastic that effectively biodegrades in both anaerobic environments, such as a waste treatment facility, and aerobic environments, such as an ocean. PHA will degrade in environments in which microbes or fungi are present, without the presence of heat and moisture. This ease of degradation creates numerous options for companies that use plastics as part of their business because industrial composting facilities, which have limited capacity throughout the world, are not required in order to ensure PHA-based plastics ultimately biodegrade after use. PHA is degradable in industrial compost, home compost, soil, fresh water, marine water and anaerobic conditions. PHA is made in a fermentation process where bacteria consume vegetable oil to make PHA as energy reserves. Numerous configurations of these polymers can be achieved, yielding a diverse array of possible properties in the resulting material. Danimer’s Nodax® PHA possesses seven TUV AUSTRIA certifications and statements of industrial and home compostability, is biodegradable in anaerobic soil, freshwater and marine environments and is 100% bio-based. All of Danimer’s biopolymers, including its Nodax® PHA, are FDA approved for food contact.

Danimer is responding to unprecedented customer demand for PHA by developing an aggressive long-term plan to add facilities beyond the new fermentation plant in Kentucky in order to further monetize its technology. In 2020, Danimer intensified those efforts by engaging with its engineering partner to design an optimal commercial production module for future greenfield PHA plants. This modular plant design will continue to be improved as it employs the valuable learnings obtained as it operates the commercial facility in Kentucky and its development plant in Bainbridge.

PLA-based resins: PLA is made from dextrose “sugar” that is derived from corn, sugar beets and sugar cane among others. It is “industrially compostable” as per ASTM D6400 standards, which require a plastic to aerobically compost in a municipal industrial facility within 180 days. PLA requires additional heat and moisture to begin degrading by hydrolysis, which is why it is certified for industrial composting only. While PLA is produced by other companies such as NatureWorks LLC (“NatureWorks”) and Total Corbion PLA (“Total Corbion”), PLA in non-formulated neat form has limited functionality, However, when PLA is combined with other plant-based chemicals and minerals through Danimer’s reactive extrusion process, PLA can be manufactured for a wide range of applications to support petrochemical-based plastic replacement.

Danimer purchases PLA and formulates it into bioplastics applications for its customers. Danimer produces products from PLA and changes or modifies this material, typically compounding PLA with other materials to improve processability, impact strength, heat tolerance and numerous other attributes in order for it to work for applications desired by its customers. Danimer’s ability to formulate PLA in this manner enables it to acquire customers that neat PLA producers cannot.

Research and development: Danimer has a number of PHA R&D contracts with global consumer products companies, including PepsiCo, Nestlé and Genpak. Danimer and the R&D staff of each customer collaborate on products that are tailored for such customer’s specific applications.

Tolling: Danimer contracts with customers to use its existing production facilities and expertise to help customers meet complex raw material opportunities. In 2015, Danimer started making its production facilities and expertise available to tolling customers. There are many companies that toll manufacture in the U.S. for products that are large volumes at low prices. Danimer considers “Specialty Tolling” which usually means lower volumes at higher margins, to be one of its core competencies. In many cases, the tolling products can be manufactured on the same equipment as the PLA based resins.

Customers and Product Applications

Danimer believes it is well-positioned to capture market share with its streamlined and flexible development process. Danimer possesses world-class research and development capabilities for new products. Since the inception and commercialization of its first products, a significant portion of Danimer’s revenues have been generated from the sale of materials utilized in single-use food service articles. While single-use food service articles currently are expected to remain a significant component of its revenue, Danimer continues to develop new products for many different applications; therefore, its client base is changing along with its product mix.

For the years ended December 31, 2019 and 2018, Danimer had four customers that each individually accounted for more than 10% of revenue and collectively represented 65% and 59% of total revenue, respectively.

PHA Products: Danimer has successfully executed multiple contracts for the development and production of PHA-based resins. Some of Danimer’s current customers and their product applications using PHA-based resins are below:

●	PepsiCo — In December 2016, Danimer and PepsiCo, Inc. entered into a joint development agreement that provides for the development of Danimer’s biodegradable film resins to meet the packaging requirements of PepsiCo’s global food and beverage business, including compostable films.

●	Genpak — In November 2019, Danimer and Genpak, LLC entered into a multi-year agreement under which Danimer will deliver biodegradable resins that Genpak will use exclusively for the manufacture of its new GenZero™ line of food packaging products. Genpak’s line of foodservice items are designed for a wide range of applications, including to-go hinged food containers, plates, bowls and platters, serving trays and two-piece food containers.

●	Nestlé — In December 2018, Nestec Ltd. (a Nestlé affiliate) and Danimer entered into a global partnership to develop biodegradable water bottles. Nestlé and Danimer are collaborating to design and manufacture bio-based resins for Nestlé’s water business using Danimer’s PHA polymer Nodax®. Once the development of these products is complete, Nestlé and Danimer will enter into negotiations to produce these products commercially.

●	UrthPact — In October 2019, Danimer and UrthPact, LLC, a long-time customer of Danimer for PLA-based resins for use in single-serve coffee pods, entered into an agreement providing for manufacture by Danimer of drinking straws that are fully biodegradable in environments ranging from waste treatment facilities to home compost piles, waterways and oceans. These straws will be manufactured using Danimer’s Nodax® PHA. In addition, UrthPact also signed a contract with Danimer to produce PHA-based resin for single serve coffee pods.

●	WinCup — In September 2019, WinCup Plastics, Inc., a leading manufacturer of disposable foodservice to-go-ware, announced the launching of phade™, a new line of straws and stirrers made from Danimer’s Nodax® PHA. WinCup and Danimer have entered into a commercial supply contract for PHA to be produced in the Kentucky Facility.

In addition to the customers noted above, Danimer has supply agreements for PHA-resins with over six other customers and has contractual commitments for all of its PHA-production capacity through the end of 2021, the expected completion date of Phase II of the production capacity expansion at the Kentucky Facility.

PLA Products: Some of Danimer’s current product applications using PLA-based resins are below:

●	Drinking cups that are coated with Danimer’s compostable extrusion coating resin.

●	Coffee rings for single-serve coffee pods.

●	PLA-based shrink wrap films for various food packaging.

●	Cutlery packaging.

Raw Materials and Suppliers

Danimer’s operations depend upon obtaining adequate supplies of raw materials on a timely basis, in particular PLA, polybutylene succinate (PBS), polybutylene adipate terephthalate (PBAT) and canola oil. Although certain of these raw materials have limited sources of supply, Danimer has developed strategic relationships with key suppliers for these products and generally has commitments or contracts from these suppliers to meet current and projected needs. Danimer buys PLA from NatureWorks and Total Corbion, PBS from PTT MCC Biochem Co., Ltd and PBAT from BASF. Commodities such as canola oil are readily available from numerous suppliers. Accordingly, Danimer believes it will be able to procure the necessary quantity and quality of raw materials needed to manufacture its products.

Intellectual Property

Danimer’s success depends in part upon its ability to protect its core technology and intellectual property, and Danimer relies on a combination of patents, know-how, trade secrets, non-disclosure agreements and supply chain partnerships to establish and protect its intellectual property. Danimer currently holds over 150 patents and pending patent applications worldwide (of which more than 80 are patents issued and more than 70 pending applications) in more than 20 countries. Our extensive patent portfolio covers, among other things, the fundamental biotechnology needed to produce Danimer’s PHA biopolymers as well as biopolymer compositions, processes, derived products and applications. The terms of such patents are set to expire at various times between 2022 and 2040, and any patents resulting from such pending patent applications are expected to have durations that will expire between 2038 and 2041. Danimer owns 23 issued patents and 1 pending application with respect to the fundamental biotechnology needed to produce Danimer’s PHA biopolymers, the expiration dates (or expected expiration dates) for which range from 2022 to 2039, as well as 69 issued patents and 71 pending applications with respect to biopolymer compositions, processes, derived products and applications, the expiration dates (or expected expiration dates) for which range from 2022 to 2040. Danimer’s technology is also protected by maintaining trade secret status for key technology and know-how. In addition, non-disclosure agreements with customers and research partners help to keep Danimer’s technology proprietary.

Danimer purchased the intellectual property portfolio that formed the original basis of its PHA technology platform from Procter & Gamble. After a global offering of the technology to competent entities, Procter & Gamble determined that Danimer’s expertise and demonstrated success offered the highest probability of successful commercialization. Procter & Gamble has retained a royalty interest equal to $0.05 per pound of PHA sold up to 500,000,000 pounds and $0.025 per pound over 500,000,000 pounds. The royalty term continues in effect until September 8, 2027.

Examples of intellectual property held by Danimer include patents addressing the conversion of PHA into articles such as diapers, feminine hygiene products, films, fibers and molded articles, which protects Danimer to the “store shelf”. In addition, Danimer holds patents or applications as diverse as production systems, additives for bioplastics and unique specialty applications such as the use of materials in the oil and gas industry.

Regulatory

Regulation by government authorities in the United States and other countries is a significant factor in the production and marketing of Danimer’s products and its ongoing R&D activities. In order to research, develop and manufacture products for Danimer’s customers and ultimately for consumer use, Danimer must satisfy mandatory procedures and standards established by various regulatory bodies. Compliance with these standards is complex, and failure to comply with any of these standards can result in significant consequences.

Some applications for which Danimer biopolymers may be suitable, such as food packaging, PHA-coated paper cups and drinking straws, involve food contact, which, in the United States, is regulated by the U.S. Food and Drug Administration (“FDA”). Our PHA has been cleared for use in food-contact applications by the FDA. The PHA polymer is also contained on positive lists for food-contact in the European Union and Japan. Danimer is in the process of seeking further regulatory approvals necessary to sell and produce its products based on local requirements in various jurisdictions worldwide, and is prepared to seek additional such approvals as may become necessary in the ordinary course of business.

Biobased and Biodegradability Certification

Danimer biopolymers in neat form have the advantage in the marketplace of being both biobased and biodegradable while having comparable functional properties to petroleum-based polymers. Danimer’s products may be certified for both biodegradability and composting. Danimer obtains such certifications from recognized certifying bodies for its base products. As customers purchase product for a specific use, the customer typically obtains an updated certification covering the customer’s manufacturing specifications.

Headquarters and Manufacturing Facilities

Danimer’s corporate headquarters, primary research facility, PLA reactive extrusion plant, tolling operation, as well the site of its PHA commercial demonstration plant are located in Bainbridge, GA, in approximately 200,000 square feet of real property.

Danimer’s PHA commercial production facility is located in Winchester, Kentucky in approximately 80,000 square feet of real property.

Danimer leases these facilities as part of a sale and leaseback arrangement with a large, diversified commercial property REIT. The triple net lease under which we lease these properties has an initial term through December 31, 2038 with four (4) options terms of five (5) years each pursuant to which we may elect to extend the term.

Employees

As of September 30, 2020, Danimer had approximately 173 total employees located in the United States. None of our employees are subject to a collective bargaining agreement and we believe we have a good relationship with our employees.

Legal Proceedings

Danimer does not currently have any outstanding material litigation.

Corporate Information

Live Oak was incorporated in the State of Delaware in May 2019 as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. Live Oak completed its initial public offering in May 2020. In December 2020, our wholly-owned subsidiary merged with and into Legacy Danimer, which was formed in 2004, with Legacy Danimer surviving the merger as a wholly-owned subsidiary of Live Oak. In connection with the Merger, we changed our name to Danimer Scientific, Inc. The mailing address of Danimer’s principal executive office is 140 Industrial Boulevard, Bainbridge, Georgia 39817, and its telephone number is (229) 243-7075. Our website address is www.danimerscientific.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

MANAGEMENT

Executive Officers and Directors

Danimer’s directors and executive officers and their ages as of January 1, 2021 are as follows:

Name	Age	Position
Executive Officers
Stephen E. Croskrey*	61	Chief Executive Officer, Director and Chairman of the Board
John A. Dowdy, III	48	Chief Financial Officer
Phillip Van Trump	43	Chief Science & Technology Officer
Michael Smith	52	Chief Operating Officer
Scott Tuten	45	Chief Marketing & Sustainability Officer

Non-Employee Directors
John P. Amboian(1)(3)	59	Director
Richard J. Hendrix(2)	55	Director
Christy Basco(1)	54	Director
Philip Gregory Calhoun(2)	57	Director
Gregory Hunt(1)	63	Director
Dr. Isao Noda(3)	69	Director
Stuart Pratt*(2)(3)	74	Director

*	Due to the nature of the relationship these directors have with Danimer, they are deemed to not be independent directors.
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

Stephen E. Croskrey. Mr. Croskrey has served as chairman of the Board and chief executive officer of Danimer since December 2020. Prior to that, Mr. Croskrey was Legacy Danimer’s chief executive officer and a member of the board of directors of Legacy Danimer since February 2016. Mr. Croskrey is a business leader with over 30 years of experience in overseeing the strategic direction and operations of companies that manufacture and market a variety of products such as industrial fibers, and law-enforcement gear. From 1999 to 2005, Mr. Croskrey served as the president and chief executive officer of Armor Holdings Products, LLC, a major manufacturer of military, law enforcement, and personnel safety equipment. During such tenure its annual revenue increased from $45 million to over $300 million as a result of him overseeing the acquisition and integration of 13 companies and implementing associated organic growth initiatives. Mr. Croskrey has also held senior executive positions at Allied Signal and Mobil Oil. Mr. Croskrey received an MBA degree from the Kellogg School of Management at Northwestern University. He also received a Bachelor of Science degree in Engineering from the United States Military Academy at West Point where he was also commissioned as an officer in the U.S. Army and served as a company commander, attaining the rank of captain during his six years of active duty. He is well-qualified to serve on the Board due to his extensive leadership, operational and advisory background as well as his significant strategic experience in acquiring and integrating companies.

John A. Dowdy, III. Mr. Dowdy has been Danimer’s chief financial officer since December 2020, and prior to that had been Legacy Danimer’s chief financial officer since May 2014. He has significant experience in private industry and public company finance and accounting, including assisting emergent companies in the transition from privately-held to publicly-traded businesses. Prior to joining Legacy Danimer, from 2008 to 2014, Mr. Dowdy served as Vice President of Finance for international business and chief accounting officer at Yandex, one of Europe’s largest internet companies and the leading internet search provider in Russia. During his tenure as Yandex’s chief accounting officer, Mr. Dowdy played a key role in facilitating its successful $1.4 billion initial public offering in 2011. From 1997 to 2007, Mr. Dowdy was the chief accounting officer of CTC Media, assistant corporate controller for Golden Telecom and an auditor with PricewaterhouseCoopers. Mr. Dowdy is a Certified Public Accountant, licensed in the state of Georgia and holds a Bachelor of Arts degree in Accounting from the University of Georgia, having graduated summa cum laude.

Phillip Van Trump. Mr. Van Trump has been Danimer’s chief science and technology officer since December 2020, and prior to that had been Legacy Danimer’s chief technology officer since 2014. Mr. Van Trump manages research and development, product development, regulatory affairs and intellectual property for Danimer. Prior to these roles, Mr. Van Trump worked in a variety of positions within Legacy Danimer, performing bench-scale to pilot-level research as well as playing an integral role in the procurement of equipment and laboratory personnel to advance Danimer’s objectives. He holds a Bachelor of Science in molecular biology and microbiology from the University of Central Florida and an MBA from Emory University.

Michael Smith. Mr. Smith has been Danimer’s chief operating officer since December 2020 and prior to that had been Legacy Danimer’s chief operating officer since 2007. He has significant manufacturing experience, especially in implementing lean manufacturing techniques, and is integral to the continuous-process improvement of Danimer’s manufacturing operations. Prior to joining Legacy Danimer, Mr. Smith has held high-level manufacturing positions at Ingersoll Rand from 1991 to 1996, Amoco from 1996 to 1998, British Petroleum from 1998 to 2004, and Propex from 2004 to 2007. He holds a Bachelor of Science degree in industrial and systems engineering from the Georgia Institute of Technology and has received extensive training in the Six Sigma Tools process controls and lean manufacturing techniques.

Scott Tuten. Mr. Tuten has been Danimer’s chief marketing and sustainability officer since December 2020 and prior to that had been Legacy Danimer’s chief marketing officer since 2006. Mr. Tuten has significant experience in the fields of international logistics, supply-chain management, transportation, inventory control, operations, sales and warehousing. Mr. Tuten joined Danimer in 2006 as vice president of operations and was quickly promoted to senior vice president of operations. In 2014, Mr. Tuten was appointed chief marketing officer to manage overall sales and marketing. He holds a BBA degree in logistics and an MBA from Georgia Southern University.

Non-Employee Directors

John P. Amboian. Mr. Amboian served as Live Oak’s Chairman from May 2020 to December 2020 and continues to serve on the Board following the completion of the Business Combination. Mr. Amboian is a business leader with over 30 years of experience in mergers and acquisitions, capital management, product development, branding and distribution for both privately held and public companies, across multiple industries. He served as Chairman and Chief Executive Officer of Nuveen Investments, Inc., or Nuveen (formerly NYSE: JNC), from 2007 to 2016. He was President of Nuveen from 1999 through 2007 after joining as its Chief Financial Officer from 1995 to 1999. During his time in leadership positions at Nuveen, Mr. Amboian participated in over 20 M&A and capital markets transactions, in addition to playing a leading role in Nuveen’s sale to an investment group led by Madison Dearborn, in 2007 and Nuveen’s sale process to TIAA (Teacher’s Insurance and Annuity Association of New York) in 2014. Mr. Amboian served on the Nuveen Mutual Funds board from 2007 through 2016 in addition to serving on Nuveen Investments’ public board from 1996 through 2007. Prior to Nuveen, Mr. Amboian was the Chief Financial Officer and Senior Vice President of Strategy of the Miller Brewing Company. He began his career in Corporate and International Finance at Kraft Foods, Inc., where he ended his tenure as Treasurer. Since 2013, Mr. Amboian has served at Madison Dearborn Partners as an industry advisor and is an Independent Director of the general partnership of Adams Street Partners, a private-markets investment firm. Additionally, Mr. Amboian is Chairman of Evanston Capital, a hedge fund alternative investment manager, and since 2017 has been a senior advisor to Estancia Capital. Since 2018, he chairs the board of North Square Investments, a boutique asset management firm. He is also on the advisory board of Cresset Capital Management, a wealth management firm. He advises several small businesses on organic and inorganic growth initiatives through JA Capital Advisors, LLC. He received both his Bachelor’s degree and his M.B.A. from the University of Chicago. He is well-qualified to serve on our board due to his extensive finance, investment and operational background.

Richard Hendrix. Mr. Hendrix served as Live Oak Chief Executive Officer and as a director on the Board from May 2020 to December 2020, and continues to serve on the Board following the completion of the Business Combination. He has significant experience in executive leadership, corporate strategy, M&A, capital markets and corporate finance for public companies. Over the course of his career, Mr. Hendrix has worked extensively with issuers and investors focused on companies in the financial services, real estate, energy, industrial, and business and consumer services sectors. He has led dozens of initial equity offerings for founder-led and Sponsor-backed companies primarily within the banking, insurance and real estate sectors. Additionally, Mr. Hendrix has considerable experience advising chief executives, boards of directors and large shareholders regarding strategy, capital structure and capital access. He has significant leadership experience in the financial industry, having served as Chief Executive Officer of FBR & Co., or FBR (formerly Nasdaq: FBRC), a capital markets firm, from 2009 to 2017, and Chairman from 2012 to 2017. Mr. Hendrix helped FBR grow into a leading bookrunner for initial common stock offerings for middle market U.S. companies. While at FBR Mr. Hendrix oversaw the growth of the company and oversaw numerous strategic transactions while in his role as Chairman and Chief Executive Officer at FBR, ultimately executing a merger with B. Riley Financial, Inc. (Nasdaq: RILY) in 2017. Following the merger, Mr. Hendrix served as director of B. Riley Financial until October 2017. Prior to his tenure as Chief Executive Officer of FBR, Mr. Hendrix served as Arlington Asset Investment Corp.’s (NYSE: AI) President and Chief Operating Officer from 2004 to 2007 and its Chief Investment Officer from 2003 to 2004. Previously, he was the President and Chief Operating Officer of FBR Asset Investment Corporation and concurrently headed the Real Estate and Diversified Industrials Investment Banking groups of FBR. Prior to FBR, Mr. Hendrix was a Managing Director in PNC Capital Markets’ investment banking group and headed PNC’s asset-backed securities business. Mr. Hendrix is a co-founder and Managing Partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across several industries. Mr. Hendrix also currently serves as a Senior Advisor to Crestview Partners, a private equity firm, since 2017 and is currently the Chairman of Protect My Car, a portfolio company of Crestview Partners that provides extended auto warranty plans to consumers. Mr. Hendrix’s affiliation with Crestview Partners began with Crestview’s investment in FBR over a decade before. In the last five years, Mr. Hendrix has also been the Founder and Chief Executive Officer of RJH Management Co, a privately held investment management business. Mr. Hendrix received his B.S.in Finance from Miami University. He is well-qualified to serve on our board due to his extensive finance, investment and advisory background.

Christy Basco. Ms. Basco has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from July 2020 to December 2020. Ms. Basco has served as Senior Vice President and Controller of PepsiCo Foods North America, a snack and convenient foods business that includes Frito-Lay North America (FLNA) and Quaker Foods North America. She has extensive experience in financial reporting and oversight in maintaining strong internal controls. During her tenure at PepsiCo, which commenced in January 1996, Ms. Basco has held progressively complex leadership roles, having started in FLNA’s Control organization, working across multiple functions before moving to the FLNA Finance Transformation team. Prior to joining PepsiCo, Ms. Basco was an accounting manager at American Airlines, Inc. and started her career as a public accountant with accounting firm of Arthur Andersen, LLP. Ms. Basco is a Certified Public Accountant and holds Bachelor’s and Master’s degrees in Accounting from Louisiana Tech University. She is well-qualified to serve on the Board and all of its board committees due to her extensive financial, accounting and operational background.

Philip Gregory Calhoun. Mr. Calhoun has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from 2014 to December 2020, and was a director of Danimer’s Meredian, Inc. and Danimer Scientific, L.L.C. subsidiaries prior to their merger in June 2014. Mr. Calhoun is president and chief executive officer of Circle C. Farms, Inc., a commercial farm and cattle ranch located in Colquitt, Georgia, where Mr. Calhoun has worked since 1981. Mr. Calhoun also is the sole proprietor of GC Sprayer Service, Inc., a crop-dusting operation in Colquitt, Georgia. Mr. Calhoun also serves as a director of First National Bank of Decatur County located in Bainbridge, Georgia, Miller County Gin in Colquitt, Georgia and American Peanut Growers, a peanut-shelling plant in Donalsonville, Georgia. He is well-qualified to serve on the Board and all of its board committees due to his commercial and operational background.

Gregory Hunt. Mr. Hunt has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from June 2019 to December 2020. Since May 2012, Mr. Hunt has been the chief financial officer and treasurer of Apollo Management, LP, the investment adviser to Apollo Investment Corp., a management investment company. From April 2010 to May 2012, he served as the Executive Vice President and chief financial officer for Yankee Candle Company. Prior to joining Yankee Candle, from 2007 to 2010, Mr. Hunt served as the Executive Vice President of Strategic and Commercial Development for Norwegian Cruise Lines. Prior to joining Norwegian Cruise Lines, Mr. Hunt served as chief financial officer and chief restructuring officer of Tweeter Home Entertainment Group, Inc. from 2006 to 2007 and the chief financial officer and co-chief executive of Syratech Corporation from 2001 to 2006. Prior to Syratech, he held several senior financial leadership positions including chief financial officer of NRT Inc., Culligan Water Technologies, Inc. and Samsonite Corporation. Mr. Hunt currently serves as a member of the board of directors of Kymera Corporation and audit committee chairman, a member of the board of directors of GoodWest Industries and co-chairman of the board of advisors for the University of Vermont School of Business. Mr. Hunt is a Certified Public Accountant and holds a Bachelor’s degree in Accounting with dual concentration in finance from the University of Vermont. He is well-qualified to serve on the Board and all of its board committees due to his financial, operational and advisory background.

Dr. Isao Noda. Dr. Noda has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from 2016 to December 2020. Prior to joining Legacy Danimer, he had a distinguished career extending over three decades at Procter & Gamble and is recognized as one of the world’s leading authorities in the field of polymer science, including the field of bioplastics known as PHA. Currently, Dr. Noda is an affiliated teaching professor at the University of Delaware. Dr. Noda holds a Bachelor of Science degree in Chemical Engineering, a Master of Science in Bioengineering, a Master of Philosophy and a Ph.D. in Chemical Engineering from Columbia University. He earned a Doctorate in Science degree in Chemistry from the University of Tokyo. He is well-qualified to serve on the Board due to his education and science background as well as his expertise in the fields of polymer science and bioplastics.

Stuart W. Pratt. Mr. Pratt has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors May 2015 to December 2020 and its chairman of the board from January 2016 to December 2020. Since 2001, Mr. Pratt has been the president and chief executive officer of the Fort Point Real-Estate Company. He also has served as the chairman of the board of Hunneman, a commercial real estate firm in Boston, Massachusetts since 2016 and previously served as its chief executive officer. In the 1970s, he was the chief executive officer of Federal Street Equities based in Houston, Texas. Mr. Pratt currently serves on the board of overseers of Boston University and is also a trustee emeritus of Boston University where he was chairman of the Real Estate Committee and served on its Audit, Academic Affairs and Finance committees. Additionally, he also serves as a trustee and chairman of the board of the Peabody Essex Museum, a director of Maritime International Inc. based in Bedford, Massachusetts and Avrio AI based in Boston, Massachusetts. Mr. Pratt received his Bachelor of Arts from Boston University. He is well-qualified to serve on the Board and all of its board committees due to his executive leadership, operational and advisory background.

Board Composition

Danimer’s business and affairs is organized under the direction of the Board. The Board consists of eight members. Stephen E. Croskrey serves as Chairman of the Board. John P. Amboian is the lead independent director. The primary responsibilities of the Board are to provide oversight, strategic guidance, counselling and direction to Danimer’s management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of Danimer’s amended and restated bylaws, the Board consists of a single class of directors, with members serving until the next annual meeting of stockholders and until their successors are elected and qualified.

Director Independence

The Board has determined that each of the directors on the Board other than Stephen E. Croskrey and Stuart Pratt qualify as independent directors, as defined under the listing rules of NYSE listing standards, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, Danimer is subject to the rules of the SEC and NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight/Risk Committee

One of the key functions of the Board will be informed oversight of Danimer’s risk management process. The Board does not anticipate having a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss Danimer’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee also assesses and monitors whether Danimer’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

In connection with the Closing, the Board established an audit committee, a compensation committee, and a nominating and corporate governance committee and adopted a charter for each of these committees, which comply with the applicable requirements of current NYSE rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of Danimer’s website.

Audit Committee

Danimer’s audit committee consists of Gregory Hunt, Christy Basco and John P. Amboian. The Board has determined that each of the members of the audit committee satisfies the independence requirements of NYSE and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Gregory Hunt serves as the chair of the audit committee. The Board has determined that Mr. Hunt qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing standards. In making this determination, the Board considered Mr. Hunt’s formal education and previous experience in financial roles. Both Danimer’s independent registered public accounting firm and management periodically will meet privately with Danimer’s audit committee.

The functions of this committee include, among other things:

●	the appointment, compensation, retention, replacement and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The composition and function of the audit committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Danimer will comply with future requirements to the extent they become applicable to Danimer.

Compensation Committee

Danimer’s compensation committee consists of Richard J. Hendrix, Philip Gregory Calhoun and Stuart W. Pratt; and Mr. Hendrix serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and that a majority of the members satisfy the independence requirements of NYSE. The functions of the committee include, among other things:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

The composition and function of the compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. Danimer will comply with future requirements to the extent they become applicable to Danimer.

Nominating and Corporate Governance Committee

Danimer’s nominating and corporate governance committee consists of John P. Amboian, Dr. Isao Noda and Stuart W. Pratt. The Board has determined that a majority of the members of Danimer’s nominating and corporate governance committee satisfy the independence requirements of the NYSE. Mr. Amboian serves as the chair of Danimer’s nominating and corporate governance committee. The functions of this committee include, among other things:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The composition and function of the nominating and corporate governance committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. Danimer will comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of the members of Danimer’s compensation committee has ever been an executive officer or employee of Danimer. None of Danimer’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Danimer’s Certificate of Incorporation limits Danimer’s directors’ liability to the fullest extent permitted under the DGCL.

A Danimer director will not be personally liable to Danimer or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to Danimer or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Danimer director will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Danimer, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, will indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification will be paid by Danimer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Danimer as authorized by it.

Delaware law and Danimer’s amended and restated bylaws provide that Danimer will, in certain situations, indemnify Danimer’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, Danimer entered into separate indemnification agreements with Danimer’s directors and officers. These agreements, among other things, require Danimer to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Danimer’s directors or officers or any other company or enterprise to which the person provides services at Danimer’s request.

Danimer maintains a directors’ and officers’ insurance policy pursuant to which Danimer’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in Danimer’s amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Ethics

Danimer has adopted a Code of Ethics applicable to its directors, officers and employees. The Code of Ethics is available on Danimer’s website at www.danimerscientific.com. Information contained on or accessible through Danimer’s website is not a part of this registration statement, and the inclusion of Danimer’s website address in this registration statement is an inactive textual reference only. The audit committee of the Board is responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for employees, executive officers and directors. We expect that any amendments to the Code of Ethics, or any waivers of their requirements, will be disclosed on our website.

Director Compensation

The Board designed the Company’s director compensation program for directors who are not employees or affiliated with strategic partners of the Company to reward such directors for their contributions to the Company’s success, align the director compensation program with stockholder interests and the Company’s executive compensation program, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors.

Under such non-employee director compensation program, the Company will reward directors entirely in the form of stock-based compensation, consisting of (i) for each such director, an annual grant of 50,000 options under the Company’s 2020 Long-Term Incentive Plan (the “2020 Plan”) for shares of Common Stock, to vest in full upon grant, and (ii) for the chair of the Audit Committee, an annual grant of 5,000 options under the 2020 Plan, to vest in full upon grant.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services in their capacities as directors.

EXECUTIVE COMPENSATION

Danimer has designed, and intends to modify as necessary or appropriate, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving its goals. Danimer believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its shareholders. Danimer’s current executive compensation programs reflect its startup origins in that they consist primarily of salary and stock option awards. As Danimer’s needs evolve, Danimer intends to continue to evaluate and modify its philosophy and compensation programs as circumstances require or is appropriate.

This section provides an overview of Danimer’s executive compensation programs as they relate to the executive officers named below (the “named executive officers”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Legacy Danimer’s board of directors, with input from its Chief Executive Officer, has historically determined the compensation for Danimer’s named executive officers. For the year ended December 31, 2020, Danimer’s named executive officers were:

●	Stephen E. Croskrey, Chief Executive Officer

●	John A. Dowdy, III, Chief Financial Officer

●	Phillip Van Trump, Chief Science and Technology Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen E. Croskrey Chief Executive Officer	2020	424,327	3,818,945	37,550,559	24,233	41,818,064
John A. Dowdy, III Chief Financial Officer	2020	260,558	—	6,674,178	22,262	6,956,998
Phillip Van Trump Chief Science and Technology Officer	2020	260,558	—	6,674,178	28,975	6,963,711

(1)	The bonus amount for Mr. Croskrey represents a success bonus paid in January 2021 in connection with the closing of the Merger in December 2020. Mr. Croskrey is also eligible to receive a cash bonus based on 2020 EBITDAR. However, the exact amount of that annual bonus will not be calculated until the 2020 audit is completed. No bonuses for 2020 performance will be paid to Messrs. Dowdy and Van Trump.

(2)	The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)	All Other Compensation is comprised of Danimer matching contributions under Danimer’s 401(k) plan which is a tax-qualified defined contribution plan, car allowance or use of company car, use of company housing, and certain tuition payments. The following table summarizes “All Other Compensation” provided to the named executive officers during the year ended December 31, 2020 as follows:

●	Mr. Croskrey: annual value (on depreciation basis) of company house ($7,081); annual value (on depreciation basis) of company automobile ($5,752); and 401(k) plan match ($11,400).

●	Mr. Dowdy: car allowance ($11,384); and 401(k) match ($10,878).

●	Mr. Van Trump: certain tuition payments ($18,553); and 401(k) match ($10,422) .

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation program for Danimer’s named executive officers consisted of base salary and incentive compensation delivered in the form of an annual bonus and/or stock option awards.

Base Salary

Base salary for Danimer’s named executive officers has historically been set at a level that is commensurate with such executive’s duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus

In 2020, pursuant to his employment agreement, Mr. Croskrey was entitled to receive a bonus equal to ten percent (10%) of Danimer’s EBITDAR (earnings before interests, taxes, depreciation, amortization and rent, stock-based compensation, certain non-recurring charges and operating leases) until such bonus amount equals his base annual salary then in effect, and five percent (5%) of any additional EBITDAR in excess thereof. Danimer provides annual bonuses to the other named executive officers based on the achievement of individual and corporate performance, as determined by Danimer’s CEO in his sole discretion. No bonuses related to 2020 performance were paid to the other named executive officers.

Legacy Danimer Stock Incentive Plans

Danimer provided stock options to the named executive officers under Legacy Danimer’s 2016 Director and Executive Officer Stock Incentive Plan and/or Legacy Danimer’s 2016 Omnibus Stock Incentive Plans (collectively, the “2016 Plans”), as determined by Legacy Danimer’s board of directors in their sole discretion. Legacy Danimer believed that such equity awards serve to better align the interests of stockholders and the named executive officers, and serve as a strong retention tool. In September 2020, pursuant to their employment agreements, Messrs. Dowdy and Van Trump were each granted stock options to acquire 10,000 shares of Legacy Danimer common stock under the 2016 Plans. The options granted to Messrs. Dowdy and Van Trump vest annually over three years.

In connection with the Merger Agreement, each of the Legacy Danimer Options that was outstanding immediately prior to the Closing, whether vested or unvested, was converted into an option to purchase a number of shares of Common Stock on the same terms and conditions as were applicable under such Assumed Legacy Danimer Option (including applicable vesting and exercise conditions) except that (a) the number of shares of Common Stock that are subject to each such Assumed Legacy Danimer Option was determined by multiplying the number of shares Legacy Danimer Common Stock subject to the corresponding Assumed Legacy Danimer Option by a fraction (the “Award Exchange Ratio”), the numerator of which is the Closing Per Share Merger Consideration multiplied by the fair market value of the Company’s Common Stock on the Closing Date and the denominator of which is the fair market value of the Company’s Common Stock on the Closing Date (rounded down to the nearest whole share) and (b) the exercise price per share of each such Assumed Legacy Danimer Option is equal (i) the per share exercise price of the corresponding Legacy Danimer option divided by (ii) the Award Exchange Ratio (rounded up to the nearest whole cent).

2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan

At Danimer’s special meeting of stockholders held on December 28, 2020 (the “Special Meeting”), Danimer’s stockholders approved the 2020 Plan and the 2020 ESPP. The 2020 Plan and the 2020 ESPP were previously approved, subject to stockholder approval, by the Board on September 30, 2020. The 2020 Plan and the 2020 ESPP became effective immediately upon the Closing.

Benefits and Perquisites

Danimer provides benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which Danimer matches elective deferrals of up to 4% of an employee’s eligible earnings. The named executive officers are entitled either to use of a company car or a monthly car allowance. Certain executives also receive reimbursement for tuition for graduate level degrees. Except as otherwise disclosed herein, Danimer does not maintain any other executive-specific benefit or perquisite programs.

Additionally, Danimer has agreed to provide Mr. Croskrey with, or reimburse him for, a rental home or apartment in the Bainbridge, Georgia area, with Danimer paying for rent, furnishings and incremental living expenses not exceeding $1,500.00 per month. Danimer has also agreed to gross-up Mr. Croskrey to reimburse him for any tax liability incurred in respect of such housing payments.

Potential Payments Upon Termination or Change of Control

Mr. Croskrey and Legacy Danimer entered into the Amended and Restated Employment Agreement on August 13, 2018 (the “Prior Croskrey Employment Agreement”), pursuant to which he earned a base salary of $400,000 for the fiscal year ended December 31, 2020, and was entitled to certain benefits, perquisites, and payments in connection with a change of control of Legacy Danimer. On October 3, 2020, Mr. Croskrey and Legacy Danimer entered into an amendment (the “Amendment”) to the Prior Croskrey Employment Agreement providing, among other things, that the Prior Croskrey Employment Agreement would be terminated effective upon the closing of the Business Combination. The Amendment provides that Mr. Croskrey would be entitled to receive the bonus equal to one percent (1%) of the gross purchase price paid by Live Oak for Legacy Danimer (net of Legacy Danimer’s closing costs and expenses) upon the closing of the Business Combination, as set forth in the Prior Croskrey Employment Agreement, but that Mr. Croskrey was waiving a separate severance payment to which he would have been entitled to effective upon the closing of the Business Combination under the Prior Croskrey Employment Agreement.

Agreements with Danimer’s Named Executive Officers

Employment Agreement with Stephen E. Croskrey

On October 3, 2020, Mr. Croskrey and Live Oak entered into the Employment Agreement (the “New Croskrey Employment Agreement”), which became effective upon the closing of the Business Combination. The Prior Croskrey Employment Agreement terminated upon the effectiveness of the New Croskrey Employment Agreement.

The New Croskrey Employment Agreement became effective upon the closing of the Business Combination and ends on February 1, 2024, unless earlier terminated in accordance with its terms. The New Croskrey Employment Agreement provides that Mr. Croskrey shall serve as Chief Executive Officer and Chairman of the Board of Directors of Danimer, and provides for an annual base salary of $425,000, which shall increase by $25,000 on January 1 of each year of the term. Under the New Croskrey Employment Agreement, Mr. Croskrey is entitled to an annual bonus based upon Danimer’s earnings before interest, taxes, depreciation, amortization, rent and operating leases (“EBITDAR”) for each fiscal year, pursuant to which Mr. Croskrey will be paid an annual bonus equal to (i) 10% of Danimer’s EBITDAR until such bonus amount equals his annual base salary then in effect, plus (ii) 5% of Danimer’s EBITDAR in excess thereof. The New Croskrey Employment Agreement also provides that Mr. Croskrey will be entitled to participate in Danimer’s equity incentive plans for executives and employees and receive annual equity awards thereunder. Under the New Croskrey Employment Agreement, Mr. Croskrey is eligible to participate in employee benefit plans offered to Danimer’s executives, and is entitled to use of a reasonably acceptable rental home or apartment in the area of Bainbridge, GA, as well as reimbursements for incremental living expenses of up to $1,500 per month for the periods during which he resides in such rental home on Danimer business, as well as a potential gross-up for such reimbursement.

Pursuant to the New Croskrey Employment Agreement, upon a termination of Mr. Croskrey’s employment by Danimer without cause, or a termination by Mr. Croskrey for good reason: (i) Mr. Croskrey will receive an amount in cash equal to 24 months of his annual base salary; (ii) Mr. Croskrey will receive any accrued but unpaid portion of his annual bonus; (iii) any unvested equity awards that are held by Mr. Croskrey will automatically vest and become exercisable; and (iv) in the event that Mr. Croskrey is entitled to and elects to utilize coverage under Section 4980B of the Code (“COBRA Coverage”), reimbursement for COBRA Coverage for Mr. Croskrey and his dependents for the lesser of 24 months following termination or the date that the COBRA Coverage terminates in accordance with its terms.

Employment Agreement with Other Named Executive Officers

On August 31, 2020, each of the other named executive officers entered into Amended and Restated Employment Agreements (each, an “NEO Employment Agreement”) with Legacy Danimer. Under the NEO Employment Agreement, John A. Dowdy, III will serve as Chief Financial Officer and Phillip Van Trump will serve as Chief Science and Technology Officer. Except as otherwise set forth below, each of the NEO Employment Agreement have identical terms, as summarized below.

Under the NEO Employment Agreements, each of Messrs. Dowdy and Van Trump earn a salary of $300,000 per year. Under the NEO Employment Agreements, each such named executive officer is entitled to an annual bonus under Danimer’s employee bonus plan, if any, or as otherwise approved by Danimer’s Board of Directors. The NEO Employment Agreements also provide that such named executive officers will be entitled to participate in certain of Danimer’s equity incentive plans for executives and employees and receive annual equity awards thereunder, and provides that each such named executive officer shall be granted a stock option for 10,000 shares of Legacy Danimer’s common stock, at an exercise price of $63 per share, vesting in three, approximately equal, annual instalments, beginning on September 1, 2021. These options for Legacy Danimer common stock have been converted into options to purchase shares of Common Stock. See “— Legacy Danimer Stock Incentive Plans”. Under the NEO Employment Agreements, such named executive officers are eligible to participate in employee benefit programs available to similarly situated employees, and are entitled to use of a Danimer-owned automobile.

Pursuant to each NEO Employment Agreement, upon a termination of such named executive officer’s employment by Danimer without cause but not in connection with a change in control of Danimer, such named executive officer will receive his annual base salary for 12 months following the date of his termination.

Pursuant to each NEO Employment Agreement, upon a termination of such named executive officer’s employment by Danimer without cause in connection with a change in control of Danimer or within 12 months following a change in control of Danimer, such named executive officer will receive his annual base salary for 24 months following the date of his termination.

Other Compensation Arrangements with Named Executive Officers

Danimer’s named executive officers also received upon closing of the Merger new grants of unvested options to purchase shares of Common Stock under Danimer’s new equity incentive plan in accordance with the terms of the Merger Agreement. Messrs. Croskrey, Dowdy and Van Trump received a number of option shares equal to 3.0%, 0.75% and 0.75%, respectively, of the number of fully-diluted shares of Common Stock (excluding certain shares underlying warrants) outstanding as of the Closing, at an exercise price equal to $24.20, which represented the greater of the fair market value at Closing and ten dollars ($10). Since fair market value at Closing exceeded ten dollars $10 per share, each of those persons became entitled to receive additional restricted shares of Common Stock in an amount equal to the difference between such fair market value and $10, multiplied by the number of options shares and divided by such fair market value. We expect to issue such restricted shares following the effectiveness of the Company’s Form S-8 registration statement to be filed with respect to the 2020 Plan.

Mr. Croskrey also received, in connection his payoff of certain indebtedness to Legacy Danimer prior to the closing of the Merger, a new option grant to purchase 1,154,616 shares of Common Stock under the 2020 Plan, which option will not be exercisable until the later to occur of February 1, 2024 or the approval by Danimer’s shareholders of an amendment to the 2020 Plan to increase the number of shares available under the plan in an amount sufficient to permit the exercise of the option. See “Certain Relationships and Related Party Transactions—Transactions with Certain Directors and Executive Officers”.

Retirement Benefits

Danimer provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Danimer matches elective deferrals of up to 4% of an employee’s eligible earnings. Danimer does not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Executive Compensation

The Board expects to review executive compensation periodically to ensure that executive compensation remains competitive such that Danimer is able to recruit, incentivize and retain qualified executives. Following the consummation of the Business Combination, the named executive officers will be employed in accordance with the terms of the employment agreements discussed above, and Danimer intends to develop an executive compensation program that is designed to also align with the long-term interests of Danimer’s shareholders for value creation and conformance with prevailing standards of good corporate governance.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by Danimer’s named executive officers as of December 31, 2020.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen E. Croskrey	December 29, 2020	—	3,726,353	$24.20	December 29, 2030
John A. Dowdy, III	June 30, 2016	758,099	—	$3.28	June 30, 2026
	December 18, 2017	109,896	—	$3.28	December 18, 2027
	September 1, 2020	—	91,580	$6.88	September 1, 2030
	December 29, 2020	—	642,934	$24.20	December 29, 2030
Phillip Van Trump	June 30, 2016	620,729	—	$3.28	June 30, 2026
	December 18, 2017	247,266	—	$3.28	December 18, 2027
	September 1, 2020	—	91,580	$6.88	September 1, 2030
	December 29, 2020	—	642,934	$24.20	December 29, 2030

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investment Private Placement

In connection with the execution of the Merger Agreement, Live Oak entered into Subscription Agreements with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and Live Oak agreed to sell to the Subscribers, an aggregate of 21,000,000 shares of Live Oak Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $210,000,000, in a private placement (the “PIPE”). Live Oak ValFund Plastics Fund LLC, which is affiliated with certain members of Danimer’s board of directors, purchased 4,905,000 shares of Live Oak Class A Common Stock in the PIPE for a total purchase price of $49,050,000.

Support Agreements

Contemporaneously with the execution of the Merger Agreement, on October 3, 2020, the Key Danimer Shareholders entered into the Support Agreements pursuant to which such Key Danimer Shareholders agreed to vote all of their shares of Danimer Common Stock in favor of the approval and adoption of the Proposed Transactions. Additionally, such Key Danimer Shareholders have agreed not to (a) transfer any of their shares of Legacy Danimer Common Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Support Agreements. Collectively, as of October 3, 2020, the Key Danimer Shareholders held a majority of the outstanding shares of capital stock of Danimer.

Indemnification Agreements

Danimer entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Danimer’s amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require Danimer to indemnify Danimer’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Danimer’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Danimer’s request. For more information regarding these indemnification arrangements, see “Management — Limitation on Liability and Indemnification of Directors and Officers.” Danimer believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in Danimer’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Danimer’s and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transactions with Certain Directors and Executive Officers

Stephen E. Croskrey, Danimer’s chief executive officer and chairman, leases a house from Danimer in Brinson, Georgia for a nominal rental fee and has an option to purchase such property from Danimer, which option continues co-terminously with Mr. Croskrey’s employment as chief executive officer of Danimer.

Mr. Croskrey had acquired 483,977 shares of Legacy Danimer Common Stock upon exercise of options granted by Legacy Danimer and for which the exercise prices were paid in the form of non-recourse notes issued by Mr. Croskrey to Legacy Danimer. The aggregate amount of principal and accrued interest payable by Mr. Croskrey to Legacy Danimer in the amount of approximately $22,848,285 was paid off prior to the Closing. In connection with such payoff, Mr. Croskrey received upon closing of the Merger a new option grant to purchase 1,154,616 shares of Common Stock under Danimer’s new equity incentive plan, which option will not be exercisable until the later to occur of February 1, 2024 or the approval by Danimer’s shareholders of an amendment to Danimer’s new equity incentive plan to increase the number of shares available under the plan in an amount sufficient to permit the exercise of the option.

Stuart Pratt, a director of Danimer and the former chairman of the board of directors of Legacy Danimer, had acquired 187,147 shares of Legacy Danimer Common Stock upon exercise of options granted by Legacy Danimer and for which the exercise prices were paid in the form of non-recourse notes issued by Mr. Pratt to Legacy Danimer. The aggregate amount of principal and accrued interest payable by Mr. Pratt to Legacy Danimer in the amount of approximately $5,923,821 was paid off prior to the Closing. In connection with such payoff, Mr. Pratt received upon closing of the Merger a new option grant to purchase 312,258 shares of Common Stock under Danimer’s new equity incentive plan, which option will not be exercisable until the later to occur of February 1, 2024 or the approval by Danimer’s shareholders of an amendment to Danimer’s new equity incentive plan to increase the number of shares available under the plan in an amount sufficient to permit the exercise of the option.

Wentworth 84 Irrevocable Trust, as part of 2019 and 2020 private placement transactions of Legacy Danimer, acquired 3,969 and 25,395 shares of Legacy Danimer Common Stock for a purchase price of $250,047 and $1,599,885, respectively. Stuart Pratt, a director of Danimer and the former chairman of the board of directors of Legacy Danimer, may be deemed to be the beneficial owner of the shares held by the Wentworth 84 Irrevocable Trust.

Philip Gregory Calhoun, a director of Danimer, as part of a 2020 private placement transaction of Legacy Danimer, acquired 7,940 shares of Legacy Danimer Common Stock for a purchase price of $500,220. In 2020, Mr. Calhoun has acquired 31,935 shares of Legacy Danimer Common Stock upon exercise of options granted by Legacy Danimer in conjunction with certain debt financings for which the exercise prices were paid in cash in the aggregate amount of $658,050.

John A. Dowdy, Jr., a former director and shareholder of Legacy Danimer, acted as the shareholder representative under the Merger Agreement.

Dr. Isao Noda, a former director of Legacy Danimer, held an aggregate principal amount of $200,000 of Legacy Danimer’s 8% convertible notes, which converted into shares of Danimer effective as of the Closing.

Ralph Powell, Jr., a former director of Legacy Danimer, as part of a 2020 private placement transaction, acquired 4,000 shares of Legacy Danimer’s common stock for a purchase price of $252,000.

Richard F. Ivey., a former director of Legacy Danimer, as part of a 2020 private placement transaction, acquired 1,000 shares of Legacy Danimer’s common stock for a purchase price of $63,000.

Employment Agreements

Danimer has employment agreements with certain of its executive officers. See “Danimer’s Executive Compensation — Agreements with Danimer’s Named Executive Officers and Potential Payments Upon Termination or Change of Control.”

Live Oak Transactions

In June 2019, the Sponsor purchased 5,031,250 shares (the “Founder Shares”) of Live Oak’s Class B common stock for an aggregate price of $25,000. On January 14, 2020, the Sponsor contributed back to Live Oak, for no consideration, 718,750 Founder Shares. In February 2020, Live Oak effected a stock dividend for 0.333333333 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 5,750,000 Founder Shares (up to an aggregate of 750,000 shares of which were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Live Oak Initial Stockholders would own, on an as-converted basis, 20% of Live Oak’s issued and outstanding shares after the IPO. All share and per-share amounts were retroactively restated to reflect the forfeiture of the Founder Shares. The underwriters’ election to exercise their over-allotment option expired unexercised on June 22, 2020, and, as a result, 750,000 Founder Shares were forfeited, resulting in 5,000,000 Founder Shares outstanding. Upon the Closing, each of the Founder Shares converted into a share of Common Stock on a one-for-one basis.

On December 31, 2019, Live Oak issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan Live Oak up to an aggregate of $300,000 to be used for the payment of costs related to the IPO (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of June 30, 2020 or the completion of the IPO. The outstanding balance of $160,000 under the Promissory Note was repaid upon the consummation of the IPO on May 8, 2020.

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,000,000 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $6,000,000. Each Private Warrant is exercisable to purchase one share of Common Stock at a price of $11.50 per share. A portion of the proceeds from the Private Warrants were added to the proceeds from the IPO and held in the Trust Account.

On October 2, 2020, pursuant to the Warrant Sale and Support Agreement, the Sponsor agreed to sell 3,000,000 Private Warrants to ValFund Plastics, LLC, a Florida limited liability company, for a purchase price of $30,000 in cash. Consummation of the transaction was conditioned upon, among other things, the consummation of the Business Combination.

Related Person Transactions Policy

The Board adopted a written Related Person Transactions Policy that sets forth Danimer’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of Danimer’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Danimer or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to Danimer as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Danimer’s voting securities (including Danimer’s common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Danimer’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to Danimer’s audit committee (or, where review by Danimer’s audit committee would be inappropriate, to another independent body of the Danimer Board) for review. To identify related person transactions in advance, Danimer will rely on information supplied by Danimer’s executive officers, directors and certain significant stockholders. In considering related person transactions, Danimer’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs and benefits to Danimer;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

Danimer’s audit committee will approve only those transactions that it determines are fair to us and in Danimer’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of December 29, 2020, after giving effect to the Closing and assuming all shares of Common Stock in the Exchange Fund are issued to former holders of Legacy Danimer Common Stock in accordance with the Merger Agreement, by:

●	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock;

●	each current named executive officer and director of the Company; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 85,724,570 shares of Common Stock issued and outstanding as of December 29, 2020 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to approximately 16,000,000 shares of Common Stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Stephen E. Croskrey(1)	3,488,117	4.1
Stuart Pratt(2)	2,919,635	3.4
Philip Gregory Calhoun(3)	3,575,735	4.2
John A Dowdy, III(4)	1,220,666	1.4
Michael Smith(5)	905,569	1.0
Phillip Van Trump(6)	890,889	1.0
Scott Tuten(7)	864,581	1.0
Isao Noda(8)	446,915	*
Gregory Hunt(9)	59,579	*
Christy Basco	—	—
John P. Amboian(10)	50,000	*
Richard J. Hendrix(11)	9,955,000	11.6
Directors and Executive Officers as a Group (12 Individuals)(12)	24,370,275	27.1
Five Percent Holders:
Gary K. Wunderlich, Jr.(13)	9,905,000	11.6
Live Oak Sponsor Partners, LLC(14)	5,000,000	5.8
Live Oak ValFund Plastics Fund LLC(15)	4,905,000	5.7

*	Less than 1%.
(1)	Excludes 3,726,353 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the date hereof.
(2)	Includes 1,388,166 shares held by Wentworth 84 Irrevocable Trust, which shares may be deemed to be owned by Mr. Pratt, and 50,000 shares underlying options that are or will become exercisable within 60 days after the date hereof. Includes 12,363 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days after the date hereof. Excludes 5,952 shares underlying Assumed Legacy Danimer Options and 342,258 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the date hereof. Mr. Pratt disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)	Includes 3,226,006 shares held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Exempt Trust and 62,851 shares held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Non-Exempt Trust, which may be deemed to be owned by Mr. Calhoun, and 50,000 shares underlying options that are or will become exercisable within 60 days after the date hereof. Excludes 5,952 shares underlying Assumed Legacy Danimer Options that are not presently exercisable and not exercisable within 60 days of the date hereof. Mr. Calhoun disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(4)	Includes 303,054 shares held by the John Adams Dowdy, III Living Trust, which shares may be deemed to be owned by Mr. Dowdy, and 917,612 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days after the date hereof. Excludes 91,580 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days after the date hereof. Mr. Dowdy disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(5)	Includes 905,569 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days after the date hereof. Excludes 91,580 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days after the date hereof.
(6)	Includes 867,995 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days after the date hereof. Excludes 91,580 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days after the date hereof.
(7)	Includes 51,870 shares held by the Scott C. Tuten Family Trust and affiliated trusts under common control with the Scott C. Tuten Family Trust , which shares may be deemed to be owned by Mr. Tuten, and 666,519 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days after the date hereof. Excludes 91,580 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days after the date hereof. Mr. Tuten disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(8)	Includes 345,989 shares underlying Assumed Legacy Danimer Options and 50,000 shares underlying options that are or will become exercisable within 60 days after the date hereof. Excludes 5,952 shares underlying Assumed Legacy Danimer Options that are not presently exercisable and not exercisable within 60 days after the date hereof.
(9)	Includes 4,579 shares underlying Assumed Legacy Danimer Options and 55,000 shares underlying options that are or will become exercisable within 60 days after the date hereof. Excludes 5,952 shares underlying Assumed Legacy Danimer Options that are not presently exercisable and not exercisable within 60 days after the date hereof.
(10)	Includes 50,000 shares underlying options that are or will become exercisable within 60 days after the date hereof.
(11)	Includes 50,000 shares underlying options that are or will become exercisable within 60 days after the date hereof. Includes 5,000,000 shares held by Live Oak Sponsor Partners, LLC and 4,905,000 shares held by Live Oak ValFund Plastics Fund LLC, a Delaware limited liability company. See notes (14) and (15). Mr. Hendrix disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(12)	Includes 3,870,626 shares underlying Assumed Legacy Danimer Options and 305,000 shares underlying options that are or will become exercisable within 60 days after the date hereof. Excludes 390,128 shares underlying Assumed Legacy Danimer Options and 6,640,347 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days after the date hereof.
(13)	Based on a Form 4 filed by Mr. Wunderlich on December 31, 2020. Includes 5,000,000 shares held by Live Oak Sponsor Partners, LLC and 4,905,000 shares held by Live Oak ValFund Plastics Fund LLC, a Delaware limited liability company. See notes (14) and (15).
(14)	Live Oak Sponsor Partners, LLC (“LOAK Sponsor”) is the record holder of such shares. Each of Messrs. Hendrix and Wunderlich is one of the managing members of LOAK Sponsor, and as such, has voting and investment discretion with respect to the shares held of record by the LOAK Sponsor and may be deemed to have shared beneficial ownership of the common stock held directly by LOAK Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of LOAK Sponsor is 4921 William Arnold Road Memphis, TN 38117.
(15)	According to information provided by Live Oak ValFund Plastics Fund LLC, a Delaware limited liability company (“ValFund”). Live Oak Merchant Partners, LLC, a Delaware limited liability company (“Live Oak Merchant Partners”) and Value Acquisition Fund, LLC, Delaware limited liability company (“Value Acquisition”), are the managers of ValFund and may be deemed to have shared voting control and investment discretion over securities held by ValFund. Each of Messrs. Hendrix and Wunderlich is a controlling person of Live Oak Merchant Partners. Therefore, each of Messrs. Hendrix and Wunderlich may also be deemed to have shared voting control and investment discretion over securities owned by ValFund and Live Oak Merchant Partners. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address for ValFund is 429 North Main Street, Suite 100, Memphis, TN 38103. The principal business address for Live Oak Merchant Partners is 4921 William Arnold Road Memphis, TN 38117. The principal business address for Value Acquisition is 4921 William Arnold Road, Memphis, TN 38117.

SELLING SECURITYHOLDERS

The Selling Securityholders acquired the Private Warrants in connection with a private placement concurrent with the initial public offering of Live Oak. The Selling Securityholders acquired shares of our Common Stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act, upon conversion of the Founder Shares and in connection with the exercise of the Legacy Danimer Warrant (as defined herein). Pursuant to the Registration Rights and the Subscription Agreements, we agreed to file a registration statement with the SEC for the purposes of registering for resale the Private Warrants (and the shares of Common Stock that may be issued upon exercise of the Private Warrants) and the shares of our Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements, upon conversion of the Founder Shares and upon exercise of the Legacy Danimer Warrant.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of January 25, 2021 regarding the beneficial ownership of our Common Stock and Private Warrants by the Selling Securityholders and the shares of Common Stock and Private Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 84,971,601 shares of Common Stock outstanding as of January 25, 2021. Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock and Private Warrants offered and no other purchases or sales of our Common Stock or Private Warrants. The Selling Securityholders or their permitted transferees may offer and sell some, all or none of their shares of Common Stock or Private Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Private Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Up to 10,000,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Name of Selling	Common Stock Beneficially Owned Prior to	Private Warrants Beneficially Owned Prior to	Number of Shares of Common Stock Being	Number of Private Warrants Being	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Securityholder	Offering	Offering	Offered (1)	Offered	Number	Percent	Number	Percent
Apollo A-N Credit Fund (Delaware), L.P. (2)	218,284	—	218,284	—	—	—	—	—
Apollo Atlas Master Fund, LLC (3)	139,221	—	139,221	—	—	—	—	—
Apollo Credit Strategies Master Fund Ltd. (4)	1,864,050	—	1,864,050	—	—	—	—	—
Apollo PPF Credit Strategies, LLC (5)	278,445	—	278,445	—	—	—	—	—
Atalaya Capital Management LP (6)	400,000	—	400,000	—	—	—	—	—
CCC-NLA Murrells Inlet Retail, LLC (7)	400,000	—	400,000	—	—	—	—	—
Corbin ERISA Opportunity Fund, Ltd. (8)	300,000	—	300,000	—	—	—	—	—
Corbin Opportunity Fund, L.P. (9)	300,000	—	300,000	—	—	—	—	—
Difesa Master Fund, LP (10)	30,000	—	30,000	—	—	—	—	—
Evergreen National Indemnity Company (11)	42,000	—	42,000	—	—	—	—	—
Fargo Investments, L.P. (12)	1,226,824	—	500,000	—	726,824	*	—	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (13)	1,000,000	—	1,000,000	—	—	—	—	—
Gray’s Creek Capital Partners Fund I, LLC (14)	100,000	—	100,000	—	—	—	—	—
Gramercy Indemnity Company (15)	17,000	—	17,000	—	—	—	—	—
Great American Insurance Company (16)	200,000	—	200,000	—	—	—	—	—
Great American Life Insurance Company (17)	200,000	—	200,000	—	—	—	—	—
Greenlight Capital Offshore Master, Ltd. (18)	627,205	—	454,600	—	172,605	*	—	—
Greenlight Capital Offshore Partners (18)	1,027,064	—	745,400	—	281,664	*	—	—
Harvest Small Cap Partners LP (19)	188,171	—	188,171	—	—	—	—	—
Harvest Small Cap Partners Master LTD (20)	511,829	—	511,829	—	—	—	—	—
HD Special-Situations III, LP (21)	435,961	—	435,961	—	—	—	—	—
Jane Street Global Trading, LLC (22)	1,227,800	—	1,200,000	—	27,800	*	—	—
Kepos Alpha Master Fund L.P. (23)	500,000	—	500,000	—	—	—	—	—
Kiril Sokoloff	500,000	—	500,000	—	—	—	—	—
Knott Partners LP (24)	400,000		400,000	—	—	—	—	—
Lanx Concentrated Fund I, LP (25)	60,000	—	60,000	—	—	—	—	—
Lanx Offshore Partners, Ltd. (26)	125,000	—	125,000	—	—	—	—	—

Name of Selling	Common Stock Beneficially Owned Prior to	Private Warrants Beneficially Owned Prior to	Number of Shares of Common Stock Being	Number of Private Warrants Being	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Securityholder	Offering	Offering	Offered (1)	Offered	Number	Percent	Number	Percent
PartnerSelect Alternative Strategies Fund (27)	111,000	—	111,000	—	—	—	—	—
Live Oak Sponsor Partners, LLC (28)	5,000,000	3,000,000	5,000,000	3,000,000	—	—	—	—
Live Oak Valfund Plastics Fund LLC (29)	4,905,000	—	4,905,000	—	—	—	—	—
LMA SPC (30)	474,500	—	474,500	—	—	—	—	—
Magnetar Capital Master Fund, Ltd. (31)	100,000	—	100,000	—	—	—	—	—
Magnetar Constellation Fund II, Ltd. (31)	55,550	—	55,550	—	—	—	—	—
Magnetar Constellation Master Fund, Ltd. (31)	193,050	—	193,050	—	—	—	—	—
Magnetar Lake Credit Fund LLC (31)	39,050	—	39,050	—	—	—	—	—
Magnetar Longhorn Fund LP (31)	29,700	—	29,700	—	—	—	—	—
Magnetar SC Fund Ltd (31)	51,700	—	51,700	—	—	—	—	—
Magnetar Structured Credit Fund LP (31)	76,450	—	76,450	—	—	—	—	—
Magnetar Xing He Master Fund Ltd (31)	68,200	—	68,200	—	—	—	—	—
Morningstar Alternatives Fund (32)	13,130	—	13,130	—	—	—	—	—
National Fire & Casualty Company (33)	17,000	—	17,000	—	—	—	—	—
NFC Partners, LLC (34)	229,000	—	229,000	—	—	—	—	—
Nineteen77 Environmental Focus Fund (Cayman) Master Limited (35)	69,240	—	69,240	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited (36)	553,800	—	553,800	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund (37)	92,400	—	92,400	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited (38)	415,320	—	415,320	—	—	—	—	—
Purpose Alternative Credit Fund – F LLC (31)	24,200	—	24,200	—	—	—	—	—
Purpose Alternative Credit Fund – T LLC (31)	12,100	—	12,100	—	—	—	—	—
RDA Ventures, LLC (39)	500,000	—	500,000	—	—	—	—	—
Ring Investments, LLC (40)	350,000	—	350,000	—	—	—	—	—
Select Alternative Strategies II ICAV (41)	69,240	—	69,240	—	—	—	—	—
Shaolin Capital Partners Master Fund, Ltd. (42)	255,500	—	255,500	—	—	—	—	—
Stillwater Insurance Company (43)	340,000	—	340,000	—	—	—	—	—
Stillwater Property & Casualty Insurance Company (44)	85,000	—	85,000	—	—	—	—	—
The Arbitrage Fund (45)	275,860	—	275,860	—	—	—	—	—

Name of Selling	Common Stock Beneficially Owned Prior to	Private Warrants Beneficially Owned Prior to	Number of Shares of Common Stock Being	Number of Private Warrants Being	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Securityholder	Offering	Offering	Offered (1)	Offered	Number	Percent	Number	Percent
The Lanx Fund, LP (46)	150,000	—	150,000	—	—	—	—	—
Thompson Danimer (47)	400,000	—	400,000	—	—	—	—	—
Tristate Consumer Insurance Company (48)	170,000	—	170,000	—	—	—	—	—
ValFund Plastics, LLC (49)	—	3,000,000	—	3,000,000	—	—	—	—
Water Island Event-Driven Fund (50)	40,960	—	40,960	—	—	—	—	—
Water Island LevArb Fund, LP (51)	27,410	—	27,410	—	—	—	—	—
Water Island Long/Short Fund (52)	8,190	—	8,190	—	—	—	—	—
Water Island Merger Arbitrage Institutional Commingled Fund, LP (53)	23,450	—	23,450	—	—	—	—	—
William E. Haslam	100,000	—	100,000	—	—	—	—	—

*	Less than 1%.
(1)	The amounts set forth in this column are the number of shares of Common Stock that may be offered by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.
(2)	Apollo A-N Credit Management, LLC, a Delaware limited liability company, serves as the investment manager for the Selling Securityholder. Apollo Capital Management, L.P., a Delaware limited partnership, serves as the sole member of Apollo A-N Credit Management, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Management Holdings, L.P. Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and thus have voting or investment control over the securities being offered. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(3)	Apollo Atlas Management, LLC, a Delaware limited liability company, serves as the investment manager of the Selling Securityholder. Apollo Capital Management, L.P., a Delaware limited partnership, serves as the sole member of Apollo Atlas Management, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and thus have voting or investment control over the securities being offered. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(4)	Apollo ST Fund Management LLC, a Delaware limited liability company, serves as the investment manager for the Selling Securityholder. Apollo ST Operating LP, a Delaware limited partnership, is the sole member of Apollo ST Fund Management LLC. The general partner of Apollo ST Operating LP is Apollo ST Capital LLC, a Delaware limited liability company. ST Management Holdings, LLC, a Delaware limited liability company, is the sole member of Apollo ST Capital LLC. Apollo Capital Management, L.P., a Delaware limited partnership, is the sole member and manager of ST Management Holdings, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership, serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company serves as the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and thus have voting or investment control over the securities being offered. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(5)	Apollo PPF Credit Strategies (Lux), SCSp, a Luxembourg special limited partnership is the sole member of Apollo PPF Credit Strategies, LLC. Apollo PPF Credit Strategies Management, LLC, a Delaware limited liability company, serves as the investment manager for Apollo PPF Credit Strategies (Lux), SCSp. Apollo Capital Management, LP, a Delaware limited partnership, is the sole member of Apollo PPF Credit Strategies Management, LLC. Apollo Capital Management GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Capital Management, L.P. Apollo Management Holdings, L.P., a Delaware limited partnership serves as the sole member and manager of Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC, a Delaware limited liability company, serves as the general partner of Apollo Management Holdings, L.P. Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and thus have voting or investment control over the securities being offered. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(6)	Ivan Q. Zinn is deemed to have power to vote or dispose of the offered securities held by the Selling Securityholder.
(7)	The Selling Securityholder is managed by WSC Texas Manager, LLC. F. James Neil, Jr. is the natural person who has voting or investment control over the shares held by WSC Texas Manager, LLC, and thus has voting or investment control over the securities being offered.
(8)	Corbin Capital Partners, L.P. (“CCP”) is the investment manager of the Selling Securityholder, and Corbin Capital Partners Group, LLC is the general partner of CCP. Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P., the investment manager of this Selling Securityholder, and directs the voting and investment decisions with respect to the shares. Mr. Bergstrom disclaims beneficial ownership of such shares.
(9)	CCP is the investment manager of the Selling Securityholder, and Corbin Capital Partners Group, LLC is the general partner of CCP. Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P., the investment manager of this Selling Securityholder, and directs the voting and investment decisions with respect to the shares. Mr. Bergstrom disclaims beneficial ownership of such shares.
(10)	The Selling Securityholder is managed by Difesa Capital Management, LP. Andrew Cohen and Gregory Davis are the natural persons who have voting or investment control over the shares held by Difesa Capital Management LP, and thus have voting or investment control over the securities being offered.
(11)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(12)	Fargo GP LLC is the general partner of the Selling Securityholder. Fargo GP Revocable Trust manages Fargo GP LLC and Bradford M. Freeman and Ronald P. Spogli are the natural persons who have voting or investment control over the shares held by Fargo GP Revocable Trust, and thus have voting or investment control over the securities being offered.
(13)	Beneficial ownership consists of (i) 1,000,000 shares of common stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc., or the Federated Parent. All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Federated Trust, for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(14)	The Selling Securityholder is managed by Gray’s Creek Capital Advisors, LLC and Gray’s Creek Capital Partners, GP. Jason R. Little and Gerrit B. Parker are the natural persons who have voting or investment control over the shares held by Gray’s Creek Capital Advisors, LLC and Gray’s Creek Capital Partners, GP, and thus have voting or investment control over the securities being offered.
(15)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(16)	The Selling Securityholder is a majority owned subsidiary of a publicly traded company. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(17)	The Selling Securityholder is a majority owned subsidiary of a publicly traded company. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(18)	Greenlight Capital, Inc. (“Greenlight Inc.”) is the investment advisor for Greenlight Capital Offshore Partners, Ltd., and as such has voting and dispositive power over 1,027,064 shares of common stock held by Greenlight Capital Offshore Partners, Ltd. DME Capital Management, LP (“DME Management”) is the investment advisor for Greenlight Capital Offshore Master, Ltd., and as such has voting and dispositive power over 627,205 shares of common stock held by Greenlight Capital Offshore Master, Ltd. DME Advisors GP, LLC (“DME GP”) is the general partner of DME Management, and as such has voting and dispositive power over 627,205 shares of common stock. David Einhorn is the principal of Greenlight Inc., DME Management and DME GP, and as such has voting and dispositive power over 1,654,269 shares of common stock held by these affiliates of Greenlight, Inc. Each of Mr. Einhorn, Greenlight Inc., DME Management and DME GP disclaims beneficial ownership of these shares of common stock, except to the extent of any pecuniary interest therein.
(19)	The Selling Securityholder is managed by No Street GP LP. Jeffrey Osher is the natural person who has voting or investment control over the shares held by No Street GP LP, and thus has voting or investment control over the securities being offered.
(20)	The Selling Securityholder is managed by No Street GP LP. Jeffrey Osher is the natural person who has voting or investment control over the shares held by No Street GP LP, and thus has voting or investment control over the securities being offered.
(21)	Hunting Dog Capital III, LLC, the general partner of the Selling Securityholder, is managed by Hunting Dog Capital LLC. Chris Allick and Todd Blankford are the natural persons who have voting or investment control over the shares held by Hunting Dog Capital LLC, and thus have voting or investment control over the securities being offered.
(22)	The Selling Securityholder is a wholly-owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert A. Granieri are the members of the operating company of Jane Street Group, LLC and thus have voting or investment control over the securities being offered. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of certain broker-dealers. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(23)	Kepos Capital LP is the investment manager of the Selling Securityholder and Kepos Partners LLC is the general partner of the Selling Shareholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the managing member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the Selling Securityholder.
(24)	The Selling Securityholder is managed by Knott Partners Management LLC. David M. Knott, Jr. and David M. Knott, Sr. are the natural persons who have voting or investment control over the shares held by Knott Partners Management LLC, and thus have voting or investment control over the securities being offered.
(25)	The Selling Securityholder is managed by Lanx Management, LLC. Brian Goldman is the natural person who has voting or investment control over the shares held by Lanx Management, LLC, and thus has voting or investment control over the securities being offered.
(26)	The Selling Securityholder is managed by Lanx Management, LLC. Brian Goldman is the natural person who has voting or investment control over the shares held by Lanx Management, LLC, and thus has voting or investment control over the securities being offered.

(27)	The Selling Securityholder is an investment company registered under the Investment Company Act of 1940, as amended, and Water Island Capital, LLC, is its investment adviser. John Orrico is CIO of the adviser, which has voting or investment control over the securities being offered.
(28)	Each of Messrs. Hendrix, Wunderlich and Berner are the managing members of the Sponsor, and as such, each have voting and investment discretion with respect to the common stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the common stock held directly by the Sponsor. Mr. John P. Amboian also holds a direct or indirect interest in the Sponsor. Each of the foregoing persons disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(29)	According to information provided by Live Oak ValFund Plastics Fund LLC, a Delaware limited liability company (“ValFund”). Live Oak Merchant Partners, LLC, a Delaware limited liability company (“Live Oak Merchant Partners”) and Value Acquisition Fund, LLC, Delaware limited liability company (“Value Acquisition”), are the managers of ValFund and may be deemed to have shared voting control and investment discretion over securities held by ValFund. Each of Messrs. Hendrix and Wunderlich are controlling persons of Live Oak Merchant Partners. Therefore, each of Messrs. Hendrix and Wunderlich may also be deemed to have shared voting control and investment discretion over securities owned by ValFund and Live Oak Merchant Partners. Each of Mr. Andrew F. Cates and Mr. Michael Ashton Hudson are controlling persons of Value Acquisition. Therefore, each of Messrs. Cates and Hudson may also be deemed to have shared voting control and investment discretion over securities owned by ValFund and Value Acquisition.
(30)	The Selling Securityholder holds the securities being offered in a segregated portfolio named the MAP 214 Segregated Portfolio, which is managed by Shaolin Capital Management, LLC. David Puritz is the natural person who has voting or investment control over the shares held by Shaolin Capital Management, LLC, and thus has voting or investment control over the securities being offered.
(31)	The registered holders of the referenced shares are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each of Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund - T LLC, Magnetar Capital Master Fund, Ltd., Magnetar Constellation Fund II, Ltd., Magnetar Constellation Master Fund, Ltd., Magnetar Lake Credit Fund LLC, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund LP, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL.
(32)	The Selling Securityholder is an investment company registered under the Investment Company Act of 1940, as amended, and Water Island Capital, LLC, is its subadvisor. John Orrico is CIO of the adviser, which has voting or investment control over the securities being offered.
(33)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(34)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(35)	The Selling Securityholder is managed by UBS O’Connor LLC. F. Kevin Russell is the natural person who has voting or investment control over the shares held by UBS O’Connor LLC, and thus has voting or investment control over the securities being offered.
(36)	The Selling Securityholder is managed by UBS O’Connor LLC. F. Kevin Russell is the natural person who has voting or investment control over the shares held by UBS O’Connor LLC, and thus has voting or investment control over the securities being offered.
(37)	The Selling Securityholder is managed by UBS O’Connor LLC. F. Kevin Russell is the natural person who has voting or investment control over the shares held by UBS O’Connor LLC, and thus has voting or investment control over the securities being offered.
(38)	The Selling Securityholder is managed by UBS O’Connor LLC. F. Kevin Russell is the natural person who has voting or investment control over the shares held by UBS O’Connor LLC, and thus has voting or investment control over the securities being offered.
(39)	David Broser is deemed to have power to vote or dispose of the offered securities held by the Selling Securityholder
(40)	Randall L Ringhaver is deemed to have power to vote or dispose of the offered securities held by the Selling Securityholder

(41)	The Selling Securityholder is managed by UBS O’Connor LLC. F. Kevin Russell is the natural person who has voting or investment control over the shares held by UBS O’Connor LLC, and thus has voting or investment control over the securities being offered.
(42)	The Selling Securityholder is managed by Shaolin Capital Management, LLC. David Puritz is the natural person who has voting or investment control over the shares held by Shaolin Capital Management, LLC, and thus has voting or investment control over the securities being offered.
(43)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(44)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(45)	The Selling Securityholder is an investment company registered under the Investment Company Act of 1940, as amended, and Water Island Capital, LLC, is its investment adviser. John Orrico is CIO of the adviser, which has voting or investment control over the securities being offered.
(46)	The Selling Securityholder is managed by Lanx Management, LLC. Brian Goldman is the natural person who has voting or investment control over the shares held by Lanx Management, LLC, and thus has voting or investment control over the securities being offered.
(47)	DeWitt C. Thompson, V is deemed to have power to vote or dispose of the offered securities held by the Selling Securityholder.
(48)	NFC Investments, LLC is the investment adviser of the Selling Securityholder. Charles K. Slatery, as CEO of the adviser, has voting or investment control over the securities being offered.
(49)	Matt Uselton is deemed to have power to vote or dispose of the offered securities held by the Selling Securityholder.
(50)	The Selling Securityholder is an investment company registered under the Investment Company Act of 1940, as amended, and Water Island Capital, LLC, is its investment adviser. John Orrico is CIO of the adviser, which has voting or investment control over the securities being offered.
(51)	The Selling Securityholder is managed by Water Island Capital, LLC. John Orrico is CIO of Water Island Capital, LLC, which has voting or investment control over the securities being offered.
(52)	The Selling Securityholder is an investment company registered under the Investment Company Act of 1940, as amended, and Water Island Capital, LLC, is its investment adviser. John Orrico is CIO of the adviser, which has voting or investment control over the securities being offered.
(53)	The Selling Securityholder is managed by Water Island Capital, LLC. John Orrico is CIO of Water Island Capital, LLC, which has voting or investment control over the securities being offered.

Certain Relationships with Selling Securityholders

Sponsor and Valfund Agreements

Founder Shares

In June 2019, the Sponsor purchased 5,031,250 shares (the “Founder Shares”) of Live Oak’s Class B common stock for an aggregate price of $25,000. On January 14, 2020, the Sponsor contributed back to Live Oak, for no consideration, 718,750 Founder Shares. In February 2020, Live Oak effected a stock dividend for 0.333333333 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 5,750,000 Founder Shares (up to an aggregate of 750,000 shares of which were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Live Oak Initial Stockholders would own, on an as-converted basis, 20% of Live Oak’s issued and outstanding shares after the IPO. All share and per-share amounts were retroactively restated to reflect the forfeiture of the Founder Shares. The underwriters’ election to exercise their over-allotment option expired unexercised on June 22, 2020, and, as a result, 750,000 Founder Shares were forfeited, resulting in 5,000,000 Founder Shares outstanding. Upon the Closing, each of the Founder Shares converted into a share of Common Stock on a one-for-one basis.

Promissory Note

On December 31, 2019, Live Oak issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan Live Oak up to an aggregate of $300,000 to be used for the payment of costs related to the IPO (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of June 30, 2020 or the completion of the IPO. The outstanding balance of $160,000 under the Promissory Note was repaid upon the consummation of the IPO on May 8, 2020.

Private Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,000,000 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $6,000,000. Each Private Warrant is exercisable to purchase one share of Common Stock at a price of $11.50 per share. A portion of the proceeds from the Private Warrants were added to the proceeds from the IPO and held in the Trust Account.

On October 2, 2020, pursuant to the Warrant Sale and Support Agreement, the Sponsor agreed to sell 3,000,000 Private Warrants to ValFund Plastics, LLC, a Florida limited liability company, for a purchase price of $30,000 in cash. Consummation of the transaction was conditioned upon, among other things, the consummation of the Business Combination.

Registration Rights Agreement

Pursuant to a registration rights agreement entered into on May 5, 2020, the holders of the Private Warrants (and the shares of Class A common stock underlying such Private Warrants) and shares of Common Stock issued upon conversion of the Founder Shares have registration rights to require us to register a sale of any of such holders’ securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements. As of the date of this Registration Statement, the Sponsor and Valfund Plastics, LLC each hold 3 million Private Warrants and the Sponsor holds 5 million shares of Common Stock issued upon conversion of the Founder Shares.

Subscription Agreements

In connection with the execution of the Merger Agreement, Live Oak entered into Subscription Agreements with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and Live Oak agreed to sell to the Subscribers, an aggregate of 21,000,000 shares of Live Oak Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $210,000,000, in a private placement (the “PIPE”). Live Oak ValFund Plastics Fund LLC, which is affiliated with certain members of Danimer’s board of directors, purchased 4,905,000 shares of Live Oak Class A Common Stock in the PIPE for a total purchase price of $49,050,000.

Lock-Up Agreement

In connection with the Closing, on December 29, 2020, the Company and certain stockholders of Legacy Danimer (the “Legacy Holders”) entered into a Lock-Up Agreement (the “Rock Creek Lock-Up Agreement”). The terms of the Rock Lock-Up Agreement provides that our securities held by the Legacy Holders that were acquired pursuant to the Merger Agreement or otherwise issued pursuant to the Merger Agreement will be locked-up until the earlier of (i) one year after the Effective Date or (ii) subsequent to the Effective Date, (x) if the reported closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least one hundred fifty (150) days after the Effective Date, or (y) the date on which Danimer completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Danimer’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Legacy Danimer Warrant

On April 12, 2017, in connection with Legacy Danimer entering into a senior secured term note agreement with HD Special-Situations III, LP (“HDSS”) with a principal amount of $4.7 million (the “HDSS Note”), Legacy Danimer issued a warrant to HDSS for an aggregate of 55,319 shares of Legacy Danimer common stock having an exercise price equal to the lesser of (i) $30.00 per share of Legacy Danimer common stock or (ii) the lowest pre-money per share valuation at which equity capital had been raised by Legacy Danimer within six (6) months after the date of issuance (the “Legacy Danimer Warrant”) and an expiration date of five years from the date of issuance, and HDSS was granted certain registration rights pursuant to a registration rights agreement with Legacy Danimer entered into on the same date. Legacy Danimer repaid the HDSS Note and all accrued and unpaid interest thereon on March 13, 2019. On January 7, 2021, HDSS exercised the Legacy Danimer Warrant in full on a cashless or net exercise basis and Danimer issued HDSS 435,961 shares of Common Stock. HDSS subsequently exercised its registration rights to have such shares of Common Stock included in this prospectus and the registration statement of which it forms a part.

For further information regarding transactions between us and the Selling Securityholders, see the section entitled “Certain Relationships and Related Party Transactions.”

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. As of February 12, 2021, there were 84,971,601 shares of Common Stock and no shares of preferred stock outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically. We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have No current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Common Stock.

Election of Directors

Our board of directors is composed of single class of eight directors, each of whom will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Redeemable Warrants

Public Stockholders’ Warrants

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) 30 days after the completion of the Business Combination and (ii) May 8, 2021. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a warrantholder. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Warrant unless Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Live Oak arrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that we will use our best efforts to file with the SEC a registration statement registering the issuance of the shares of Common Stock issuable upon exercise of the Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the closing of the Business Combination or within a specified period following the consummation of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

Once the Warrants become exercisable, we may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

●	if, and only if, the reported closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the Warrants were initially offered by us in our initial public offering.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a cashless basis. In determining whether to require all holders to exercise their Warrants on a cashless basis, our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants multiplied by and the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our initial business combination. If we call our Warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock , or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock . A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10-trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by May 8, 2022 or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock .

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock ), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock ), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. This formula is to compensate the Warrant holder for the loss of the option value portion of the Warrant due to the requirement that the Warrant holder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least a majority of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Warrants, a majority of the then outstanding Private Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder. As a result, warrantholders not purchasing an even number of Warrants must sell any odd number of Warrants in order to obtain full value from the fractional interests that will not be issued.

Private Warrants

The Private Warrants (including the Common Stock issuable upon exercise of the Private Warrants) are not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, among other limited exceptions set forth in the Warrant Agreement, to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Private Warrants exercise is sent to the warrant agent.

Our Sponsor has agreed not to transfer, assign or sell any of the Private Warrants (including the Common Stock issuable upon exercise of any of these Private Warrants) until the date that is 30 days after the date we complete the Business Combination, except that, among other limited exceptions, for transfers made to our officers and directors and other persons or entities affiliated with our Sponsor.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

The Certificate of Incorporation requires that, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Danimer; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of Danimer to Danimer or Danimer’s stockholders; (iii) any action asserting a claim against Danimer or any director or officer or other employee of Danimer arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); (iv) any action asserting a claim against Danimer or any director or officer or other employee of Danimer governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. The Proposed Certificate of Incorporation will provide that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act and the Exchange Act. Finally, the Proposed Certificate of Incorporation will provide that the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders cannot waive our compliance with federal securities laws and the rules and regulations thereunder.

The Certificate of Incorporation provides that the exclusive forum provision is applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by the Chairman our board of directors.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Registration Rights

The holders of (i) the Founder Shares and (ii) Private Warrants and the shares of Common Stock underlying such Private Warrants have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement. These holders of these securities are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us, subject to certain limitations. We will bear the expenses incurred in connection with the filing of any such registration statements.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 6,000,000 shares of Common Stock that are issuable upon the exercise of certain warrants (the “Private Warrants”) for shares of Common Stock purchased in a private placement in connection with the initial public offering of Live Oak Acquisition Corp. (“Live Oak”) by the holders thereof and (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of certain warrants (the “Public Warrants”) sold in Live Oak’s initial public offering by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 32,435,961 shares of Common Stock (including up to 6,000,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 6,000,000 Private Warrants.

We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	a distribution in accordance with the rules of the New York Stock Exchange;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of our Common Stock purchased in this offering by a non-U.S. holder (as defined below). This summary does not address all aspects of U.S. federal income tax consequences relating thereto. This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, nor under U.S. federal gift and estate tax laws, except to the limited extent provided below. In general, a “non-U.S. holder” means a beneficial owner of our Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in tax consequences different from those summarized below. The remainder of this summary assumes that a non-U.S. holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all aspects of United States federal income tax consequences that may be relevant to non-U.S. holders in light of their particular circumstances, nor does it address any estate or gift tax consequences, except to the limited extent provided below, or any aspects of U.S. state, local or non-U.S. taxes. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities, commodities or currencies, “controlled foreign corporation,” “passive foreign investment company,” partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, person that owns, or is deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), person using the accrual method of tax accounting subject to special tax rules under Section 451(b) of the Code, or person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis (but not below zero) of a non-U.S. holder’s Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Common Stock, the excess will be treated as gain from the disposition of our Common Stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”). Any such distribution will also be subject to the discussion below under the heading “Additional Withholding Requirements.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Common Stock generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. Even if we are or become a United States real property holding corporation, provided that our Common Stock is regularly traded on an established securities market, within the meaning of applicable United States Treasury regulations, our Common Stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our Common Stock will be considered to be regularly traded on an established securities market for purposes of the rules described above.

Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Common Stock will be U.S.-situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our Common Stock.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) on a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Common Stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Withholding under FATCA may also apply to payments of gross proceeds of dispositions of our Common Stock, although under proposed United States Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Kane Kessler, P.C.

EXPERTS

The consolidated financial statements of Legacy Danimer at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, included in this prospectus, have been audited by Thomas Howell Ferguson P.A., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Live Oak Acquisition Corp. as of December 31, 2019, and for the period from May 24, 2019 (inception) through December 31, 2019, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

CHANGE IN

AUDITOR

On January 4, 2021, the Audit Committee of the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020, effective upon execution of an engagement letter with KPMG, which was signed on January 5, 2021. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on January 4, 2021 that it would be replaced by KPMG as the Company’s independent registered public accounting firm. Additionally, Thomas Howell Ferguson P.A. (“THF”) the Company’s deemed independent registered public accounting firm prior to the Business Combination, by virtue of Legacy Danimer being the accounting acquiror in the Business Combination, was informed on January 5, 2021 that it would be replaced by KPMG as the Company’s independent registered public accounting firm.

Withum’s report on the Company’s balance sheet as of December 31, 2019, the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 24, 2019 (inception) through December 31, 2019, and the related notes (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from May 24, 2019 (inception) to December 31, 2019, and the subsequent interim periods through September 30, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from May 24, 2019 (inception) to December 31, 2019, and the interim periods through September 30, 2020, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THF’s report on Legacy Danimer’s (as the accounting acquiror of the Company) consolidated balance sheets as of December 31, 2019 and December 31, 2018, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended and the related notes (collectively, the “Legacy Danimer financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

THF’s report on the consolidated financial statements of Legacy Danimer as of and for the years ended December 31, 2019 and 2018, contained a separate paragraph stating that “As discussed in Note 2 to the financial statements, the Company has changed its method of accounting for revenue and certain costs in 2019 using the full retrospective adoption method due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended.”

During the period from January 1, 2018 to December 31, 2019 and the subsequent interim periods through September 30, 2020, there were no: (i) disagreements with THF on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to THF’s satisfaction would have caused THF to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from January 1, 2018 to December 31, 2019, and the interim periods through September 30, 2020, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Danimer’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.danimerscientific.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements of Danimer

Condensed Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019 (unaudited)	F-2
Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2020 and 2019 (unaudited)	F-3
Condensed Consolidated Statements of Stockholders’ Equity for the Nine Months Ended September 30, 2020 and 2019 (unaudited)	F-4
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2020 and 2019 (unaudited)	F-5
Notes to Condensed Consolidated Financial Statements (unaudited)	F-6

Report of Independent Registered Public Accounting Firm	F-23
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-24
Consolidated Statements of Operations for the Years Ended December 31, 2019 and 2018	F-25
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2019 and 2018	F-26
Consolidated Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F-27
Notes to Consolidated Financial Statements	F-28

Financial Statements of Live Oak

Condensed Consolidated Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019	F-55
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2020 (unaudited) and for the period from May 24, 2019 (inception) Through September 30, 2019 (unaudited)	F-56
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three and Nine Months Ended September 30, 2020 (unaudited) and for the period from May 24, 2019 (inception) Through September 30, 2019 (unaudited)	F-57
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2020 (unaudited) and for the period from May 24, 2019 (inception) Through September 30, 2019 (unaudited)	F-58
Notes to Condensed Consolidated Financial Statements (unaudited)	F-59

Report of Independent Registered Public Accounting Firm	F-72
Balance Sheet as of December 31, 2019 (audited)	F-73
Statement of Operations for the period from May 24, 2019 (inception) Through December 31, 2019 (audited)	F-74
Statement of Changes in Stockholders’ Equity for the period from May 24, 2019 (inception) Through December 31, 2019 (audited)	F-75
Statement of Cash Flows for the period from May 24, 2019 (inception) Through December 31, 2019 (audited)	F-76
Notes to Financial Statements	F-77

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and par value amounts)	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$4,932	$6,261
Accounts receivable, net	7,393	4,765
Inventory	13,206	7,038
Prepaid expenses	3,083	417
Contract assets	1,341	758
Total current assets	29,955	19,239
Property, plant, and equipment, net	91,516	73,202
Intellectual property, net	1,846	2,052
Right-of-use asset	26,859	20,055
Leverage loans receivable	27,742	27,742
Restricted cash	1,219	3,017
Other assets	115	116
Total assets	$179,252	$145,423
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,041	$8,120
Accrued liabilities	9,819	9,724
Unearned revenue and contract liabilities	2,836	4,580
Lease liability, current portion	3,175	2,583
Long-term debt, current portion	12,319	9,277
Total current liabilities	36,190	34,284
Long-term lease liability, net	24,001	17,434
Long-term debt, net	75,088	73,779
Other long-term liabilities	1,562	2,500
Total liabilities	136,841	127,997
Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.001 par value; 60,000,000 shares authorized: 3,253,307 and 2,770,385 shares issued and outstanding(1) at September 30, 2020 and December 31, 2019, respectively	4	3
Additional paid-in capital	97,107	66,503
Accumulated deficit	(54,700)	(49,080)
Total stockholders’ equity	42,411	17,426
Total liabilities and stockholders’ equity	$179,252	$145,423

(1)	— Excludes 671,124 shares at September 30, 2020 and December 31, 2019. Please refer to Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2020	2019
Revenue
Products	$31,004	$19,400
Services	4,302	4,215
Total revenue	35,306	23,615
Costs and expenses:
Cost of revenue	25,058	15,438
Selling, general and administrative	9,178	11,804
Research and development	5,565	3,511
Gain on disposal of assets	(9)	(281)
Legal settlement	—	8,000
Total costs and expenses	39,792	38,472
Loss from operations	(4,486)	(14,857)
Nonoperating income (expense):
Interest expense	(1,431)	(2,827)
Gain on loan extinguishment	—	5,550
Interest income	262	259
Other income (expense), net	35	261
Loss before income taxes	(5,620)	(11,614)
Income tax expense	—	4,137
Net loss	$(5,620)	$(15,751)
Basic and diluted net loss per common share	$(1.78)	$(5.69)
Weighted average number of common shares used to compute basic and diluted net loss per common share	3,163,923	2,766,466

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Condensed Consolidated Statements of Stockholders’ Equity (Unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
(in thousands, except share amounts)	Shares(1)	Amount	Capital	Deficit	Equity
Nine Months Ended September 30, 2020
Balances at December 31, 2019	2,770,385	$3	$66,503	$(49,080)	$17,426
Stock-based compensation	—	—	523	—	523
Issuances of common stock, net of issuance costs	460,985	1	29,002	—	29,003
Recording of beneficial conversion feature on convertible debt		—	93	—	93
Conversion of debt to common stock	10,912	—	655	—	655
Exercises of stock options	11,025	—	331	—	331
Net loss	—	—	—	(5,620)	(5,620)
Balances at September 30, 2020	3,253,307	$4	$97,107	$(54,700)	$42,411
Nine Months Ended September 30, 2019
Balances at December 31, 2018	2,670,481	$3	$56,751	$(29,566)	$27,188
Stock-based compensation	—	—	5,114	—	5,114
Issuances of common stock, net of issuance costs	155,869	—	8,739	—	8,739
Repurchases of common stock	(55,965)	—	(4,702)	—	(4,702)
Net loss	—	—	—	(15,751)	(15,751)
Balances at September 30, 2019	2,770,385	$3	$65,902	$(45,317)	$20,588

(1)	— Excludes 671,124 shares at September 30, 2020 and 2019. Please refer to Note 1.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(5,620)	$(15,751)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,788	2,630
Amortization of right-of-use asset and lease liability	354	421
Amortization of debt issuance costs	1,367	920
Stock-based compensation	523	5,114
Deferred income taxes	—	4,137
Gain on loan extinguishment	—	(5,550)
Gain on disposal of property, plant, and equipment	(9)	(281)
Interest incurred but not paid	610	—
Changes in operating assets and liabilities:
Accounts receivable	(2,629)	(251)
Inventory	(6,168)	(1,916)
Prepaid expenses	(2,666)	(398)
Contract assets	(584)	(660)
Other assets	1	(35)
Accounts payable	2,388	2,251
Accrued liabilities and other long-term liabilities	1,763	7,070
Unearned revenue and contract liabilities	(1,744)	(465)
Net cash used in operating activities	(9,626)	(2,764)
Cash flows from investing activities
Purchases of property, plant and equipment	(33,278)	(22,904)
Investment in leverage loans receivable related to NMTC financing	—	(6,262)
Proceeds from sales of property, plant and equipment	7,320	875
Net cash used in investing activities	(25,958)	(28,291)
Cash flows from financing activities
Proceeds from long-term debt	4,417	40,368
Proceeds from NMTC financing	—	9,000
Principal payments on long-term debt	(1,198)	(14,820)
Proceeds from issuance of common stock, net of issuance costs	29,002	8,740
Proceeds from exercise of stock options	331	—
Repurchase and retirement of common stock	—	(4,702)
Cash paid for debt financing costs	(95)	(3,929)
Net cash provided by financing activities	32,457	34,657
Net (decrease) increase in cash and cash equivalents and restricted cash	(3,127)	3,602
Cash and cash equivalents and restricted cash
Beginning of period	9,278	6,546
End of period	$6,151	$10,148
Supplemental cash flow information
Cash paid for interest, net of interest capitalized	$628	$1,816
Cash paid for income taxes	2	24
Supplemental schedule of noncash investing and financing activities
Changes in accounts payable and accrued expenses for capital additions to property, plant and equipment	$(5,070)	$2,742
Conversion of convertible debt to common stock	655	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

1. Nature of Activities, Basis of Presentation and Summary of Significant Accounting Policies

Nature of Activities

Meredian Holdings Group, Inc. (“MHG”) and its subsidiaries (collectively referred to as the “Company”) is a performance polymer company specializing in bioplastic replacements for traditional petroleum-based plastics. The Company brings together innovative technologies to deliver renewable, environmentally friendly bioplastic materials to global consumer product companies.

Wholly owned entities included in the consolidation are Meredian, Inc. and its subsidiary, Meredian Bioplastics, Inc. (collectively referred to as “Meredian”); Danimer Scientific, LLC and its subsidiary, Danimer Bioplastics, Inc. (collectively referred to as “Danimer”); Danimer Scientific Holdings, LLC (“DSH”); Danimer Scientific Kentucky, Inc. (“DSKY”); and Danimer Scientific Manufacturing, Inc. (“DSM”). MHG was incorporated in Georgia during 2014 and, effective June 2, 2014, is the parent company of predecessor entities Meredian and Danimer. DSH, DSKY, and DSM were formed in the fourth quarter of 2018, had no financial transactions in the year ended December 31, 2018, and began operations during 2019. MHG contributed its ownership interest in Meredian, Danimer, and DSKY to DSH in March 2019.

Meredian devotes its efforts toward developing biodegradable resins based on polyhydroxyalkanoates (“PHA”), while Danimer devotes its efforts toward developing and producing compostable resins based on polyactic acid (“PLA”) and other renewable materials. DSKY operates a manufacturing facility that is being retrofitted to manufacture PHA-based resins on a commercial scale. DSM operates a PHA pilot plant and provides intercompany manufacturing and research services for the Company. MHG and DSH are holding companies that provide corporate and management services for the Company.

Basis of Presentation and Significant Accounting Policies

The accompanying condensed interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The information as of December 31, 2019 included in the unaudited condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. These unaudited condensed consolidated financial statements included in this proxy statement/prospectus were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (all of which are considered of a normal recurring nature) considered necessary to present fairly the Company’s financial position, results of operations, and cash flows for the periods and dates presented. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. The Company’s significant accounting policies are described in the Company’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. Management has reviewed these significant accounting policies and related disclosures and determined that there were no significant changes in the Company’s critical accounting policies in the nine months ended September 30, 2020.

These unaudited condensed consolidated financial statements and notes should be read in conjunction with the Company’s audited consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

A separate Statement of Comprehensive Income (Loss) is required under Accounting Standards Update (“ASU”) 2011-05. The Company does not have any items of other comprehensive income (loss), accordingly, there is no difference between net (loss) income and comprehensive (loss) income for the nine months ended September 30, 2020 and 2019.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

1. Nature of Activities, Basis of Presentation and Summary of Significant Accounting Policies (cont.)

In accordance with ASC 718-10-25-3, the total common shares outstanding in the consolidated financial statements do not include 671,124 shares at September 30, 2020, December 31, 2019 and September 30, 2019 that were issued pursuant to the exercises of employee option grants for which the exercise price was remitted by the grantee through the issuance of nonrecourse notes to the Company. The inclusion of these shares would increase the total shares outstanding to 3,924,431 as of September 30, 2020 and 3,441,509 as of December 31, 2019 and September 30, 2019.

COVID-19

In late 2019, a novel strain of coronavirus was reported in Wuhan, Hubei, China. In March 2020, the World Health Organization determined the resulting outbreak of COVID-19, the disease caused by this novel coronavirus, to be a pandemic. The pandemic is disrupting supply chains worldwide as national and local governments implement measures intended to slow the spread of COVID-19, with production and sales across a range of industries impacted in different ways. The extent of the impact of COVID-19 on the Company’s operations and its financial performance will depend on certain developments outside of the Company’s control, including the duration and spread of the outbreak; its impact on customers, employees, and vendors; and broader economic conditions, all of which are uncertain and cannot be predicted at this time.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act, or CARES Act. The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, increasing the ability to deduct interest expense, and deferring social security payments, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act.

In April 2020, the Company received a loan in the amount of $1.8 million pursuant to the Paycheck Protection Program (PPP) established by the CARES Act. Under terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. (See Note 5).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segments

The chief operating decision maker (“CODM”) for the Company is the Chief Executive Officer. The CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company has one primary business activity and there are no segment managers who are held accountable for operating results at a level below the consolidated unit level. Accordingly, the Company has determined that it has one operating and reportable segment.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

1. Nature of Activities, Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Revenue by geographic areas is based on the location of the customer. Long-lived assets held outside the United States are immaterial. The following is a summary of revenue information by major geographic area for the periods indicated:

	Nine Months Ended September 30,
(in thousands)	2020	2019
Domestic	$19,640	$12,850
Germany	10,238	4,948
Belgium	3,506	2,688
Switzerland	1,155	3,011
All other countries	767	118
Total Revenue	$35,306	$23,615

2. Supplemental Financial Information

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents and restricted cash consists of the following:

(in thousands)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$4,932	$6,261
Restricted cash	1,219	3,017
	$6,151	$9,278

Inventory

Inventory consists of the following:

(in thousands)	September 30, 2020	December 31, 2019
Raw materials	$7,462	$5,921
Finished goods and related items	5,744	1,117
	$13,206	$7,038

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

2. Supplemental Financial Information (cont.)

Property, Plant, and Equipment

Property, plant, and equipment is stated at cost, net of accumulated depreciation and amortization and consists of the following:

(in thousands)	Estimated Useful Life (Years)	September 30, 2020	December 31, 2019
Land and improvements	20	$92	$77
Leasehold improvements	Shorter of asset life or lease term	13,621	—
Buildings	15 – 40	2,088	1,812
Machinery and equipment	5 – 20	63,898	31,959
Motor vehicles	7 – 10	692	675
Furniture and fixtures	7 – 10	221	196
Office equipment	3 – 10	2,000	773
Construction-in-progress	N/A	26,838	53,253
		109,450	88,745
Accumulated depreciation and amortization		(17,934)	(15,543)
Property, plant and equipment, net		$91,516	$73,202

For the nine months ended September 30, 2020 and 2019, depreciation and amortization expense is included in the Consolidated Statements of Operations as follows:

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cost of revenue	$2,079	$1,929
Research and development	116	83
Selling, general and administrative	219	247
Total depreciation and amortization expense	$2,414	$2,259

Construction-in-progress consists primarily of the conversion and build-out of DSKY’s new facility in Winchester, Kentucky. Property, plant, and equipment includes capitalized interest of $4.5 and $1.4 million as of September 30, 2020 and December 31, 2019, respectively. For the nine months ended September 30, 2020 and 2019, interest costs of $3.1 and $0.8 million, respectively, were capitalized to property, plant, and equipment.

Intellectual Property

Intellectual property represents patents initially measured at cost. The majority of the patents were purchased from another commercial corporation. Patent costs are amortized on a straight-line basis over the estimated remaining useful lives at acquisition of the applicable patents which range from 13 to 16 years. At September 30, 2020 and December 31, 2019, the gross carrying value of intellectual property was approximately $8.2 and $8.0 million, respectively. Accumulated amortization was approximately $6.4 and $6.0 million at September 30, 2020 and December 31, 2019, respectively. Amortization expense was approximately $0.4 million for each of the nine months ended September 30, 2020 and 2019 and is included in research and development costs in the Consolidated Statements of Operations.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

2. Supplemental Financial Information (cont.)

Accrued Liabilities

The components of accrued liabilities are as follows:

(in thousands)	September 30, 2020	December 31, 2019
Accrued legal settlement	$5,438	$5,500
Accrued legal fees	1,601	181
Accrued construction-in-progress expenditures	317	2,774
Accrued compensation and related expenses	1,560	1,023
Accrued property tax	540	—
Other	363	246
	$9,819	$9,724

Stock-Based Compensation

Stock-based compensation expense associated with service condition awards with graded vesting features is recognized on a straight-line basis over the requisite service period and is recorded in the Consolidated Statements of Operations as follows;

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cost of revenue	$90	$53
Selling, general and administrative	286	4,945
Research and development	147	116
Total stock-based compensation	$523	$5,114

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and bank deposits. By their nature, all such instruments involve risks including credit risks of non-performance by counterparties. A substantial portion of the Company’s cash and cash equivalents are invested with banks with high investment grade credit ratings.

The Company’s accounts receivable at September 30, 2020 are concentrated with respect to three customers. Combined, these customers represent approximately 64% of total accounts receivable reflected in the accompanying Consolidated Balance Sheets as of September 30, 2020. The Company’s accounts receivable at December 31, 2019 are concentrated with respect to three customers. These customers represent approximately 57% of total accounts receivable reflected in the accompanying Consolidated Balance Sheets as of December 31, 2019.

For the nine months ended September 30, 2020, the Company had two customers that individually accounted for more than 10% of revenue representing 53% of total revenue. For the nine months ended September 30, 2019, five customers individually accounted for more than 10% of revenue and 75% of total revenue.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

2. Supplemental Financial Information (cont.)

Revenue Recognition

The Company recognizes revenue from product sales and services in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that are determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company derives its revenues primarily from: 1) research and development (R&D) services related to developing customized formulations of biodegradable resins based on polyhydroxyalkanoates (“PHA”); and 2) product sales of the Company’s developed compostable resins based on polyactic acid (“PLA”), PHA and other renewable materials. R&D service revenues generally involve milestone based contracts under which the Company works with a customer to develop a PHA-based specific solution designed to the customer’s specifications, which may involve a single or multiple performance obligations. When an R&D contract has multiple performance obligations, the Company allocates the transaction price to the performance obligations utilizing a cost-plus approach to estimate the stand-alone selling price, which contemplates the level of effort to satisfy the performance obligations, and then allocates the transaction price to each of the performance obligations based on the relative percentage of the stand-alone selling price. The Company recognizes revenue for these R&D services over time with progress measured utilizing an input method based on personnel costs incurred to date as a percentage of total estimated personnel costs for each performance obligation identified within the contract. Upon completion of the R&D services, the customers have an option to enter into long-term supply agreements with the Company for the product(s) that were developed within the respective contracts. The Company concluded these customer options were not separate performance obligations, but instead were marketing offers as the options did not provide a material right to any of its customers. For the Company’s product sales, the Company generally produces and sells finished products to customers for which the Company recognizes revenue upon shipment, which is typically when control of the underlying product is transferred to the customer and all other revenue recognition criteria have been met.

For its product sales, due to the highly specialized nature of its products, the Company does not offer its customers any significant right of return, and therefore does not estimate amounts for sales returns and allowances. The Company offers a standard quality assurance warranty related to the fitness of its finished goods. There are no other forms of variable consideration such as discounts, rebates or volume discounts that the Company estimated to reduce its transaction price.

The Company does incur certain fulfillment costs which meet the criteria for capitalization in accordance with ASC 340-40. At September 30, 2020 and December 31, 2019, the Company had $1.3 and $0.8 million, respectively, of contract assets recorded related to these fulfillment costs.

The Company recognizes a contract liability if it receives consideration (or has the conditional right to receive consideration) in advance of performance, which is applicable for the Company’s R&D services contracts and does not occur for its product sales contracts. At the inception of its R&D services contracts as customers generally pay consideration at the commencement of the agreement and at the commencement of each milestone as outlined in the contract. As these customer payments precede the Company’s performance, in accordance with the revenue standard, a contract liability is recorded. As of September 30, 2020 and December 31, 2019, the contract liability balance for these R&D services is $2.8 and $4.2 million, respectively, and is included in Unearned revenue and contract liabilities in the Consolidated Balance Sheets. During the nine months ended September 30, 2020, $2.7 million of the contract liabilities balance was recognized as revenue.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

2. Supplemental Financial Information (cont.)

The Company’s accounts receivable generally have net 30 to net 60-day payment terms and consideration is usually received in accordance with the payment terms of the contract. Accordingly, the Company does not provide significant financing to its customers as defined in ASC 606. As of September 30, 2020 and December 31, 2019, accounts receivable related to sales were $7.2 and $4.5 million, respectively.

Although the Company evaluates financial performance and makes resource allocation decisions based upon the results of its single operating and reportable segment, management believes revenues by primary revenue stream best depicts how the nature, amount, timing and certainty of the Company’s net sales and cash flows are affected by economic factors.

	Nine Months Ended September 30,
(in thousands)	2020	2019
Products	$31,004	$19,400
Services	4,302	4,215
Total Revenue	$35,306	$23,615

Recently Adopted Accounting Pronouncements

Stock-Based Compensation — In November 2019, the FASB issued ASU 2019-08, Stock Compensation (“Topic 718”) and Revenue from Contracts with Customers (“Topic 606”). ASU 2019-08 requires that an entity measure and classify share-based payment awards granted to a customer by applying the guidance in Topic 718. The amount recorded as a reduction of the transaction price is required to be measured on the basis of the grant-date fair value of the share-based payment award in accordance with Topic 718. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019. There was no material impact on the Company’s Consolidated Financial Statements as a result of adopting this guidance.

Stock-Based Compensation — In June 2018, the FASB issued ASU 2018-07, Improvements to Non-employee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718, Compensation-Stock Compensation, to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. ASU 2018-07 supersedes Subtopic 505-50, Equity-Equity-Based Payments to Non-Employees. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019. There was no material impact on the Company’s Consolidated Financial Statements as a result of adopting this guidance.

Fair Value Measurement — In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”), that modifies certain disclosure requirements related to fair value measurement and adds disclosures relating to changes in unrealized gains and losses in other comprehensive income for recurring Level 3 fair value measurements and the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. Early adoption is permitted. The standard also allows for early adoption of any removed or modified disclosures upon issuance of this update while delaying adoption of the additional disclosures until the effective date. There was no material impact on the Company’s Consolidated Financial Statements as a result of adopting this guidance.

Recently Issued Accounting Pronouncements

Convertible Debt and Equity Contracts — In August 2020, the FASB issued ASU 2020-06 Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The guidance is effective for fiscal years beginning on or after December 15, 2023, with early adoption permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the guidance on its Consolidated Financial Statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

2. Supplemental Financial Information (cont.)

Reference Rate Reform — In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (“Topic 848”): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments provide optional guidance for a limited time to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. These amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Company is currently evaluating its contracts and the optional expedients provided by the new standard.

Accounting for Income Taxes — In December 2019, the FASB issued ASU 2019-12, Income Taxes (“Topic 740”), to simplify the accounting for income taxes. The new guidance changes various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation exception to incremental approach, ownership changes in investments, interim-period accounting for enacted changes in tax law, and year-to-date loss limitation in interim-period tax accounting. The guidance is effective for fiscal years beginning on or after December 15, 2021, with early adoption permitted. The Company is currently evaluating this new guidance to determine the impact it may have on the Consolidated Financial Statements.

3. New Market Tax Credit Transactions

The Company has entered into several financing arrangements under the New Market Tax Credit (“NMTC”) program with various unrelated third-party financial institutions (individually and collectively referred to as “Investors”) during 2012, 2013 and 2019. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000 (the “Act”) to induce capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their federal income taxes for up to 39% of qualified investment in the equity of the community development entities (“CDEs”). CDEs are privately managed investment institutions that are certified to make qualified low-income community investments.

These financing arrangements were structured with the Investors, their wholly-owned investment funds (“Investment Funds”) and their wholly owned CDEs in connection with the Company’s participation in qualified transactions under the NMTC program. In each of the financing arrangements, the Company loaned money to the Investment Funds and the Investors invested money in the Investment Funds. The Investment Funds would then contribute the funds from the Company’s loan and the Investors investments to a CDE. The CDEs then loaned the contributed funds to a wholly owned subsidiary of the Company.

The Investors are entitled to substantially all of the benefits derived from the tax credits. The NMTC tax credits are subject to recapture for a compliance period of seven years. During the compliance period, the Company is required to comply with various regulations and contractual provisions that apply to the NMTC arrangements. The Company has agreed to indemnify the Investors for any loss or recapture of the NMTCs until such time as its obligation to deliver tax benefits is relieved. The maximum potential amount of future payments under this indemnification is not expected to exceed the face amount of the related debt, net of leverage loans receivable (see Note 4), totaling approximately $13.2 million at September 30, 2020. The Company currently believes that the likelihood of a required payment under this indemnification is remote. The Company does not anticipate any credit recaptures will be required in connection with the financing arrangements. There have been no credit recaptures as of September 30, 2020. The arrangements also include a put/call feature which becomes enforceable at the end of the compliance periods whereby the Company may be obligated or entitled to repurchase the Investor’s interests in each of the Investment Funds for a nominal amount or fair value. The Company believes the Investors will exercise their put options at the end of the compliance periods for each of the transactions. The value attributed to the put/calls is nominal.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

3. New Market Tax Credit Transactions (cont.)

The Company has determined the financing arrangements with the Investment Funds and CDEs contain a variable interest entity (“VIE”). The ongoing activities of the Investment Funds consist of collecting and remitting interest and fees as well as maintaining continued compliance with the NMTC program.  The responsibility for performing these ongoing activities resides with the Investors.  The Investors were also integral during the initial design of the Investment Funds and created the structure which allows the Investors to monetize the tax credits which are available through the NMTC program.

Based on these circumstances, the Company concluded that it was not the primary beneficiary of each VIE and therefore does not consolidate the VIEs in accordance with the accounting standard for consolidation.

The Company records the loans it provided to the Investment Funds within leveraged loan receivables on the Consolidated Balance Sheets. See Note 4. The Company records the loans it received from the CDEs within long-term debt in the Consolidated Balance Sheets. See Note 5.

The Company entered into a NMTC agreement on July 23, 2012. The CDE related to this transaction loaned an aggregate amount of $27.0 million to the Company. For the first seven years after execution, the Company made interest-only payments on a quarterly basis with interest calculated annually at a weighted average interest rate of approximately 1.33%. A portion of the loans totaling approximately $1.0 million was paid in full on December 14, 2018. On July 31, 2019, after the seven year recapture period had passed, the Company entered into a simultaneous transaction whereby the loans from the CDE were purchased for a nominal amount and the leverage loan receivable was extinguished, resulting in a net gain of approximately $5.6 million. The gain was recorded as nonoperating income in the Company’s Consolidated Statements of Operations.

The Company entered into a NMTC agreement on September 30, 2013. The CDE related to this transaction loaned an aggregate amount of $20.0 million to the Company with a maturity date of September 30, 2037. The Company makes interest only payments on a quarterly basis with interest calculated annually at approximately 1.31%. In order to obtain the CDE’s consent for the 2019 Term Loan, the Company placed $0.4 million into an escrow account in March 2019 to fund principal payments coming due to the CDE in September 2020. On October 2, 2020, after the seven year recapture period had passed, the Company entered into a simultaneous transaction whereby the loans from the CDE were purchased for a nominal amount and the leverage loan receivable was extinguished (See Note 12).

The Company entered into a NMTC agreement on April 25, 2019. The CDE related to this transaction loaned an aggregate amount of $9.0 million to the Company with a maturity date of September 30, 2048. The Company makes interest only payments on a quarterly basis with interest calculated annually at approximately 1.96%.

The Company entered into a NMTC agreement on November 7, 2019. The CDE related to this transaction loaned an aggregate amount of $12.0 million to the Company with a maturity date of November 7, 2039. The Company makes interest only payments on a quarterly basis with interest calculated annually at approximately 1.06%.

Certain funds related to these NMTC transactions are restricted for specific use during the compliance periods and these funds are reflected as restricted cash in the Consolidated Balance Sheets.

4. Leverage Loans Receivable

As part of the Company’s New Market Tax Credit transactions (see Note 3), leverage loans receivable have been recorded as follows:

Leverage loan receivable from Meredian Bioplastics Investment Fund, LLC in the original principal amount of $20.5 million; the loan was scheduled to mature July 22, 2042. Payments of interest only were due quarterly, with interest calculated at 1%, from inception through July 23, 2019. Principal and interest payments were to begin after July 23, 2019, if certain NMTC compliance requirements were not met and the loan remained outstanding. This leverage loan was extinguished on July 31, 2019 (see Note 3).

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

4. Leverage Loans Receivable (cont.)

Leverage loan receivable from Danimer Bioplastics Investment Fund, LLC in the original principal amount of $14.3 million; the loan matures September 30, 2037. Payments of interest only are due quarterly, with interest calculated at 1%, from December 31, 2013, through September 30, 2020. Principal and interest payments begin after October 1, 2020, if certain NMTC compliance requirements are not met and the loan remains outstanding. This leverage loan was extinguished subsequent to September 30, 2020 (see Note 12).

Leverage loan receivable from Danimer Bainbridge Investment Fund, LLC in the original principal amount of $6.3 million; the loan matures September 30, 2048. Payments of interest only are due quarterly, with interest calculated at 2%, from inception through April 25, 2026. Principal and interest payments begin after April 25, 2026, if certain NMTC compliance requirements are not met and the loan remains outstanding.

Leverage loan receivable from Twain Investment Fund 427, LLC in the original principal amount of $5.6 million; the loan matures on November 7, 2039. Payment of interest only are due quarterly, with interest calculated at 1.08% from inception through November 7, 2026. Principal and interest payments begin after November 7, 2026, if certain NMTC compliance requirements are not met and the loan remains outstanding.

Leverage loan receivable from Twain Investment Fund 428, LLC in the original principal amount of $1.6 million; the loan matures on November 7, 2039. Payment of interest only are due quarterly, with interest calculated at 1.08% from inception through November 7, 2026. Principal and interest payments begin after November 7, 2026, if certain NMTC compliance requirements are not met and the loan remains outstanding.

If NMTC compliance requirements are met, the balance of each leverage loan will be forgiven upon extinguishment of the debt instruments related to the respective NMTC agreements.

5. Long-Term Debt

Long-term debt consists of the following:

(in thousands)	September 30, 2020	December 31, 2019
2019 Term Loan	$27,375	$28,500
2019 Subordinated Term Loan	10,119	10,000
NMTC Notes	41,000	41,000
Convertible Debt	10,855	8,267
Paycheck Protection Program loan	1,776	—
Vehicle and equipment notes	319	395
Mortgage notes	272	289
Total	$91,716	$88,451
Less: Unamortized debt issuance costs	(4,140)	(4,779)
Less: Unamortized debt discount	(169)	(616)
Less: Unamortized debt discount Current maturities	(12,319)	(9,277)
Total long-term debt	$75,088	$73,779

2019 Term Loan

In March 2019 the Company entered into a credit agreement (“2019 Term Loan”) for a $30 million term loan maturing on October 13, 2023. Principal payments are due in quarterly payments of $375,000 beginning April 1, 2019 with the outstanding principal balance due at maturity. Annual payments of principal are also due if the Company generates “excess cash flow”, as defined in the agreement. Interest is payable monthly at the greater of (a) 2.25% or (b) 3 Month LIBOR Rate (adjusted each calendar quarter; .23% and 1.9% at September 30, 2020 and December 31, 2019, respectively), plus 4.5%. The 2019 Term Loan is secured by all real and personal property of DSH and its subsidiaries.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

5. Long-Term Debt (cont.)

The 2019 Term Loan provides for financial covenants including a maximum capital expenditures limit, leverage ratio and fixed charge coverage ratio, each of which becomes more restrictive over time. At December 31, 2019 the Company was not in compliance with certain financial covenants; however, the Company received a waiver for all covenant defaults for the year ended December 31, 2019.

In July 2020, the Company modified its 2019 Term Loan such that the applicable margin in the interest rate formula (formerly calculated as the greater of (a) 2.25% or (b) 3 Month LIBOR Rate, plus 4.5%) changed from 4.5% to a five-level tiered amount ranging from 4.5% if the consolidated senior leverage ratio, as defined in the Term Loan, is less than 1.5, to as high as 6.35% if the consolidated senior leverage ratio is greater than 2.25.  When the amendment was executed, the applicable margin was 6.35% and will remain at 6.35% until the first day of the first full fiscal quarter after the delivery of the annual audited financial statements for the year ending December 31, 2020.  Thereafter, the applicable margin will be adjusted on a quarterly basis.

2019 Subordinated Term Loan

In March 2019 the Company entered into a subordinated second credit agreement (“Subordinated Term Loan”) for $10 million in term loans consisting of two loans in the amounts of $5.5 million and $4.5 million. The terms of the two loans are essentially the same. The term loans mature on February 13, 2024 and require monthly interest only payments with the outstanding principal balance due at maturity. The base interest rate is the “Prime Rate” as quoted by the Wall Street Journal (adjusted each calendar quarter; 3.25% and 4.75% at September 30, 2020 and December 31, 2019, respectively) plus 2.75%. The Company has the option to elect to pay up to two percent (2%) of any interest payable in any fiscal quarter by adding such interest payment to the principal balance of the related note (“PIK Interest”). The Subordinated Term Loan is secured by all real and personal property of DSH and its subsidiaries but is subordinated to all other existing lenders.

The Subordinated Term Loan provides for financial covenants including a maximum capital expenditures limit, leverage ratio, fixed charge coverage ratio and adjusted EBITDA, certain of which become more restrictive over time. At December 31, 2019 the Company was not in compliance with certain financial covenants; however, the Company received a waiver for all covenant defaults for the year ended December 31, 2019.

In connection with the terms of the Subordinated Term Loan Agreement, the lender purchased 16,667 shares of the Company’s common stock for approximately $1.0 million. The lender has the option to require the Company to repurchase the shares at the original issue price at the earlier of 1) repayment in full of the outstanding balance of the loan, 2) March 14, 2025 or 3) a change in control of the Company, as defined.

NMTC Notes

New Market Tax Credit Notes are comprised of the following as of September 30, 2020 and December 31, 2019 and are discussed further in Note 3:

(in thousands)	September 30, 2020	December 31, 2019
QLICI Note A note	$14,734	$14,734
QLICI Note B note	5,266	5,266
AmCREF Fund 51 Notes	12,000	12,000
Carver Development CDE VI Notes	7,000	7,000
ST CDE LXII Notes	2,000	2,000
Total NMTC notes	$41,000	$41,000

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

5. Long-Term Debt (cont.)

Convertible Debt

In January 2020, the Company issued convertible notes payable with an aggregate principal amount of $2.3 million and in November and December 2019, the Company issued convertible notes payable with an aggregate principal amount of $8.3 million. The Company used the net proceeds from the issuances primarily for general corporate purposes. These convertible notes were issued at a 4% discount and bear an annual interest rate of 8% payable monthly. The notes contain an option for the Company to capitalize and add any interest payments to the principal amount of the note (“PIK Interest”). Such PIK Interest bears the same interest rate as the original principal of the notes. Each convertible note matures on the later of the one-year anniversary of the issuance date and the date on which the Company receives an equity investment in an amount sufficient to effectuate the payment in full of all unpaid principal and unpaid accrued interest on all of the convertible notes. The convertible notes may be converted into shares of common stock of the Company at the option of the holder by dividing the amount of principal and accrued interest due under the note by the lesser of (i) $60 and (ii) the price per share at which shares of equity securities were offered in the then most recent stock offering. The convertible notes are subordinated to the 2019 Term Loan and 2019 Subordinated Term Loan and any other bank financing. The value of the debt discount associated with the conversion features was calculated to be $0.4 million and is being amortized to interest expense over the life of the notes. Approximately $0.3 million of interest expense relating to the discount was recognized for the nine months ended September 30, 2020.

The Company’s convertible debt includes accounting conversion prices that create an embedded beneficial conversion feature (“BCF”) pursuant to the guidelines established by ASC Topic 470-20, Debt with Conversion and Other Options. The BCF of a convertible security is normally characterized as the convertible portion or feature of the security that provide a rate of conversion that is in-the-money at the commitment date. The Company records a BCF related to the issuance of a convertible security at issuance.

The BCF of a convertible note is measured based on the intrinsic value of the stated conversion price compared to the accounting conversion price. That amount is allocated to the BCF as a reduction to the carrying amount of the convertible note, and is credited to additional paid-in-capital. The debt discount created is amortized to interest expense over the life of the note using the straight-line method which approximates the effective interest method. The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was approximately $0.4 million on the date of issuance for all convertible debt issuances. Approximately $0.3 million of interest expense relating to the BCF was recognized for the nine months ended September 30, 2020.

In August 2020, the Company issued an additional $0.4 million of convertible notes under terms similar to those discussed above; however, these notes were not issued at a discount. These notes may be converted into shares of common stock of the Company at the option of the holder by dividing the amount of principal and accrued interest due under the note by the lesser of (i) $63 and (ii) the price per share at which shares of equity securities were offered in the then most recent stock offering.

In September 2020, a noteholder converted their note with a principal plus accrued interest balance of approximately $0.7 million into 10,912 shares of the Company common stock based on a conversion price of $60 per share as defined in the applicable debt agreement.

Paycheck Protection Program Loan

In April 2020 the Company received $1.8 million in funds under the Paycheck Protection Program (the “PPP Loan”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note issued in connection with the PPP Loan contains events of default and other provisions customary for a loan of this type. The PPP Loan is being used to retain employees, as well as for other permitted uses under the terms and conditions of the PPP Loan. Under the CARES Act, we will be eligible to apply for forgiveness of certain amounts of the loan proceeds under the conditions of the PPP loan program. However, we cannot provide assurance that we will be eligible for loan forgiveness or that any amount of the PPP loan will ultimately be forgiven.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

5. Long-Term Debt (cont.)

Vehicle and Equipment Notes

The Company has twelve vehicle and equipment notes outstanding at September 30, 2020 primarily relating to motor vehicles and warehouse equipment. The notes bear interest at rates ranging from 5.11% to 7.44% and monthly payments ranging from $361 to $1,251.

Mortgage Notes

Mortgage notes represent two notes secured by residential property with monthly payments ranging from $1,474 to $1,841. The notes bear interest at 6.5% and 5.99% with maturity dates of March 2022 and October 2023, respectively, when any outstanding principal balance is due.

As of September 30, 2020, the future maturities of long-term debt are as follows:

(in thousands)	Amount
Year Ended December 31,
2020	$11,006
2021	2,927
2022	2,571
2023	24,067
2024	10,145
Thereafter	41,000
$91,716

Since continued compliance through the seven-year compliance period is necessary, until such time as the QLICI notes (see Note 4) are redeemed against the leverage loans such amounts are included in the “thereafter” category of the debt maturity schedule shown above. Similarly, the leverage loans receivable are classified as noncurrent assets.

6. Stock-Based Compensation

2016 Director and Executive Officer Stock Incentive Plan

The Company’s 2016 Director and Executive Officer Stock Incentive Plan (the Executive Plan) permits the grant of share options and other share-based awards to its employees for up to 890,000 shares of common stock, with increases in subsequent years based on the total number of shares outstanding. The Company believes that such awards encourage and enable directors and executive officers of the Company and its affiliates to acquire or increase their holdings of the Company’s common stock and other equity-based interest in the Company and/or provide other incentive awards in order to align their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation largely depends. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on a specified number of years of continuous service and have ten year contractual terms.

For the nine months ended September 30, 2020, there were 1,066,877 total options outstanding at the beginning of the period, 45,200 total options were granted and no options were forfeited during the period. These awards all have a weighted average exercise price of $38.08. Of the total options outstanding as of September 30, 2020, 1,036,877 are exercisable and 1,112,077 are vested and expected to vest.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

6. Stock-Based Compensation (cont.)

The Company recorded stock-based compensation of $0.3 million and $5.0 million for the nine months ended September 30, 2020 and 2019, respectively.

2016 Omnibus Stock Incentive Plan

The Company’s 2016 Omnibus Stock Incentive Plan (the “Omnibus Plan”) permits the grant of share options and other share-based awards to its employees for up to 110,000 shares of common stock, with increases to the number of shares available to increase in subsequent years based on the total number of shares outstanding. The Company believes that such awards encourage and enable selected employees, directors, and independent contractors of the Company and its affiliates to acquire or increase their holdings of the Company’s common stock and other equity-based interest in the Company and/or provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation largely depends. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest upon issuance and have ten-year contractual terms.

For the nine months ended September 30, 2020, there were 149,709 total options outstanding at the beginning of the period, 18,690 total options were granted and 1,450 options were forfeited during the period. These awards all have a weighted average exercise price of $36.67. Of the total options outstanding as of September 30, 2020, 125,859 are exercisable and 166,949 are vested and expected to vest.

The Company recorded stock-based compensation of $0.2 million and $0.1 million for the nine months ended September 30, 2020 and 2019, respectively.

Other Stock Options/Warrants

Prior to 2017 the Company issued 208,181 stock options that were not a part of either the Executive Plan or Omnibus Plan described above. These options have a weighted average exercise price of $30 per share. As of September 30, 2020, 197,156 of these options were vested, exercisable and remained outstanding. During the period ended September 30, 2020, 11,025 options were redeemed for total aggregate proceeds of approximately $0.3 million.

As of September 30, 2020, the Company has 55,139 warrants outstanding with an exercise price of $30 per share.

7. Operating Leases

In August 2018, the Company signed a definitive agreement for the purchase of a fermentation facility in Winchester, Kentucky (the Kentucky Facility), including the equipment, machinery, and other personal property located at such facility for a purchase price of $23.0 million. In December 2018, the Company consummated the acquisition of the Kentucky Facility and simultaneously entered into a sale and leaseback transaction with a large, diversified commercial property REIT pursuant to which the Company sold the Kentucky Facility and certain of its facilities located in Bainbridge, Georgia to the REIT for $30.0 million and leased back the same properties from the REIT under a net lease for an initial term of 20 years with renewal terms up to an additional 20 years at the Company’s option.

During the first year of the lease, the base annual rent was $2.4 million with $0.2 million being payable monthly. The rent is subject to an adjustment of the lesser of (i) 2.0% or (ii) 1.25 times the change in the Consumer Price Index on January 1, 2020, and annually on every January 1st thereafter during the lease term, including any extension terms. The Company has determined that the 2.0% increase represents an in-substance fixed lease payment and has included such amount in the measurement of lease payments. The renewal terms have not been recognized as part of the right of use asset and lease liability since the Company has determined that their exercise is not reasonably certain. The Company used its estimated 2018 incremental borrowing rate of 12.89% when determining the discount rate for the lease.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

7. Operating Leases (cont.)

In May 2020, the Company entered into a sale-leaseback transaction with the same commercial property REIT referenced above. This transaction relates to improvements to the Company’s Winchester, Kentucky facility. This additional sale leaseback transaction was executed as an amendment to the existing master lease with the lease term and all other provisions of the original lease, other than the monthly rent, remaining unchanged.  This sale-leaseback transaction increased the annual base rent for the master lease agreement to $3.1 million in the initial year of the amendment and continued the annual adjustment as discussed above. The Company evaluated the present value of the revised payments using its estimated incremental borrowing rate of 11.5% as of the date of the amendment which increased the right-of-use asset and lease liability by approximately $7.1 million. As of September 30, 2020, the lease, as amended, had a remaining term of 18.25 years.

The following table sets forth the Company’s operating lease cost for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cost of revenue	$736	$269
Selling, general and administrative	1,514	1,748
Research and development	390	333
Total operating lease cost	$2,640	$2,350

Supplemental cash flow information related to operating leases for the nine months ended September 30, 2020 and 2019 was as follows:

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows due to operating leases	$2,168	$2,256
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	7,136	—

The following table reconciles the undiscounted future lease payments for operating leases to the operating lease liabilities recorded in the Consolidated Balance Sheet at September 30, 2020:

(in thousands)
Undiscounted Future Operating Lease Cash Flows
2020	$782
2021	3,190
2022	3,254
2023	3,319
2024	3,386
Thereafter	55,162
69,093
Less: Interest	(41,917)
Present value of lease liability	$27,176

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

8. Income Taxes

In determining quarterly provisions for income taxes, the Company uses the annual estimated effective tax rate applied to the actual year-to-date profit or loss, adjusted for discrete items arising in that quarter. The Company updates its estimate of its annual effective tax rate at the end of each quarterly period. The estimate takes into account annual forecasted income (loss) before income taxes, the geographic mix of income (loss) before income taxes and any significant permanent tax items. The Company did not record any income tax expense for the nine months ended September 30, 2020 due to the full valuation allowance.

As of the September 30, 2020, the Company continues to maintain a full valuation allowance against its net deferred tax assets due to the uncertainty surrounding realization of such assets.

During the nine months ended September 30, 2019, the Company incurred a deferred tax expense of $4.1 million as a result of an increase to a full deferred tax asset valuation allowance. No further income tax expense was incurred during the nine months ended September 30, 2019 as this period reflected a pre-tax year to date loss.

The Company accounts for the uncertainty in income taxes by utilizing a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or are expected to be taken on an income tax return. There have been no changes in the estimated uncertain tax benefits recorded as of September 30, 2020.

On March 27, 2020, the U.S. federal government enacted the CARES Act which, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company evaluated its impact of the CARES Act as part of ASC 740 consideration and does not expect the provisions of the CARES Act would result in a material impact to the consolidated financial statements. The Company continues to monitor the impact this CARES Act may have on its business.

9. Related Party Transactions

In the ordinary course of business, the Company engages in transactions with persons and entities who are considered related parties. In addition to equity and debt financing with related parties, such transactions generally include nonattest accounting services and miscellaneous other items. For the nine months ended September 30, 2020 and 2019, these other services totaled $19 and $43 thousand, respectively, and are included in selling, general and administrative expenses in the Consolidated Statements of Operations.

Notes payable totaling approximately $10.2 and $2.6 million were owed by the Company to various stockholders at September 30, 2020 and December 31, 2019, respectively. These amounts are included in Convertible Debt within Long-Term Debt in Note 5.

The Company recorded various notes receivable totaling $27.7 million as of September 30, 2020 and December 31, 2019, respectively. These notes related to the exercise of stock options by two officers of the Company. These notes are recorded as an offset to equity and bear interest at between 1.22% and 2.72%.

As discussed in Note 5, in connection with the terms of the 2019 Subordinated Term Loan Agreement, the lender purchased 16,667 shares of the Company common stock for approximately $1.0 million.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2020

10. Earnings Per Share

Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted-average number of shares outstanding during the period. In accordance with ASC 718 Compensation — Stock Compensation and ASC 260 Earnings Per Share, the weighted-average shares outstanding for basic earnings per share calculations exclude 671,124 shares as of September 30, 2020 and 2019 that were issued pursuant to the exercises of employee option grants for which the exercise price was remitted by the grantee through the issuance of nonrecourse notes to the Company. Diluted earnings per share is calculated by dividing net income by the weighted-average number of common shares outstanding, after taking into consideration all dilutive potential common shares outstanding during the periods. However, these shares have been excluded from the calculation of diluted net loss per share for the periods ended September 30, 2020 and 2019, as their effect was antidilutive as a result of the net loss incurred for the periods. Therefore, dilutive weighted average number of shares outstanding and diluted net loss per share were the same as basic weighted average number of shares outstanding and basic net loss per share for both years.

Basic and diluted net loss per share was calculated as follows:

	Nine Months Ended September 30,
(in thousands, except share and per share data)	2020	2019
Net loss	$(5,620)	$(15,751)

Weighted average number of common shares used to compute basic and diluted net loss per share	3,163,923	2,766,466
Net loss per common share, basic and diluted	$(1.78)	$(5.69)

The Company excluded approximately 817,000 and 606,000 of potentially dilutive shares from the computation of earnings per share for the 2020 and 2019 periods, respectively, as their effect would be anti-dilutive.

11. Commitments and Contingencies

In connection with the Company’s 2007 acquisition of certain intellectual property, the Company agreed to pay royalties upon production and sale of PHAs. The royalty is $0.05 per pound for the first 500 million pounds of PHA sold and decreases to $0.025 per pound for cumulative sales in excess of that amount until the underlying patents expire. The Company incurred approximately $0.1 million in royalties during the nine months ended September 30, 2020. No royalties were incurred during the nine months ended September 30, 2019.

In November 2015, the Company terminated a former executive and terminated the Company’s contract with an advisory firm (the “Advisory Contract”), pursuant to which the Company, through the advisory firm, engaged the individual as an executive of the Company. In December 2015, the Company deemed the Advisory Contract, together with all related arrangements in connection therewith, void, including any share issuances in connection with such arrangements.  The Company filed suit against the former executive and the advisory firm during 2016, and various counterclaims were filed by the former executive and the advisory firm. During the third quarter of 2020, this matter was settled with the Company agreeing to pay $8 million to resolve all outstanding claims, the executive agreeing to the cancellation of any shares issued to such executive pursuant to the Advisory Contract and related arrangements, and the  exchange of mutual releases among the parties. The liability is included in Accrued expenses ($5.4 and $5.5 million) and Other long-term liabilities ($1.6 and $2.5 million) in the Consolidated Balance Sheets at September 30, 2020 and December 31, 2019, respectively. The $8 million expense has been recorded in operating expenses in the Statement of Operations for the nine months ended September 30, 2019.

12. Subsequent Events

The Company has evaluated subsequent events through November 30, 2020, the date the financial statements were available to be issued.

●	In October 2020, when the seven-year recapture period passed for the NMTC agreement dated September 30, 2013, the Company entered into a simultaneous transaction whereby the loans from the CDE ($19.6 million) were purchased for a nominal amount and the leverage loan receivable ($14.3 million) was extinguished, resulting in a net gain of approximately $5.3 million before transaction expenses.

●	Through November 30, 2020, the Company issued 92,299 shares of common stock in connection with the exercise of non-employee stock options with a strike price of $30 per share resulting in aggregate proceeds of $2.8 million.

●	Through November 30, 2020, the Company sold 39,609 shares of common stock at a price of $63 per share resulting in aggregate proceeds of $2.5 million prior to the recognition of related issuance costs.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Meredian Holdings Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Meredian Holdings Group, Inc. and its subsidiaries d/b/a Danimer Scientific (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Adoption of New Accounting Principle

As discussed in Note 2 to the financial statements, the Company has changed its method of accounting for revenue and certain costs in 2019 using the full retrospective adoption method due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Thomas Howell Ferguson P.A.

We have served as the Company’s auditor since its incorporation in 2014 and previously served as the auditor of the predecessors of the Company since 2013.

Tallahassee, Florida

October 15, 2020

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Consolidated Balance Sheets

	December 31,
(in thousands, except share and par value amounts)	2019	2018
Assets
Current assets
Cash and cash equivalents	$6,261	$6,317
Accounts receivable, net	4,765	6,962
Inventory	7,038	4,045
Prepaid expenses	417	713
Contract assets	758	—
Total current assets	19,239	18,037
Property, plant and equipment, net	73,202	34,141
Intellectual property, net	2,052	2,333
Deferred tax asset	—	4,137
Right-of-use asset	20,055	20,519
Leverage loans receivable	27,742	34,812
Restricted cash	3,017	229
Other assets	116	42
Total assets	$145,423	$114,250
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,120	$1,137
Accrued liabilities	9,724	1,892
Unearned revenue and contract liabilities	4,580	5,000
Lease liability, current portion	2,583	2,572
Long-term debt, current portion	9,277	2,037
Total current liabilities	34,284	12,638
Long-term lease liability, net	17,434	17,346
Long-term debt, net	73,779	57,078
Other long-term liabilities	2,500	—
Total liabilities	127,997	87,062
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $0.001 par value; 60,000,000 shares authorized: 2,770,385 and 2,670,481 shares issued and outstanding(1) at December 31, 2019 and 2018, respectively	3	3
Additional paid-in capital	66,503	56,751
Accumulated deficit	(49,080)	(29,566)
Total stockholders’ equity	17,426	27,188
Total liabilities and stockholders’ equity	$145,423	$114,250

(1)	— Excludes 671,124 and 421,738 shares at December 31, 2019 and 2018, respectively. Please refer to Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Consolidated Statements of Operations

	Year Ended December 31,
(in thousands, except per share data)	2019	2018
Revenue
Products	$26,862	$28,741
Services	5,482	1,713
Total revenue	32,344	30,454
Costs and expenses:
Cost of revenue	21,237	19,209
Selling, general and administrative	16,027	7,301
Research and development	5,482	5,136
Gain on disposal of assets	(281)	(4,364)
Legal settlement	8,000	—
Total costs and expenses	50,465	27,282
(Loss) income from operations	(18,121)	3,172
Nonoperating income (expense):
Interest expense	(3,475)	(3,232)
Gain on loan extinguishment	5,550	—
Interest income	340	352
Other income (expense), net	277	(33)
(Loss) income before income taxes	(15,429)	259
Income tax expense	4,085	51
Net (loss) income	$(19,514)	$208
(Loss) income per share:
Basic	$(7.05)	$0.09
Diluted	$(7.05)	$0.07
Weighted average number of shares outstanding:
Basic	2,766,466	2,352,865
Diluted	2,766,466	2,958,991

The accompanying notes are an integral part of these consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Consolidated Statements of Stockholders’ Equity

December 31, 2019 and 2018

			Additional		Total’
	Common Stock		Paid-in	Accumulated	Stockholders
(in thousands, except share amounts)	Shares(1)	Amount	Capital	Deficit	Equity
Balances at December 31, 2017	2,313,364	$3	$48,825	$(29,774)	$19,054
Stock-based compensation	—	—	869	—	869
Exercise of warrants	271,814	—	5,980	—	5,980
Issuance of common stock, net of issuance costs	61,752	—	3,477	—	3,477
Deposit toward share repurchase	—	—	(2,400)	—	(2,400)
Issuance of common stock in connection with anti-dilution rights	23,551	—	—	—	—
Net income, as recast for adoption of ASU 2014-09	—	—	—	208	208
Balances at December 31, 2018, as recast	2,670,481	3	56,751	(29,566)	27,188
Stock-based compensation	—	—	5,271	—	5,271
Issuance of common stock, net of issuance costs	155,869	—	8,752	—	8,752
Recording of beneficial conversion feature on convertible debt	—	—	331	—	331
Repurchase and retirement of common stock	(55,965)	—	(4,602)	—	(4,602)
Net loss	—	—	—	(19,514)	(19,514)
Balances at December 31, 2019	2,770,385	$3	$66,503	$(49,080)	$17,426

(1)	— Excludes 671,124 and 421,738 shares at December 31, 2019 and 2018, respectively. Please refer to Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Consolidated Statements of Cash Flows

December 31, 2019 and 2018

	Year Ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities
Net (loss) income	$(19,514)	$208
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation and amortization	3,507	3,538
Amortization of right-of-use asset and lease liability	562	—
Amortization of debt issuance costs	1,511	927
Stock-based compensation	5,271	869
Deferred income taxes	4,137	—
Gain on loan extinguishment	(5,550)	—
Gain on disposal of fixed assets	(281)	(4,364)
Impairment loss	—	460
Changes in operating assets and liabilities:
Accounts receivable	2,195	(2,649)
Inventory	(2,993)	(858)
Prepaid and other assets	(263)	(653)
Contract assets	(757)	—
Other assets	(73)	46
Accounts payable	3,635	(1,656)
Accrued and other long-term liabilities	7,360	(145)
Unearned revenue and contract liabilities	(420)	4,600
Net cash (used in) provided by operating activities	(1,673)	323
Cash flows from investing activities
Purchases of property, plant and equipment	(36,560)	(5,610)
Investment in leverage loans receivable related to NMTC financing	(13,408)	—
Proceeds from sales of property, plant and equipment	875	8,421
Net cash (used in) provided by investing activities	(49,093)	2,811
Cash flows from financing activities
Proceeds from long-term debt	48,251	1,518
Proceeds from NMTC financing	21,000	—
Principal payments on long-term debt	(15,222)	(9,000)
Proceeds from issuance of common stock, net of issuance costs	8,753	3,477
Repurchase and retirement of common stock	(4,602)	(2,400)
Proceeds from exercise of warrants	—	5,980
Cash paid for debt financing costs	(4,682)	(28)
Net cash provided by (used in) financing activities	53,498	(453)
Net increase in cash and cash equivalents and restricted cash	2,732	2,681
Cash and cash equivalents and restricted cash
Beginning of year	6,546	3,865
End of year	$9,278	$6,546
Supplemental cash flow information
Cash paid for interest, net of interest capitalized	$1,964	$2,276
Cash paid for income taxes	—	102
Supplemental schedule of noncash investing and financing activities
Changes in accounts payable and accrued expenses for capital additions to property, plant and equipment	$6,318	$—
Extinguishment of NMTC leverage loan receivable	20,478	—
Extinguishment of NMTC debt	(26,069)	—

The accompanying notes are an integral part of these consolidated financial statements.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

1. Nature of Activities and Basis of Presentation

Nature of Activities

Meredian Holdings Group, Inc. (“MHG”) and its subsidiaries (collectively referred to as the “Company”) is a performance polymer company specializing in bioplastic replacements for traditional petroleum-based plastics. The Company brings together innovative technologies to deliver renewable, environmentally friendly bioplastic materials to global consumer product companies.

Wholly owned entities included in the consolidation are Meredian, Inc. and its subsidiary, Meredian Bioplastics, Inc. (collectively referred to as “Meredian”); Danimer Scientific, LLC and its subsidiary, Danimer Bioplastics, Inc. (collectively referred to as “Danimer”); AgroCrush, LLC (“AgroCrush”); AgroReco Meredian, LLC (“AgroReco”); Danimer Scientific Holdings, LLC (“DSH”); Danimer Scientific Kentucky, Inc. (“DSKY”); and Danimer Scientific Manufacturing, Inc. (“DSM”). MHG was incorporated in Georgia during 2014 and, effective June 2, 2014, is the parent company of predecessor entities Meredian and Danimer. AgroCrush and AgroReco began operations under MHG during 2014 and had both ceased operations as of December 31, 2018. DSH, DSKY, and DSM were formed in the fourth quarter of 2018, had no financial transactions in the year ended December 31, 2018, and began operations during 2019. MHG contributed its ownership interest in Meredian, Danimer, and DSKY to DSH in March 2019.

Meredian devotes its efforts toward developing biodegradable resins based on polyhydroxyalkanoates (“PHA”), while Danimer devotes its efforts toward developing and producing compostable resins based on polyactic acid (“PLA”) and other renewable materials. DSKY operates a manufacturing facility that is being retrofitted to manufacture PHA-based resins on a commercial scale. DSM operates a PHA pilot plant and provides intercompany manufacturing and research services for the Company. MHG and DSH are holding companies that provide corporate and management services for the Company.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and consolidate all assets and liabilities of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated.

A separate Statement of Comprehensive Income (Loss) is required under Accounting Standards Update (“ASU”) 2011-05. The Company does not have any items of other comprehensive income, accordingly, there is no difference between net (loss) income and comprehensive (loss) income for the years ended December 31, 2019 and 2018.

In accordance with ASC 718-10-25-3, the total common shares outstanding in the consolidated financial statements do not include 671,124 and 421,738 shares as of December 31, 2019 and December 31, 2018, respectively, that were issued pursuant to the exercises of employee option grants for which the exercise price was remitted by the grantee through the issuance of nonrecourse notes to the Company. The inclusion of these shares would increase the total shares outstanding to 3,441,509 and 3,092,219 as of December 31, 2019 and December 31, 2018, respectively.

2. Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

Segments

The chief operating decision maker (“CODM”) for the Company is the Chief Executive Officer. The CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company has one primary business activity and there are no segment managers who are held accountable for operating results at a level below the consolidated unit level. Accordingly, the Company has determined that it has one operating and reportable segment.

Revenue by geographic areas is based on the location of the customer. Long-lived assets held outside the United States are immaterial. The following is a summary of revenue information by major geographic area for the periods indicated:

	Year Ended December 31,
(in thousands)	2019	2018
Domestic	$16,987	$20,657
Germany	6,696	9,328
Belgium	4,152	294
Switzerland	4,000	—
All other countries	509	175
Total Revenue	$32,344	$30,454

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include cash or deposits with financial institutions and deposits in highly liquid money market securities. Deposits with financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. Bank deposits at times may exceed federally insured limits.

Amounts included in restricted cash represent those required to be set aside by long-term debt agreements with various lenders. These amounts are classified as long-term. The restriction will lapse when the related debt is extinguished.

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	December 31,
(in thousands)	2019	2018
Cash and cash equivalents	$6,261	$6,317
Restricted cash	3,017	229
	$9,278	$6,546

Accounts Receivable

Accounts receivable are recorded at the stated amount of the transactions with the Company’s customers and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. Past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

At December 31, 2019 the allowance for doubtful accounts was $0.1 million and at December 31, 2018 no allowance for doubtful accounts was considered necessary.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and bank deposits. By their nature, all such instruments involve risks including credit risks of non-performance by counterparties. A substantial portion of the Company’s cash and cash equivalents are invested with banks with high investment grade credit ratings.

The Company’s accounts receivable at December 31, 2019 are concentrated with respect to three customers. Combined, these customers represent approximately 57% of total accounts receivable reflected in the accompanying Consolidated Balance Sheets as of December 31, 2019. The Company’s accounts receivable at December 31, 2018 are concentrated with respect to one customer. This customer represents approximately 72% of total accounts receivable reflected in the accompanying Consolidated Balance Sheets as of December 31, 2018.

For the years ended December 31, 2019 and 2018, the Company had four customers that individually accounted for more than 10% of revenue representing 65% and 59% of total revenue, respectively.

Fair Value of Financial Instruments

Fair value is defined as the price the Company would receive to sell an investment in a timely transaction or pay to transfer a liability in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market, the most advantageous market for the investment or liability. A framework is used for measuring fair value utilizing a three-tier hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are as follows:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities;

Level 2	Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data;

Level 3	Unobservable inputs reflecting management’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The carrying amounts of the Company’s cash and cash equivalents and restricted cash were measured using quoted market prices in active markets and represent Level 1 investments. The Company’s other financial instruments such as accounts receivable, accounts payable and accrued expenses, approximate their fair values due to their short maturities. The carrying value of the Company’s long-term debt instruments also approximates fair value due to their floating interest rates and/or short-term maturities. See Note 9, Long-Term Debt, for further discussion.

Inventories

Inventories consist of raw materials and finished products and are valued at the lower of cost or net realizable value. Cost is determined using the average cost method.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

Property, Plant, and Equipment

Property, plant, and equipment is stated at cost, net of accumulated depreciation and amortization. Major property additions, replacements, and improvements that extend useful life are capitalized, while maintenance and repairs which do not extend the useful lives of the assets are expensed. Depreciation and amortization are calculated using the straight-line method using the applicable useful lives for each asset. Net gains or losses on equipment sales and other property dispositions are reflected in the Consolidated Statements of Operations as operating income or expense.

Intellectual Property

Intellectual property represents patents initially measured at cost. The majority of the patents were purchased from another commercial corporation. Patent costs are amortized on a straight-line basis over the estimated remaining useful lives at acquisition of the applicable patents which range from 13 to 16 years. At December 31, 2019 and 2018, the gross carrying value of intellectual property was approximately $8.0 and $7.8 million, respectively. Accumulated amortization was approximately $6.0 and $5.5 million at December 31, 2019 and 2018, respectively. Amortization expense was approximately $0.5 million for each of the years ended December 31, 2019 and 2018 is included in Research and development costs in the Consolidated Statements of Operations.

Amortization expense is expected to be approximately $0.5 million for each of the years ending December 31, 2020 through 2024.

Impairment of Long-Lived Assets

The Company makes periodic evaluations of the impact of the impairment of long-lived assets, including property, plant and equipment and intangibles, when events and circumstances indicate that the carrying amount of the assets may not be recoverable. When the Company determines that the carrying value of a long-lived asset may not be recoverable, the Company first determines recoverability by comparing the carrying amount of the asset to the net future undiscounted cash flows that the asset is expected to generate. If the asset’s carrying value exceeds undiscounted cash flows, the Company recognizes an impairment charge equal to the amount by which the carrying amount exceeds the fair market value of the asset. During 2018, the Company incurred damage from Hurricane Michael at two of the Company’s Bainbridge, GA facilities. As a result of this damage, an impairment charge of approximately $0.5 million was recorded in 2018. There were no impairments recognized during the year ended December 31, 2019.

Debt Financing Costs

Debt financing costs related to long-term debt are reported as a direct deduction from that debt. Debt financing costs are amortized using the straight-line method which approximates the effective interest rate method over the term of the related debt. Amortization of debt financing costs is included in Interest expense in the Consolidated Statements of Operations and was $1.3 and $0.8 million, respectively, for the years ended December 31, 2019 and 2018.

Revenue Recognition

The Company recognizes revenue from product sales and services in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements and financial instruments. Under ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that are determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

The Company derives its revenues primarily from: 1) research and development (R&D) services related to developing customized formulations of biodegradable and compostable resins based on polyhydroxyalkanoates (PHA); and 2) product sales of the Company’s developed compostable resins based on polyactic acid (PLA) and other renewable materials. R&D service revenues generally involve milestone-based contracts under which the Company works with a customer to develop a PHA-based solution designed to the customer’s specifications, which may involve a single or multiple performance obligations. When an R&D contract has multiple performance obligations, the Company allocates the transaction price to the performance obligations utilizing a cost-plus approach to estimate the stand-alone selling price, which contemplates the level of effort to satisfy the performance obligations, and then allocates the transaction price to each of the performance obligations based on the relative percentage of the stand-alone selling price. The Company recognizes revenue for these R&D services over time with progress measured utilizing an input method based on personnel costs incurred to date as a percentage of total estimated personnel costs for each performance obligation identified within the contract. Upon completion of the R&D services, the customers have an option to enter into long-term supply agreements with the Company for the product(s) that were developed within the respective contracts. The Company concluded these customer options were not separate performance obligations, but instead were marketing offers as the options did not provide a material right to any of its customers. For the Company’s product sales, the Company generally produces and sells finished products to customers for which the Company recognizes revenue upon shipment, which is typically when control of the underlying product is transferred to the customer and all other revenue recognition criteria have been met.

For its product sales, due to the highly specialized nature of its products, the Company does not offer its customers any significant right of return, and therefore does not estimate amounts for sales returns and allowances. The Company offers a standard quality assurance warranty related to the fitness of its finished goods. There are no other forms of variable consideration such as discounts, rebates or volume discounts that the Company estimated to reduce its transaction price.

Cost of Revenue

Direct costs of production and delivery (including raw materials, inbound and outbound freight, production and warehouse salaries, plant utilities, depreciation, and other production-related expenditures) are charged to cost of revenue in the same period as the related revenue is recognized. Other direct incremental third-party costs related to the Company’s R&D contracts are charged to cost of revenue.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

Stock-Based Compensation

Awards to employees have been granted with service conditions that affect vesting. Service-based only awards have graded vesting features, usually over three-year periods. Expense associated with service condition awards with graded vesting features is recognized on a straight-line basis over the requisite service period and is recorded in the Consolidated Statements of Operations as follows:

	Year Ended December 31,
(in thousands)	2019	2018
Cost of revenue	$76	$44
Selling, general and administrative	5,036	687
Research and development	159	138
Total stock-based compensation	$5,271	$869

Stock-based compensation awards have a contractual life that ranges from less than one year to ten years and are recognized in the consolidated financial statements based on their grant date fair value. The fair value of each stock option award is estimated using an appropriate valuation method. The Company uses a Black-Scholes option pricing model to value its option awards. The resulting value for the employee options is used for financial reporting purposes.

Upon adoption of ASU 2016-09 — Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting, the Company has continued to estimate forfeitures. If the estimate of forfeitures exceeds the rate of pre-vesting cancellations, the Company records a true-up to ensure that expense is fully recognized for awards that have vested.

Advertising Costs

Advertising costs are charged to general and administrative expense as incurred. Advertising costs were approximately $0.1 million for each of the years ended December 31, 2019 and 2018 and are included as a component of Selling, general and administrative expenses in the Consolidated Statements of Operations.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development costs include salaries, depreciation, stock-based compensation, consulting and other external fees, and facility costs directly attributable to research and development activities and were $5.5 and $5.1 million for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

MHG is taxed as a corporation and as such uses the asset and liability method of accounting for income taxes. The Company files consolidated income tax returns that include its subsidiary legal entities.

Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards to the extent that realization of such benefits is more likely than not.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

In the ordinary course of business, there may be transactions for which the ultimate tax outcome is uncertain. The Company assesses uncertain tax positions in each of the tax jurisdictions in which it has operations and accounts for the related financial statement implications. Unrecognized tax benefits are reported using the two-step approach under which tax effects of a position are recognized only if it is more likely than not to be sustained and the amount of the tax benefit recognized is equal to the largest tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement of the tax position.

Determining the appropriate level of unrecognized tax benefits requires the Company to exercise judgment regarding the uncertain application of tax law. The amount of unrecognized tax benefits is adjusted when information becomes available or when an event occurs indicating a change is appropriate. The Company includes interest and penalties related to its uncertain tax positions as part of income tax expense, if any. The Company did not have any material interest or penalties related to its uncertain tax positions for the years ended December 31, 2019 and 2018.

Leases

The Company accounts for leases in accordance with ASC 842, Leases, and determines if an arrangement is a lease at inception. Operating leases are included in right of use assets and lease liabilities on the Consolidated Balance Sheets. The right of use assets and lease liabilities are recognized as the present value of the future lease payments over the lease term at commencement date, adjusted for lease incentives, prepaid or accrued rent and unamortized initial direct costs, as applicable. As most of the leases do not provide a readily determinable rate implicit in the lease, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. The Company’s lease terms may include options to extend or terminate the lease, typically at its own discretion. The Company evaluates the renewal options at commencement and when they are reasonably certain of exercise, the Company includes the renewal period in its lease term.

Lease costs associated with operating leases consists of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Additional payments, such as insurance and property taxes, are recorded as incurred and are not included in the initial lease liability.

Net (Loss) Earnings per Share

Basic net (loss) earnings per share is computed by dividing net (loss) earnings by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net (loss) earnings by the weighted-average number of common shares outstanding during the period, assuming potentially dilutive ordinary shares from option exercises, employee share awards, and other dilutive instruments that have been issued. For periods where the Company has presented a net loss, potentially dilutive securities are excluded from the computation of diluted net loss per share as they would be anti-dilutive.

Recently Adopted Accounting Pronouncements

Revenue from Contracts with Customers — Effective January 1, 2019, the Company adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) using the full retrospective adoption method. This ASU superseded nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU No. 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflect the consideration to which an entity is expected to be entitled for those goods or services. The Company utilized a comprehensive approach to assess the impact of the new guidance on its revenue streams, including assessment of performance obligations and variable consideration for both its existing contracts and its post-adoption contracts.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

The Company has several research and development agreements which were, under prior guidance, accounted for using the milestone method of revenue recognition. Certain nonrefundable initial payments that were recognized as revenue under such prior guidance are, under the new guidance, now recognized as revenue over a different period.

Based on the foregoing, the Company believes the adoption of ASU No. 2014-09 had a material impact on its financial statements as the Company’s existing revenue recognition policies did not fully align with principles of the new guidance. The full retrospective transition method was used upon adoption of ASU No. 2014-09. Under this method, all annual periods presented in these consolidated financial statements and related disclosures have been retrospectively recast to reflect the provisions of ASC 606. The transition adjustment includes a $5.0 million cumulative impact to accumulated deficit as of December 31, 2018 as a result of the difference in income recognition discussed above.

The following table summarizes the effects of the Company’s full retrospective adoption of ASC 606 on line items in the Company’s consolidated financial statements as of and for the year ended December 31, 2018:

(in thousands)	As Reported	Effects of Adoption of ASC 606	As Recast
Balance Sheet
Unearned revenue and contract liabilities	$—	$5,000	$5,000
Accumulated deficit	(24,566)	(5,000)	(29,566)

Statement of Operations
Revenue	35,454	(5,000)	30,454
Operating income (loss)	8,172	(5,000)	3,172
Income (loss) before income taxes	5,259	(5,000)	259
Net income (loss)	5,208	(5,000)	208

Collaborative Arrangements — In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This ASU provides additional guidance regarding the interaction between Topic 808 on Collaborative Arrangements and Topic 606 on Revenue Recognition. The guidance is effective for fiscal years beginning after December 15, 2020. The Company early adopted the guidance in ASU 2018-18 using the full retrospective transition method upon the adoption of ASU 2014-09 as discussed above.

Statement of Cash Flows — Effective January 1, 2019, the Company adopted the accounting guidance in FASB ASU No. 2016-18, Statement of Cash Flows (Topic 230) which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statements of cash flows. The Company adopted this guidance using the full retrospective transition method to each period presented. The impact of implementation of this ASU resulted in a decrease to the Company’s operating cash flows of $0.2 million for the year ended December 31, 2018.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

Statement of Cash Flows — Effective January 1, 2019, the Company adopted ASU 2016-15 Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP did not include specific guidance on these eight cash flow classification issues prior to this ASU. The Company adopted this guidance using the retrospective transition method to each period presented. There was no material impact on the Company’s Consolidated Financial Statements as a result of adopting this guidance.

Recently Issued Accounting Pronouncements

Convertible Debt and Equity Contracts — In August 2020, the FASB issued ASU 2020-06 “Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The guidance is effective for fiscal years beginning on or after December 15, 2023, with early adoption permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the guidance on its Consolidated Financial Statements.

Reference Rate Reform — In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” The amendments provide optional guidance for a limited time to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. These amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Company is currently evaluating its contracts and the optional expedients provided by the new standard.

Accounting for Income Taxes — In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), to simplify the accounting for income taxes. The new guidance changes various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation exception to incremental approach, ownership changes in investments, interim-period accounting for enacted changes in tax law, and year-to-date loss limitation in interim-period tax accounting. The guidance is effective for fiscal years beginning on or after December 15, 2021, with early adoption permitted. The Company is currently evaluating this new guidance to determine the impact it may have on the Consolidated Financial Statements.

Fair Value Measurement — In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), that modifies certain disclosure requirements related to fair value measurement and adds disclosures relating to changes in unrealized gains and losses in other comprehensive income for recurring Level 3 fair value measurements and the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. Early adoption is permitted. The standard also allows for early adoption of any removed or modified disclosures upon issuance of this update while delaying adoption of the additional disclosures until the effective date. The Company is currently evaluating this new guidance to determine the impact it may have on the Consolidated Financial Statements.

Stock-Based Compensation — In November 2019, the FASB issued ASU 2019-08, Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2019-08 requires that an entity measure and classify share-based payment awards granted to a customer by applying the guidance in Topic 718. The amount recorded as a reduction of the transaction price is required to be measured on the basis of the grant-date fair value of the share-based payment award in accordance with Topic 718. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019. The impact of this guidance will be dependent on the level of stock awards granted to a customer, if any.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

2. Significant Accounting Policies (cont.)

Stock-Based Compensation — In June 2018, the FASB issued ASU 2018-07, Improvements to Non-employee Share-Based Payment Accounting. ASU 2018-07 expands the scope of Topic 718, Compensation-Stock Compensation, to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. ASU 2018-07 supersedes Subtopic 505-50, Equity-Equity-Based Payments to Non-Employees. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019. The Company is currently evaluating this new guidance to determine the impact it may have on the Consolidated Financial Statements, which will be dependent on the level of future equity compensation granted to non-employees, if any.

3. Revenue from Contracts with Customers

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Effective January 1, 2019, the Company adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) using the full retrospective adoption method. The Company performed its assessment of the impact of this new standard on its financial statements. In assessing the impact, the Company outlined all revenue streams, and considered the five steps outlined in the standard for its R&D services and product sales, from which substantially all the Company’s revenue is generated. The Company analyzed the impact of this new standard on all revenue streams and on all open contracts with customers, including by reviewing contracts and current accounting policies and practices to identify differences that would result from applying the requirements under the new standard. Based on the Company’s analysis of open contracts as of December 31, 2017, the adoption of this guidance did have a material impact on the Company’s financial statements, including its opening balance sheet at the date of initial application, as the timing of revenue recognition under the new standard is materially different from the Company’s previous revenue recognition policy.

For R&D services, the Company recognizes revenue over time as the Company’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced. The Company measures progress utilizing an input method based on personnel costs incurred to date as a percentage of total estimated personnel costs for each performance obligation identified within the contract. The revenues related to the Company’s product sales are recognized upon shipment which is typically when control of the underlying finished product is transferred to the customer and all other revenue recognition criteria have been met.

The Company made an accounting policy election to account for shipping and handling activities (which is only applicable to its product sales as shipping and handling is not applicable for its R&D services) as fulfillment activities. As such, the Company does not evaluate shipping and handling as promised services to its customers and these shipping and handling costs do not meet the criteria for capitalization in accordance with ASC 340-40. The Company does incur other fulfillment costs which meet the criteria for capitalization in accordance with ASC 340-40. For the year-ended December 31, 2019, the Company had $0.8 million of contract assets recorded related to these fulfillment costs. Shipping and handling and other fulfillment costs are recorded in cost of revenue. The Company did not incur any incremental costs to obtain a contract that meet the criteria for capitalization in accordance with ASC 340-40 as the Company’s costs incurred in pursuit of a contract were not incremental. As a result, the Company expensed these costs as incurred.

The Company made an accounting policy election to present amounts collected from customers on behalf of third parties (including sales tax) on a net basis and therefore these amounts are excluded from revenues in the Consolidated Statements of Operations.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

3. Revenue from Contracts with Customers (cont.)

The Company recognizes a contract liability if it receives consideration (or has the conditional right to receive consideration) in advance of performance, which is applicable for the Company’s R&D services contracts and does not occur for its product sales contracts. At the inception of its R&D services contracts as customers generally pay consideration at the commencement of the agreement and at the commencement of each milestone as outlined in the contract. As these customer payments precede the Company’s performance, in accordance with the revenue standard, a contract liability is recorded. For the year-ended December 31, 2018, the Company recorded contract liabilities for these R&D services of $5.0 million. During 2019, $4.0 million of the contract liabilities was recognized as revenue. As of December 31, 2019, the contract liabilities balance for these R&D services was $4.2 million and is included in Unearned revenue and contract liabilities in the accompanying Consolidated Balance Sheets.

The Company’s accounts receivable generally have net 30 to net 60-day payment terms and consideration is usually received in accordance with the payment terms of the contract. Accordingly, the Company does not provide significant financing to its customers as defined in ASC 606. As of December 31, 2019 and 2018, accounts receivable related to sales were $4.5 and $6.7 million, respectively.

Although the Company evaluates financial performance and makes resource allocation decisions based upon the results of its single operating and reportable segment, management believes revenues by primary revenue stream best depicts how the nature, amount, timing and certainty of the Company’s net sales and cash flows are affected by economic factors.

	Year Ended December 31,
(in thousands)	2019	2018
Products	$26,862	$28,741
Services	5,482	1,713
Total Revenue	$32,344	$30,454

4. Inventory

Inventory consists of the following:

	December 31,
(in thousands)	2019	2018
Raw materials	$5,921	$3,098
Finished goods and related items	1,117	947
	$7,038	$4,045

5. Property, Plant and Equipment, net

Property, plant, and equipment, net, consists of the following at December 31:

(in thousands)	Estimated Useful Life (Years)	2019	2018
Land and improvements	20	$77	$77
Buildings	15 – 40	1,812	1,812
Machinery and equipment	5 – 20	31,959	30,743
Motor vehicles	7 – 10	675	463
Furniture and fixtures	7 – 10	196	185
Office equipment	3 – 10	773	615
Construction-in-process	N/A	53,253	12,781
		88,745	46,676

Accumulated depreciation and amortization		(15,543)	(12,535)
Property, plant and equipment, net		$73,202	$34,141

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

5. Property, Plant and Equipment, net (cont.)

For the years ended December 31, 2019 and 2018, depreciation and amortization expense is included in the Consolidated Statements of Operations as follows:

	Year Ended December 31,
(in thousands)	2019	2018
Cost of revenue	$2,433	$2,125
Research & development	117	102
Selling, general and administrative	459	813
Total depreciation expense	$3,009	$3,040

Construction in progress consists primarily of Meredian’s production line build-out in Bainbridge, Georgia and the conversion and build-out of DSKY’s new facility in Winchester, Kentucky. Substantially all such items are expected to be placed in service during 2020. Property, plant, and equipment includes capitalized interest of $1.4 million as of December 31, 2019 (none at December 31, 2018).

6. New Market Tax Credit Transactions

The Company has entered into several financing arrangements under the New Market Tax Credit (“NMTC”) program with various unrelated third-party financial institutions (individually and collectively referred to as “Investors”) during 2012, 2013 and 2019. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000 (the “Act”) to induce capital investment in qualified lower income communities. The Act permits taxpayers to claim credits against their federal income taxes for up to 39% of qualified investment in the equity of the community development entities (“CDEs”). CDEs are privately managed investment institutions that are certified to make qualified low-income community investments.

These financing arrangements were structured with the Investors, their wholly-owned investment funds (“Investment Funds”) and their wholly owned CDEs in connection with the Company’s participation in qualified transactions under the NMTC program. In each of the financing arrangements, the Company loaned money to the Investment Funds and the Investors invested money in the Investment Funds. The Investment Funds would then contribute the funds from the Company’s loan and the Investors investments to a CDE. The CDEs then loaned the contributed funds to a wholly owned subsidiary of the Company.

The Investors are entitled to substantially all of the benefits derived from the tax credits. The NMTC tax credits are subject to recapture for a compliance period of seven years. During the compliance period, the Company is required to comply with various regulations and contractual provisions that apply to the NMTC arrangements. The Company has agreed to indemnify the Investors for any loss or recapture of the NMTCs until such time as its obligation to deliver tax benefits is relieved. The maximum potential amount of future payments under this indemnification is not expected to exceed the face amount of the related debt, net of leverage loans receivable (see Note 7), totaling approximately $13.2 million at December 31, 2019. The Company currently believes that the likelihood of a required payment under this indemnification is remote. The Company does not anticipate any credit recaptures will be required in connections with the financing arrangements. There have been no credit recaptures as of December 31, 2019. The arrangements also include a put/call feature which becomes enforceable at the end of the compliance periods whereby the Company may be obligated or entitled to repurchase the Investor’s interests in each of the Investment Funds for fair value. The Company believes the Investors will exercise their put options at the end of the compliance periods for each of the transactions. The value attributed to the put/calls is nominal.

The Company has determined the financing arrangements with the Investment Funds and CDEs contain a variable interest entity (“VIE”). The ongoing activities of the Investment Funds consist of collecting and remitting interest and fees as well as maintaining continued compliance with the NMTC program. The responsibility for performing these ongoing activities resides with the Investors. The Investors were also integral during the initial design of the Investment Funds and created the structure which allows the Investors to monetize the tax credits which are available through the NMTC program.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

6. New Market Tax Credit Transactions (cont.)

Based on these circumstances, the Company concluded that it was not the primary beneficiary of each VIE and therefore does not consolidate the VIEs in accordance with the accounting standard for consolidation.

The Company records the loans it provided to the Investment Funds within leveraged loan receivables on the consolidated balance sheets. See Note 7. The Company records the loans it received from the CDEs within long-term debt in the consolidated balance sheets. See Note 9.

The Company entered into a NMTC agreement on July 23, 2012. The CDE related to this transaction loaned an aggregate amount of $27,050,000 to the Company. For the first seven years after execution, the Company made interest-only payments on a quarterly basis with interest calculated annually at a weighted average interest rate of approximately 1.33%. A portion of the loans totaling $981,192 was paid in full on December 14, 2018. On July 31, 2019, after the seven year recapture period had passed, the Company entered into a simultaneous transaction whereby the loans from the CDE were purchased for a nominal amount and the leverage loan receivable was extinguished, resulting in a net gain of $5,550,177. The gain was recorded as nonoperating income in the Company’s Consolidated Statement of Operations.

The Company entered into a NMTC agreement on September 30, 2013. The CDE related to this transaction loaned an aggregate amount of $20,000,000 to the Company with a maturity date of September 30, 2037. The Company makes interest only payments on a quarterly basis with interest calculated annually at approximately 1.31%. In order to obtain the CDE’s consent for the 2019 Term Loan, the Company placed $400,000 into an escrow account in March 2019 to fund principal payments coming due to the CDE in September 2020 (See Note 17).

The Company entered into a NMTC agreement on April 25, 2019. The CDE related to this transaction loaned an aggregate amount of $9,000,000 to the Company with a maturity date of September 30, 2048. The Company makes interest only payments on a quarterly basis with interest calculated annually at approximately 1.96%.

The Company entered into a NMTC agreement on November 7, 2019. The CDE related to this transaction loaned an aggregate amount of $12,000,000 to the Company with a maturity date of November 7, 2039. The Company makes interest only payments on a quarterly basis with interest calculated annually at approximately 1.06%.

Certain funds related to these NMTC transactions are restricted for specific use during the compliance periods and these funds are reflected as restricted cash in the Consolidated Balance Sheets.

7. Leverage Loans Receivable

As part of the Company’s New Market Tax Credit transactions (see Note 6), leverage loans receivable have been recorded as follows:

Leverage loan receivable from Meredian Bioplastics Investment Fund, LLC in the original principal amount of $20.5 million; the loan was scheduled to mature July 22, 2042. Payments of interest only were due quarterly, with interest calculated at 1%, from inception through July 23, 2019. Principal and interest payments were to begin after July 23, 2019, if certain NMTC compliance requirements were not met and the loan remained outstanding. This leverage loan was extinguished on July 31, 2019 (see Note 6).

Leverage loan receivable from Danimer Bioplastics Investment Fund, LLC in the original principal amount of $14.3 million; the loan matures September 30, 2037. Payments of interest only are due quarterly, with interest calculated at 1%, from December 31, 2013, through September 30, 2020. Principal and interest payments begin after October 1, 2020, if certain NMTC compliance requirements are not met and the loan remains outstanding.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

7. Leverage Loans Receivable (cont.)

Leverage loan receivable from Danimer Bainbridge Investment Fund, LLC in the original principal amount of $6.3 million; the loan matures September 30, 2048. Payments of interest only are due quarterly, with interest calculated at 2%, from inception through April 25, 2026. Principal and interest payments begin after April 25, 2026, if certain NMTC compliance requirements are not met and the loan remains outstanding.

Leverage loan receivable from Twain Investment Fund 427, LLC in the original principal amount of $5.6 million; the loan matures on November 7, 2039. Payment of interest only are due quarterly, with interest calculated at 1.08% from inception through November 7, 2026. Principal and interest payments begin after November 7, 2026, if certain NMTC compliance requirements are not met and the loan remains outstanding.

Leverage loan receivable from Twain Investment Fund 428, LLC in the original principal amount of $1.6 million; the loan matures on November 7, 2039. Payment of interest only are due quarterly, with interest calculated at 1.08% from inception through November 7, 2026. Principal and interest payments begin after November 7, 2026, if certain NMTC compliance requirements are not met and the loan remains outstanding.

If NMTC compliance requirements are met, the balance of each leverage loan will be forgiven upon extinguishment of the debt instruments related to the respective NMTC agreements.

8. Accrued Liabilities

The components of accrued liabilities as of December 31, 2019 and 2018 are as follows:

(in thousands)	2019	2018
Accrued legal settlement and professional fees	$5,681	$912
Accrued construction-in-progress expenditures	2,774	6
Accrued compensation and related expenses	1,023	782
Accrued interest	—	111
Other	246	81
	$9,724	$1,892

9. Long-Term Debt

Long-term debt consists of the following at December 31:

(in thousands)	2019	2018
2019 Term Loan	$28,500	$—
2019 Subordinated Term Loan	10,000	—
NMTC Notes	41,000	46,069
Convertible Debt	8,267	—
Vehicle and Equipment Notes	395	163
Mortgage Notes	289	312
Original Term Loan	—	6,103
Notes payable – other	—	4,500
Notes payable – stockholders	—	2,971
Total	$88,451	$60,118
Less: Unamortized debt issuance costs	(4,779)	(803)
Less: Unamortized debt discount	(616)	(200)
Less: Current maturities	(9,277)	(2,037)
Total long-term debt	$73,779	$57,078

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

9. Long-Term Debt (cont.)

2019 Term Loan

In March 2019 the Company entered into a credit agreement (“2019 Term Loan”) for a $30 million term loan maturing on October 13, 2023. Principal payments are due in quarterly payments of $375,000 beginning April 1, 2019 with the outstanding principal balance due at maturity. Annual payments of principal are also due if the Company generates “excess cash flow”, as defined in the agreement. Interest is payable monthly at the greater of (a) 2.25% or (b) 3 Month LIBOR Rate (adjusted each calendar quarter; 1.9% at December 31, 2019), plus 4.5%. The 2019 Term Loan is secured by all real and personal property of DSH and its subsidiaries.

The 2019 Term Loan provides for financial covenants including a maximum capital expenditures limit, leverage ratio and fixed charge coverage ratio, each of which becomes more restrictive over time. At December 31, 2019 the Company was not in compliance with certain financial covenants; however, the Company received a waiver for all covenant defaults for the year ended December 31, 2019.

Proceeds of the 2019 Term Loan were used to repay the Company’s Original Term Loan, Notes Payable — Stockholders and Notes Payable — Other with principal balances totaling approximately $13.6 million.

2019 Subordinated Term Loan

In March 2019 the Company entered into a subordinated second credit agreement (“Subordinated Term Loan”) for $10 million in term loans consisting of two loans in the amounts of $5.5 million and $4.5 million. The terms of the two loans are essentially the same. The term loans mature on February 13, 2024 and require monthly interest only payments with the outstanding principal balance due at maturity. The base interest rate is the “Prime Rate” as quoted by the Wall Street Journal (adjusted each calendar quarter; 4.75% at December 31, 2019) plus 2.75%. The Company has the option to elect to pay up to two percent (2%) of any interest payable in any fiscal quarter by adding such interest payment to the principal balance of the related note (“PIK Interest”). The Subordinated Term Loan is secured by all real and personal property of DSH and its subsidiaries but is subordinated to all other existing lenders.

The Subordinated Term Loan provides for financial covenants including a maximum capital expenditures limit, leverage ratio, fixed charge coverage ratio and adjusted EBITDA, certain of which become more restrictive over time. At December 31, 2019 the Company was not in compliance with certain financial covenants; however, the Company received a waiver for all covenant defaults for the year ended December 31, 2019.

In connection with the terms of the Subordinated Term Loan Agreement, the lender purchased 16,667 shares of the Company common stock for approximately $1.0 million. The lender has the option to require the Company to repurchase the shares at the original issue price at the earlier of 1) repayment in full of the outstanding balance of the loan, 2) March 14, 2025 or 3) a change in control of the Company, as defined.

NMTC Notes

New Market Tax Credit Notes are comprised of the following as of December 31, 2019 and 2018 and are discussed further in Note 6:

(in thousands)	2019	2018
QLICI Note A note	$14,734	$14,734
QLICI Note B note	5,266	5,266
AmCREF Fund 51 Notes	12,000	—
Carver Development CDE VI Notes	7,000	—
ST CDE LXII Notes	2,000	—
AmCREF QLICI notes	—	11,019
NCF QLICI notes	—	8,330
ERF QLICI notes	—	6,720
Total NMTC notes	$41,000	$46,069

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

9. Long-Term Debt (cont.)

Convertible Debt

In November and December 2019, the Company issued convertible notes payable with an aggregate principal amount of $8.3 million. The Company used the net proceeds from the issuance primarily for general corporate purposes. These convertible notes were issued at a 4% discount and bear an annual interest rate of 8% payable monthly. The notes contain an option for the Company to capitalize and add any interest payments to the principal amount of the note (“PIK Interest”). Such PIK Interest bears the same interest rate as the original principal of the notes. Each convertible note matures on the later of the one-year anniversary of the issuance date and the date on which the Company receives an equity investment in an amount sufficient to effectuate the payment in full of all unpaid principal and unpaid accrued interest on all of the convertible notes. The convertible notes may be converted into shares of common stock of the Company at the option of the holder by dividing the amount of principal and accrued interest due under the note by the lesser of (i) $60 and (ii) the price per share at which shares of equity securities were offered in the then most recent stock offering. The convertible notes are subordinated to the 2019 Term Loan and 2019 Subordinated Term Loans and any other bank financing. The value of the debt discount associated with the conversion features was calculated to be $0.3 million and is being amortized to interest expense over the life of the notes. Approximately $23 thousand of interest expense relating to the discount was recognized for the year ended December 31, 2019.

The Company’s convertible debt includes accounting conversion prices that create an embedded beneficial conversion feature (“BCF”) pursuant to the guidelines established by ASC Topic 470-20, Debt with Conversion and Other Options. The BCF of a convertible security is normally characterized as the convertible portion or feature of the security that provide a rate of conversion that is in-the-money at the commitment date. The Company records a BCF related to the issuance of a convertible security at issuance.

The BCF of a convertible note is measured based on the intrinsic value of the stated conversion price compared to the accounting conversion price. That amount is allocated to the BCF as a reduction to the carrying amount of the convertible note, and is credited to additional paid-in-capital. The debt discount created is amortized to interest expense over the life of the note using the straight-line method which approximates the effective interest method. The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was approximately $0.3 million on the date of issuance. Approximately $23 thousand of interest expense relating to the BCF was recognized for the year ended December 31, 2019.

Vehicle and Equipment Notes

The Company has twelve vehicle and equipment notes outstanding at December 31, 2019 primarily relating to motor vehicles and warehouse equipment. Six such notes were outstanding at December 31, 2018. The notes bear interest at rates ranging from 5.11% to 7.44% and monthly payments ranging from $361 to $1,251.

Mortgage Notes

Mortgage notes represent two notes secured by residential property with monthly payments ranging from $1,474 to $1,841. The notes bear interest at 6.5% and 5.99% with maturity dates of March 2022 and October 2023, respectively, when any outstanding principal balance is due.

Original Term Loan

The Company had previously entered into a credit agreement for a term loan with an original principal balance of approximately $9.0 million that matured October 2027. The agreement required monthly principal and interest payments with interest calculated based on the Wall Street Journal prime rate (adjusted each calendar quarter; 5.5% at December 31, 2018) plus 1.75%. The note was secured by substantially all business assets of Danimer as well as the partial guaranty of the U.S. Department of Agriculture. This term loan was paid off in March 2019 with proceeds from the 2019 Term Loan in the amount of $6.1 million. In connection with the extinguishment of the Original Term Loan, the Company wrote off approximately $0.3 million of debt issuance costs which are included in interest expense in the Statement of Operations for the year ended December 31, 2019.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

9. Long-Term Debt (cont.)

Note Payable — Other

At December 31, 2018 the Company had a note payable outstanding in the amount of $4.5 million to an entity that was due in April 2020. The note bore interest at 12% and was secured by certain cash and equipment. This note was paid off in March 2019 with proceeds from the 2019 Term Loan in the amount of approximately $4.4 million.

The Note Payable — Other was originally issued in April 2017 to a third party and included issuance of warrants to purchase up to 55,319 shares of the Company’s stock at an exercise price of $30 per share. All such warrants were unexercised and outstanding as of December 31, 2019 and 2018.

Notes Payable — Stockholders

Notes payable — stockholders represents seven notes to various stockholders of the Company with interest rates on the notes ranging from 5% to 10%. Interest on the notes was payable monthly with the principal balance due in various months in 2019 and 2020. These notes were paid off in March 2019 with proceeds from the 2019 Term Loan in the amount of approximately $3.1 million.

The effective interest rate on all Company long-term debt was 4.6% and 4.9% for the years ended December 31, 2019 and 2018, respectively. The Company’s total interest cost for the years ended December 31, 2019 and 2018, before adjustment for capitalized interest, was $4.8 and $3.2 million, respectively.

As of December 31, 2019, the future maturities of long-term debt are as follows:

(in thousands)	Amount
Year Ended December 31,
2020	$9,893
2021	1,634
2022	1,831
2023	24,067
2024	10,026
Thereafter	41,000
$88,451

Since continued compliance through the seven-year compliance period is necessary, until such time as the QLICI notes (see Note 7) are redeemed against the leverage loans such amounts are included in the “thereafter” category of the debt maturity schedule shown above. Similarly, the leverage loans receivable are classified as noncurrent assets.

10. Stock-Based Compensation

The Company has a director and executive officer stock incentive plan, which is described below. The compensation cost that has been charged against income for this plan was $5.1 and $0.7 million for the years ended December 31, 2019 and 2018, respectively. The total income tax benefit recognized in the consolidated statement of operations for share-based compensation arrangements under this plan was $0.7 and $0.1 million for the years ended December 31, 2019 and 2018, respectively. These amounts were offset by the creation of a valuation allowance related to the Company’s deferred tax assets.

The Company has an omnibus stock incentive plan, which is described below. The compensation cost that has been charged against income for this plan was approximately $0.2 and $0.1 million for the years ended December 31, 2019 and 2018, respectively. The total income tax benefit recognized in the consolidated statement of operations for share-based compensation arrangements under this plan was $27 and $11 thousand for the years ended December 31, 2019 and 2018, respectively. These amounts were offset by the creation of a valuation allowance related to the Company’s deferred tax assets.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

10. Stock-Based Compensation (cont.)

2016 Director and Executive Officer Stock Incentive Plan

The Company’s 2016 Director and Executive Officer Stock Incentive Plan (the Executive Plan) permits the grant of share options and other share-based awards to its employees for up to 890,000 shares of common stock, with increases in subsequent years based on the total number of shares outstanding. The Company believes that such awards encourage and enable directors and executive officers of the Company and its affiliates to acquire or increase their holdings of the Company’s common stock and other equity-based interest in the Company and/or provide other incentive awards in order to align their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation largely depends. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on a specified number of years of continuous service and have ten year contractual terms.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the following table.

	2019	2018
Expected annual dividend yield(1)	0.0%	0.0%
Expected volatility(2)	37.3% – 38.1%	38.5%
Risk-free rate of return(3)	1.53% – 2.37%	2.57%
Expected option term (years)(4)	4.5 – 6.0	4.5

(1)	The Company has not paid and does not currently anticipate paying a cash dividend on its common stock.
(2)	Based on the mean stock price volatility for peer public companies over a historic timeframe similar to the expected term, with adjustments for differences in size and capital structure.
(3)	Based on the U.S. Treasury yield curve in effect as of the valuation date.
(4)	The expected term represents the midpoint between the vesting date and the contractual term of the option under the “simplified” method described in SEC Staff Accounting Bulletin 14.

A summary of option activity under the Executive Plan as of December 31, 2019 and 2018, and changes during the years then ended, is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance, December 31, 2017	781,317	$30.00	8.87	$—
Granted	35,674	30.00	—	—
Exercised	—	—	—	—
Forfeited or expired	—	—	—	—
Balance, December 31, 2018	816,991	30.00	7.87	24,509,730
Granted	249,886	60.00	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Balance, December 31, 2019	1,066,877	37.03	6.87	24,506,394

December 31, 2019:
Exercisable	1,036,877	37.23	6.78	23,609,917
Vested and expected to vest	1,066,877	37.03	6.87	24,506,394

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

10. Stock-Based Compensation (cont.)

The weighted average grant-date fair value of options granted during 2019 and 2018 was $18.94 and $9.46, respectively.

In the table above, the options expected to vest are the result of applying the pre-vesting forfeiture rate assumption to total outstanding options. The Company has estimated the pre-vesting forfeiture rate to be zero.

As of December 31, 2019, and 2018, the table above includes options outstanding for 671,124 and 421,738 shares of common stock, respectively, that were exercised using nonrecourse notes issued in favor of the Company to fund the exercise price. In accordance with ASC 718, a stock option is not considered exercised for accounting purposes until the employee repays the loan. Although shares were issued upon the exercise of these stock options, they are not presented as outstanding in the Consolidated Statements of Stockholders’ Equity.

A summary of the status of the Company’s nonvested shares under the Executive Plan as of December 31, 2019 and 2018, and changes during the years then ended, is presented below:

	Number of shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2017	99,372	$10.47
Granted	35,674	9.46
Vested	(75,046)	9.66
Forfeited	—	—
Nonvested at December 31, 2018	60,000	10.88
Granted	249,886	18.94
Vested	(279,886)	18.07
Forfeited	—	—
Nonvested at December 31, 2019	30,000	$10.88

As of December 31, 2019, there was approximately $0.3 million of total unrecognized compensation cost related to nonvested stock options granted under the Executive Plan. That cost is expected to be recognized over a weighted-average period of 0.83 years. The total fair value of shares vested during the years ended December 31, 2019 and 2018, was $5.1 and $0.8 million, respectively.

2016 Omnibus Stock Incentive Plan

The Company’s 2016 Omnibus Stock Incentive Plan (the Omnibus Plan) permits the grant of share options and other share-based awards to its employees for up to 110,000 shares of common stock, with increases to the number of shares available to increase in subsequent years based on the total number of shares outstanding. The Company believes that such awards encourage and enable selected employees, directors, and independent contractors of the Company and its affiliates to acquire or increase their holdings of the Company’s common stock and other equity-based interest in the Company and/or provide other incentive awards in order to align their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation largely depends. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest upon issuance and have ten-year contractual terms.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

10. Stock-Based Compensation (cont.)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the following table.

	2019	2018
Expected annual dividend yield(1)	0.0%	0.0%
Expected volatility(2)	37.2%	33.3%
Risk-free rate of return(3)	2.37%	2.18%
Expected option term (years)(4)	6.0	6.0

(1)	The Company has not paid and does not currently anticipate paying a cash dividend on its common stock.
(2)	Based on the mean stock price volatility for peer public companies over a historic timeframe similar to the expected term, with adjustments for differences in size and capital structure.
(3)	Based on the U.S. Treasury yield curve in effect as of the valuation date.
(4)	The expected term represents the midpoint between the vesting date and the contractual term of the option under the “simplified” method described in SEC Staff Accounting Bulletin 14.

A summary of option activity under the Omnibus Plan as of December 31, 2019 and 2018, and changes during the years then ended, is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance, December 31, 2017	99,309	$30.00	8.5	$—
Granted	35,000	30.00	—	—
Exercised	—	—	—	—
Forfeited or expired	(650)	—	—	—
Balance, December 31, 2018	133,659	30.00	7.9	4,009,770
Granted	16,550	60.00	—	—
Exercised	—	—	—	—
Forfeited	(500)	—	—	—
Balance, December 31, 2019	149,709	33.32	7.2	3,994,236

December 31, 2019:
Exercisable	110,426	30.00	6.7	3,312,780
Vested and expected to vest	149,709	33.32	7.2	3,994,236

The weighted average grant-date fair value of options granted during 2019 and 2018 was $23.90 and $10.86, respectively.

In the table above, the options expected to vest are the result of applying the pre-vesting forfeiture rate assumption to total outstanding options. The Company has estimated the pre-vesting forfeiture rate to be zero.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

10. Stock-Based Compensation (cont.)

A summary of the status of the Company’s nonvested shares under the Omnibus Plan as of December 31, 2019 and 2018, and changes during the years then ended, is presented below:

	Number of shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2017	—	$—
Granted	35,000	10.86
Vested	—	—
Forfeited	(400)	10.86
Nonvested at December 31, 2018	34,600	10.86
Granted	16,550	23.90
Vested	(11,367)	10.86
Forfeited	(500)	10.86
Nonvested at December 31, 2019	39,283	$16.35

As of December 31, 2019, there was approximately $0.4 million of unrecognized compensation cost related to nonvested stock options granted under the Omnibus Plan. The total fair value of shares vested during the year ended December 31, 2019, was approximately $0.1 million.

Other Stock Options/Warrants

Prior to 2017 the Company issued 208,183 stock options that were not a part of either the Executive Plan or Omnibus Plan described above. As of December 31, 2019, all 208,183 of these options were vested, exercisable and remained outstanding. These options have a Weighted Average Exercise Price of $30 per share and a Weighted Average Remaining Contractual Term of 5.32 years. The shares have an Aggregate Intrinsic Value of $6.2 million as of December 31, 2019.

During 2018, 274,814 warrants with an exercise price of $22 per share were exercised for total proceeds of $6.0 million. These warrants were granted pursuant to a 2016 development agreement with a vendor.

As of December 31, 2019, the Company has 55,139 warrants outstanding with an exercise price of $30 per share.

11. Operating Leases

In August 2018, the Company signed a definitive agreement for the purchase of a fermentation facility in Winchester, Kentucky (the Kentucky Facility), including the equipment, machinery, and other personal property located at such facility for a purchase price of $23.0 million. In December 2018, the Company consummated the acquisition of the Kentucky Facility and simultaneously entered into a sale and leaseback transaction with a large, diversified commercial property REIT pursuant to which the Company sold the Kentucky Facility and certain of its facilities located in Bainbridge, Georgia to the REIT for $30.0 million and leased back the same properties from the REIT under a net lease for an initial term of 20 years with renewal terms up to an additional 20 years at the Company’s option. The Company recognized a net gain of $4.2 million from this sale and leaseback transaction in 2018 and is included in Gain on disposal of assets in the Consolidated Statement of Operations.

During the first year of the lease, the base annual rent was $2.4 million with $0.2 million being payable monthly. The rent is subject to an adjustment of the lesser of (i) 2.0% or (ii) 1.25 times the change in the Consumer Price Index on January 1, 2020, and annually on every January 1st thereafter during the lease term, including any extension terms. The Company has determined that the 2.0% increase represents an in-substance fixed lease payment and has included such amount in the measurement of lease payments. The renewal terms have not been recognized as part of the right of use asset and lease liability since the Company has determined that their exercise is not reasonably certain. The Company used its estimated 2018 incremental borrowing rate of 12.89% when determining the discount rate for the lease. As of December 31, 2019, the lease had a remaining initial term of 19 years.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

11. Operating Leases (cont.)

The following table sets forth the Company’s operating lease cost for years ended December 31, 2019 and 2018:

	Year Ended December 31,
(in thousands)	2019	2018
Cost of revenue	$358	$—
Selling, general and administrative	2,334	120
Research and development	443	57
Total operating lease cost	$3,135	$177

Supplemental cash flow information related to operating leases for the years ended December 31, 2019 and 2018 was as follows:

	Year Ended December 31,
(in thousands)	2019	2018
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows due to operating leases	$2,875	$320
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	—	19,919

The following table reconciles the undiscounted future lease payments for operating leases to the operating lease liabilities recorded in the consolidated balance sheet at December 31, 2019:

(in thousands)
Undiscounted Future Operating Lease Cash Flows
2020	$2,525
2021	2,575
2022	2,626
2023	2,679
2024	2,733
Thereafter	44,523
57,661
Less: Interest	(37,644)
Present value of lease liability	$20,017

12. Income Taxes

The significant components of the Company’s income tax (benefit) expense for the years ended December 31 are as follows:

(in thousands)	2019	2018
Current tax expense (benefit)
Federal	$(51)	$51
State	—	—
Total current expense (benefit)	(51)	51
Deferred tax expense (benefit)
Federal	3,218	—
State	918	—
Total deferred expense	4,136	—
Total income tax expense	$4,085	$51

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

12. Income Taxes (cont.)

A reconciliation of the income tax provision to that computed by applying the statutory federal income tax rate to the income before the provision for income taxes is as follows for the years ended December 31:

(in thousands)	2019	2018
Federal income tax benefit at statutory federal rate	$(3,211)	$1,014
State income tax benefit, net of federal taxes	(725)	229
Permanent differences	18	11
Revisions to prior years’ estimates	(1,003)	—
Other	3	(19)
Valuation allowance	9,003	(1,184)
Total income tax expense	$4,085	$51

Deferred income tax amounts result from temporary differences between financial statements and income tax reporting.

Components of the Company’s net deferred tax assets and liabilities at December 31 are as follows:

(in thousands)	2019	2018
Deferred income tax assets
Net operating loss carryforwards	$11,357	$10,348
Stock-based compensation	1,493	770
Deferred loan costs	760	727
Contribution carryforwards	77	65
Legal settlement accrual	2,038	—
Deferred revenue	825	—
Allowance for doubtful accounts	31	—
Accrued bonus	85	—
Interest expense limitation	38	—
Total deferred income tax assets	16,704	11,910
Valuation allowance	(16,237)	(7,234)
Total deferred income tax assets, net of valuation allowance	467	4,676
Deferred income tax liabilities
Depreciation and amortization	(467)	(539)
Total deferred income tax liabilities	(467)	(539)
Deferred tax asset	$—	$4,137

In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods at which time those temporary differences become deductible. In making valuation allowance determinations, management considers all available evidence, positive and negative, affecting specific deferred tax assets, including the scheduled reversal of deferred income tax liabilities, projected future taxable income, the length of carry-back and carry-forward periods, and tax planning strategies in making this assessment. The following details the activity in the valuation allowance for the years ended December 31, 2019 and 2018:

(in thousands)	Beginning Balance	Additions	Amounts Utilized	Ending Balance
Year Ended December 31, 2018	$8,418	$—	$1,184	$7,234

Year Ended December 31, 2019	$7,234	$9,003	$—	$16,237

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

12. Income Taxes (cont.)

Certain of the Company’s deferred tax assets relate to federal and state net operating losses and credits. As of December 31, 2019 and 2018, the Company had net operating loss carryforwards of approximately $48.0 and $42.0 million, respectively, available and no capital loss carryforwards available to offset future taxable income. A substantial portion of the net operating loss carryforwards were generated by Meredian prior to June 2, 2014. The net operating loss carryforwards generated before 2018 expire at various times during the tax years from 2027 through 2037, while net operating loss carryforwards generated 2018 and after will have an indefinite life carryforward.

The Company recognizes interest and penalties related to unrecognized tax liabilities as a component of income tax expense, if any. The Company recognized no material interest and penalties during the years ended December 31, 2019 and 2018, and had no accrued interest or penalties as of December 31, 2019 and 2018.

The Company files income tax returns in the U.S. federal jurisdiction as well as the state of Georgia and state of Kentucky jurisdictions. The Company and its subsidiaries are no longer subject to examinations by major tax jurisdictions for years ended December 31, 2015 and prior.

13. Related Party Transactions

In the ordinary course of business, the Company engages in transactions with persons and entities who are considered related parties. In addition to equity and debt financing with related parties, such transactions generally include nonattest accounting services and miscellaneous other items. For the years ended December 31, 2019 and 2018, these other services totaled approximately $53.0 and $49.0 thousand, respectively, and are included in Selling, general and administrative expenses in the Consolidated Statements of Operations.

Notes payable totaling approximately $2.6 and $3.0 million were owed by the Company to various stockholders at December 31, 2019 and 2018, respectively. At December 31, 2019 these amounts were included in Convertible Debt within Long-Term Debt in Note 9 and in Notes Payable — Stockholders at December 31, 2018.

The Company recorded various notes receivable totaling $27.7 and $12.7 million as of December 31, 2019 and 2018, respectively. These notes related to the exercise of stock options by two officers of the Company. These notes are recorded as an offset to equity and bear interest at between 1.22% and 2.72%.

As discussed in Note 9, in connection with the terms of the 2019 Subordinated Term Loan Agreement, the lender purchased 16,667 shares of the Company common stock for approximately $1.0 million.

In December 2018, a customer exercised warrants to purchase 271,814 shares of common stock and became a stockholder in the Company. The Company recognized revenue from sales to that customer of approximately $0.4 and $0.6 million during the years ended December 31, 2019 and 2018, respectively.

14. Earnings Per Share

Basic earnings per share is calculated by dividing net income by the weighted-average number of shares outstanding during the period. In accordance with ASC 718 Compensation — Stock Compensation and ASC 260 Earnings Per Share, the weighted-average shares outstanding for basic earnings per share calculations exclude 671,124 and 421,738 shares as of December 31, 2019 and December 31, 2018, respectively, that were issued pursuant to the exercises of employee option grants for which the exercise price was remitted by the grantee through the issuance of nonrecourse notes to the Company. Diluted earnings per share is calculated by dividing net income by the weighted-average number of common shares outstanding, after taking into consideration all dilutive potential common shares outstanding during the period. However, these shares have been excluded from the calculation of diluted net loss per share for the years ended December 31, 2019, as their effect was antidilutive as a result of the net loss incurred for the periods. Therefore, dilutive weighted average number of shares outstanding and diluted net loss per share were the same as basic weighted average number of shares outstanding and basic net loss per share for both years.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

14. Earnings Per Share (cont.)

Basic and diluted net income per share was calculated as follows:

(in thousands, except share and per share data)	2019	2018
Net (loss) income	$(19,514)	$208
Weighted average shares outstanding – basic	2,766,466	2,352,865
Dilutive common stock equivalents	—	606,126
Weighted average shares outstanding – dilutive	2,766,466	2,958,991
Basis net (loss) income per share	$(7.05)	$0.09
Diluted net (loss) income per share	$(7.05)	$0.07

The Company excluded approximately 744,000 of potentially dilutive shares from the computation of earnings per share for 2019 as their effect would be anti-dilutive.

15. Retirement Plan

The Company maintains a defined contribution retirement plan (the “Plan”) for the benefit of employees who meet certain age and employment criteria. Contributions to the Plan include both a match of 100% of employee contributions up to 4% of each eligible employee’s compensation and, from time to time, a discretionary amount. Total retirement expense was approximately $0.2 million for each of the years ended December 31, 2019 and 2018, respectively; there were no discretionary contributions during the years ended December 31, 2019 and 2018.

16. Commitments and Contingencies

In connection with the Company’s 2007 acquisition of certain intellectual property, the Company agreed to pay royalties upon production and sale of PHAs. The royalty is $0.05 per pound for the first 500 million pounds of PHA sold and decreases to $0.025 per pound for cumulative sales in excess of that amount until the underlying patents expire. There was no royalty owed for the years ended December 31, 2019 and 2018.

In November 2015, the Company terminated a former executive and terminated the Company’s contract with an advisory firm (the Advisory Contract), pursuant to which the Company, through the advisory firm, engaged the individual as an executive of the Company. In December 2015, the Company deemed the Advisory Contract, together with all related arrangements in connection therewith, void, including any share issuances in connection with such arrangements. The Company filed suit against the former executive and the advisory firm during 2016, and various counterclaims were filed by the former executive and the advisory firm. Subsequent to year-end, this matter was settled with the Company agreeing to pay $8 million to resolve all outstanding claims, the executive agreeing to the cancellation of any shares issued to such executive pursuant to the Advisory Contract and related arrangements, and the exchange of mutual releases among the parties. The liability is included in Accrued expenses ($5.5 million) and Other long-term liabilities ($2.5 million) in the Consolidated Balance Sheet at December 31, 2019 and the expense in Operating expenses in the Statement of Operations for the year ended December 31, 2019.

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

17. Subsequent Events and Other Matters

Subsequent Events

The Company has evaluated subsequent events through October 15, 2020, the date the financial statements were available to be issued.

●	In January 2020, the Company issued convertible notes payable with an aggregate principal amount of $2.3 million on substantially the same terms as those described in Note 9.

●	In August 2020, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million on substantially the same terms as those described in Note 9 except that they were not issued at a discount and had a conversion price of the lesser of (i) $63 and (ii) the price per share at which shares of equity securities were offered in the then most recent stock offering.

●	Through October 15, 2020, the Company sold 492,594 shares of common stock at a price of $63 per share resulting in aggregate proceeds of $31.0 million prior to the recognition of related issuance costs.

●	Through October 15, 2020, the Company granted 63,890 stock options under the Executive Plan and the Omnibus Plan with an exercise price of $63 per share.

●	In May 2020, the Company entered into a sale-leaseback transaction with the same commercial property REIT referenced in Note 11. This transaction relates to improvements to the Company’s Winchester, Kentucky facility. The aggregate amount of the transaction was approximately $7.3 million. This additional sale leaseback transaction was executed as an amendment to the existing master lease with the lease term remaining unchanged. This sale-leaseback transaction increased the annual base rent for the master lease agreement to $3.1 million

●	In July 2020, the Company modified its 2019 Term Loan such that the applicable margin in the interest rate formula (formerly calculated as the greater of (a) 2.25% or (b) 3 Month LIBOR Rate, plus 4.5%) changed from 4.5% to a five-level tiered amount ranging from 4.5% if the consolidated senior leverage ratio, as defined in the Term Loan, is less than 1.5, to as high as 6.35% if the consolidated senior leverage ratio is greater than 2.25. When the amendment was executed, the applicable margin was 6.35% and will remain at 6.35% until the first day of the first full fiscal quarter after the delivery of the annual audited financial statements for the year ending December 31, 2020. Thereafter, the applicable margin will be adjusted on a quarterly basis.

●	As discussed in Note 16, in the third quarter of 2020, the Company reached a settlement on outstanding litigation and has accrued the $8 million amount in the Consolidated Statement of Operations for the year ended December 31, 2019.

●	In October 2020, when the seven-year recapture period passed for the NMTC agreement dated September 30, 2013, the Company entered into a simultaneous transaction whereby the loans from the CDE were purchased for a nominal amount and the leverage loan receivable was extinguished, resulting in a net gain of approximately $5.3 million before transaction expenses.

Merger with Live Oak Acquisition Corp.

On October 3, 2020, the Company and Live Oak Acquisition Corp., a Delaware corporation (“Live Oak”), Green Merger Corp., a Georgia corporation (“Merger Sub”), Live Oak Sponsor Partners, LLC, as representative for Live Oak for certain purposes described in the Merger Agreement, and a representative of the shareholders of the Company for certain purposes described in the Merger Agreement, entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Live Oak and the Company will enter into a business combination. The terms of the Merger Agreement contain customary representations and warranties, covenants, closing conditions other terms relating to the Merger and the other transactions contemplated thereby. The transaction is structured as a reverse triangular merger, and pursuant to the Merger Agreement, at the Effective Time, Merger Sub, a newly formed, wholly-owned direct subsidiary of Live Oak, will be merged with and into the Company (the “Merger,” together with the other transactions related thereto), with the Company surviving the Merger as a wholly-owned direct subsidiary of Live Oak (the “Surviving Corporation”).

Meredian Holdings Group, Inc. d/b/a Danimer Scientific

Notes to Consolidated Financial Statements

December 31, 2019 and 2018

17. Subsequent Events and Other Matters (cont.)

Conversion of Company Common Stock and Options

At the time of the merger, the following will take effect with regard to Company Common Stock and company stock options:

●	Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished, will cease to exist and will be converted into the right to receive shares of Live Oak Common Stock as stipulated in the Merger Agreement;

●	All shares of Company Common Stock held in the treasury of the Company will be cancelled and retired and will cease to exist, and no payment, distribution or other consideration will be delivered or deliverable in exchange for such shares;

●	Each share of common stock, $0.0001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation; and

●	Each company option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by Live Oak and will be converted automatically at the Effective Time into an option to acquire shares of Live Oak Common Stock, on the same terms and conditions as were applicable under such company option (including applicable vesting and exercise conditions) subject to certain adjustments.

COVID-19

In late 2019, a novel strain of coronavirus was reported in Wuhan, Hubei, China. In March 2020, the World Health Organization determined the resulting outbreak of COVID-19, the disease caused by this novel coronavirus, to be a pandemic. The pandemic is disrupting supply chains worldwide as national and local governments implement measures intended to slow the spread of COVID-19, with production and sales across a range of industries impacted in different ways. The extent of the impact of COVID-19 on the Company’s operations and its financial performance will depend on certain developments outside of the Company’s control, including the duration and spread of the outbreak; its impact on customers, employees, and vendors; and broader economic conditions, all of which are uncertain and cannot be predicted at this time.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act, or CARES Act. The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, increasing the ability to deduct interest expense, and deferring social security payments, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act.

In April 2020, the Company received a loan in the amount of $1.8 million pursuant to the Paycheck Protection Program (PPP) established by the CARES Act. Under terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

LIVE OAK ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,398,497	$20,000
Prepaid expenses and other current assets	132,104	—
Total Current Assets	1,530,601	20,000
Deferred offering costs	—	57,950
Cash and marketable securities held in Trust Account	200,072,132	—
Total Assets	$201,602,733	$77,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$103,417	$3,980
Accrued offering costs	—	52,950
Total Current Liabilities	103,417	56,930
Deferred underwriting fee payable	6,737,500	—
Total Liabilities	6,840,917	56,930

Commitments
Class A Common stock subject to possible redemption, 18,976,181, shares at $10.00 per share	189,761,810	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,023,819 issued and outstanding (excluding 18,976,181 shares subject to possible redemption) at September 30, 2020	102	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 shares and 5,750,000 shares issued and outstanding September 30, 2020 and December 31, 2019, respectively	500	575
Additional paid-in capital	5,241,344	24,425
Accumulated deficit	(241,940)	(3,980)
Total Stockholders’ Equity	5,000,006	21,020
Total Liabilities and Stockholders’ Equity	$201,602,733	$77,950

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIVE OAK ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from May 24, 2019 (inception) Through September 30,
	2020	2019	2020	2019
Formation and general and administrative expenses	$197,698	$—	$310,092	$2,774
Loss from operations	(197,698)	—	(310,092)	(2,774)

Other income:
Interest earned on marketable securities held in Trust Account	45,673	—	72,132	—
				—
Net loss	$(152,025)	$—	$(237,960)	$(2,774)
Weighted average shares outstanding of Class A redeemable common stock	20,000,000	—	20,000,000	—
Basic and diluted income per share, Class A	$0.00	$—	$0.00	$—

Weighted average shares outstanding of Class B non-redeemable common stock	5,000,000	5,000,000	5,000,000	5,000,000
Basic and diluted net loss per share, Class B	$(0.04)	$(0.00)	$(0.05)	$(0.00)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIVE OAK ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – January 1, 2020	—	$—	5,750,000	$575	$24,425	$(3,980)	$21,020
Net loss	—	—	—	—	—	(60)	(60)
Balance – March 31, 2020	—	—	5,750,000	575	24,425	(4,040)	20,960
Sale of 20,000,000 Units, net of underwriting discounts and offering costs	20,000,000	2,000	—	—	188,976,756	—	188,978,756
Sale of 6,000,000 Private Placement Warrants	—	—	—	—	6,000,000	—	6,000,000
Forfeiture of Founder Shares	—	—	(750,000)	(75)	75	—	—
Common stock subject to possible redemption	(18,991,384)	(1,899)	—	—	(189,911,941)	—	(189,913,840)
Net loss	—	—	—	—	—	(85,875)	(85,875)
Balance – June 30, 2020	1,008,616	$101	5,000,000	$500	$5,089,315	$(89,915)	$5,000,001
Change in value of common stock subject to possible redemption	15,203	1	—	—	152,029	—	152,030
Net loss	—	—	—	—	—	(152,025)	(152,025)
Balance – September 30, 2020	1,023,819	$102	5,000,000	$500	$5,241,344	$(241,940)	$5,000,006

FOR THE PERIOD FROM MAY 24, 2019 (INCEPTION) THROUGH SEPTEMBER 30, 2019

	Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – May 24, 2019 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(2,774)	(2,774)
Balance – June 30, 2019	5,750,000	$575	$24,425	$(2,774)	$22,226
Net loss	—	—	—	—	—
Balance – September 30, 2019	5,750,000	$575	$24,425	$(2,774)	$22,226

(1)	Included 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIVE OAK ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2020	For the Period from May 24, 2019 (inception) Through September 30, 2019
Cash Flows from Operating Activities:
Net loss	$(237,960)	$(2,774)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Interest earned on marketable securities held in Trust Account	(72,132)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(132,104)	—
Accrued expenses	99,437	2,774
Net cash and cash equivalents used in operating activities	(342,759)	—

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(200,000,000)	—
Net cash and cash equivalents used in investing activities	(200,000,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	196,150,000	—
Proceeds from sale of Private Placement Warrants	6,000,000	—
Proceeds from promissory note – related party	160,000	—
Repayment of promissory note – related party	(160,000)	—
Payment of offering costs	(428,744)	(5,000)
Net cash and cash equivalents provided by financing activities	201,721,256	20,000

Net Change in Cash and Cash Equivalents	1,378,497	20,000
Cash and Cash Equivalents – Beginning of period	20,000	—
Cash and Cash Equivalents – End of period	$1,398,497	$20,000

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Offering costs included in accrued offering costs	$—	$113,646
Initial classification of common stock subject to possible redemption	$189,999,400	$—
Change in value of common stock subject to possible redemption	$(237,590)	$—
Deferred underwriting fee payable	$6,737,500	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Live Oak Acquisition Corp. (formerly known as Foxhound Merger Partners, Inc.) (the “Company”) was incorporated in Delaware on May 24, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company has one wholly owned subsidiary, Green Merger Corp., incorporated in Georgia on September 22, 2020 (“Merger Sub”).

The Company is not limited to a particular or geographic region for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of September 30, 2020, the Company had not commenced any operations. All activity for the period from May 24, 2019 (inception) through September 30, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the potential acquisition of Meredian Holdings Group, Inc., a Georgia corporation, doing business as Danimer Scientific (“Meredian”), as more fully described in Note 8. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on May 5, 2020. On May 8, 2020, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Live Oak Sponsor Partners, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $6,000,000, which is described in Note 4.

Transaction costs amounted to $11,021,244, consisting of $3,850,000 of underwriting fees, $6,737,500 of deferred underwriting fees and $433,744 of other offering costs.

Following the closing of the Initial Public Offering on May 8, 2020, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination and (ii) the distribution of the funds in the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (less $100,000 of interest to pay dissolution expenses).

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction Company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to convert all or a portion of their Public Shares upon the consummation of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to convert their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed (i) to vote their Founder Shares (as defined in Note 4) and any Public Shares acquired in or after the Initial Public Offering in favor of a Business Combination, and (ii) not to convert any shares owned by them in connection therewith. Additionally, each public stockholder may elect to convert their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct conversion pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from converting its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The initial stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to (A) modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete a Business Combination by the Combination Period (as defined below) or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will have until May 8, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less $100,000 of interest to pay dissolution expenses), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, officers and directors acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (1) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On October 3, 2020, the Company, Merger Sub, Meredian, the Sponsor, as representative for the Company for certain purposes described in the Merger Agreement, and John A. Dowdy, Jr., as representative of the shareholders of Meredian for certain purposes described in the Merger Agreement (the “Shareholder Representative”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which the Company and Meredian will enter into a business combination. (see Note 8).

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on May 6, 2020, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on May 11, 2020 and May 14, 2020. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2020, cash equivalents, consisting of money market funds, amounted to $1,304,094.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2020, the 18,976,181 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $11,021,244 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2020, the Company had a deferred tax asset of approximately $50,000, which had a full valuation allowance recorded against it of approximately $50,000. Deferred tax assets were immaterial as of December 31, 2019 due to the full valuation allowance against those assets.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible for tax purposes. During the three and nine months ended September 30, 2020, the Company recorded no income tax expense. The Company’s effective tax rate for three and nine months ended September 30, 2020 was 0%, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the periods. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 16,000,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s condensed consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $45,673 and $72,132, respectively, for the three and nine months ended September 30, 2020 (net of applicable franchise and income taxes of approximately $17,000 and $72,000, respectively, for the three and nine months ended September 30, 2020) by the weighted average number of Class A redeemable common stock of 20,000,000 shares outstanding since issuance. Net loss per common share, basic and diluted, for Class B non-redeemable common stock for the three months ended September 30, 2020 is calculated by dividing the net loss of $152,025, less income attributable to Class A redeemable common stock of $29,000, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Net loss per common share, basic and diluted, for Class B non-redeemable common stock for the nine months ended September 30, 2020 is calculated by dividing the net loss of $237,960, less income attributable to Class A redeemable common stock of $0, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

NOTE 4. RELATED PARTY TRANSACTIONS

Founder Shares

In June 2019, the Sponsor purchased 5,031,250 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On January 14, 2020, the Sponsor contributed back to the Company, for no consideration, 718,750 Founder Shares. In February 2020, the Company effected a stock dividend for 0.333333333 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 5,750,000 Founder Shares (up to an aggregate of 750,000 Founder Shares of which were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (see Note 6). The underwriters’ election to exercise their over-allotment option expired unexercised on June 22, 2020 and, as a result, 750,000 Founder Shares were forfeited, resulting in 5,000,000 Founder Shares outstanding.

The initial stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) subsequent to the consummation of a Business Combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) subsequent to a Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Promissory Note — Related Party

On December 31, 2019, the Company issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $300,000 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of June 30, 2020 or the completion of the Initial Public Offering. The outstanding balance of $160,000 under the Promissory Note was repaid upon the consummation of the Initial Public Offering on May 8, 2020.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 4. RELATED PARTY TRANSACTIONS (cont.)

Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. At September 30, 2020 and December 31, 2019, no Working Capital Loans were outstanding.

NOTE 5. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on May 5, 2020, the holders of the Founder Shares, Private Placement Warrants (and the shares of Class A common stock underlying such Private Placement Warrants) and Private Placement Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $3,850,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $6,737,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriters did not receive any underwriting discounts or commission on the Units purchased by investors that were identified by the Sponsor.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 6. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020, there were 1,023,819 shares of Class A common stock issued and outstanding, excluding 18,976,181 shares of Class A common stock subject to possible redemption. At December 31, 2019, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common share. At September 30, 2020 and December 31, 2019, there were 5,000,000 and 5,750,000 shares of Class B common stock issued and outstanding, respectively.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 6. STOCKHOLDERS’ EQUITY (cont.)

The Company has agreed that, as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective within 60 days after such closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption; and

●	if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 7. FAIR VALUE MEASUREMENTS

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying condensed consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At September 30, 2020, assets held in the Trust Account were comprised of $9,563 in cash and $200,062,569 in U.S. Treasury Bills, which are held at amortized cost. Through September 30, 2020, the Company has not withdrawn any interest earned on the Trust Account.

The gross holding losses and fair value of held-to-maturity securities at September 30, 2020 are as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Gain	Fair Value
September 30, 2020	U.S. Treasury Securities (Matures on 10/06/2020)	$200,062,569	$430	$200,062,999

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than as described below, that would have required adjustment or disclosure in the condensed consolidated financial statements. Capitalized terms used in this Note 8 but not otherwise defined herein have the meanings given to them in the Merger Agreement.

The Business Combination

On October 3, 2020, the Company, Merger Sub, Meredian, the Sponsor and the Shareholder Representative, entered into the Merger Agreement, pursuant to which the Company and Meredian will enter into a business combination. The Merger Agreement was amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 8, 2020, by and among the Company, Merger Sub, Meridian, the Sponsor and the Shareholder Representative.

Pursuant to the Merger Agreement, Merger Sub will be merged with and into Meredian (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Meredian surviving the Merger as a wholly-owned direct subsidiary of the Company.

In addition, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Meredian or the holders of any of Meredian’s securities: each share of common stock, $0.001 par value of Meredian (“Meredian Common Stock”) issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished, will cease to exist and will be converted into the right to receive the number of shares of common stock of the Company equal to the quotient obtained by dividing (a)(i) Closing Payment, divided by (ii) the sum of (x) the total number of shares of Meredian Common Stock (other than Cancelled Shares) issued and outstanding immediately prior to the Effective Time, plus (y) the total number of Meredian Common Stock issuable in respect of all Company Options and Company Warrants that remain outstanding as of immediately prior to the Closing, by (b) $10.00, together with any amounts that may become payable in respect of such shares of Meredian Common Stock from the Adjustment Holdback Amount, the Shareholder Representative Amount, and the Earn-Out Shares, when and as provided in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 8. SUBSEQUENT EVENTS (cont.)

Under the Merger Agreement, consummation of the Merger is subject to customary and other conditions, including (i) the expiration or termination of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended), (ii) the absence of any governmental order that would prohibit the Merger, (iii) delivery to the Company of the duly executed written consent, in form and substance reasonably acceptable to the Company, of Meridian’s shareholders holding the requisite approval in favor of the approval and adoption of the Merger Agreement and the Proposed Transactions (the “Written Consent”), (iv) the Company’s stockholders having approved each of the Live Oak Proposals, including the transactions contemplated by the Merger Agreement, (v) effectiveness of a registration statement on Form S-4, including a proxy statement/prospectus to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Proposed Transactions (the “Registration Statement”), (vi) shares of the Company’s common stock to be issued to the shareholders of Meredian as contemplated by the Merger Agreement (including the Earn-Out Shares) shall be listed on the NYSE as of the Closing Date, (vii) conversion of Company Options into comparable substitute equity awards of the Company, (viii) all of the outstanding warrants and all other convertible securities of Meredian (other than the Company Options) shall have been converted into equity of Meredian, repaid or cancelled (in the case of out-of-the-money securities) or otherwise converted at or prior to the Closing, and any rights to acquire equity of Meredian (other than as described in (vii) above) shall be extinguished as of the Closing, (ix) the representations and warranties of the parties to the Merger Agreement being true and correct, subject to the de minimis, materiality and material adverse effect standards contained in the Merger Agreement, (x) material compliance by the parties with their respective covenants, (xi) the Company’s cash and cash equivalents from all sources at the Closing, after giving effect to redemptions made by certain Company’s stockholders, when added together with the amount of all net proceeds from the PIPE, along with any additional private financing or backstop arrangements concurrent with the Closing that may be pursued by the Company at its sole discretion, being at least $300 million and (xii) the Company having raised at least $200 million in cash in PIPE financing to be consummated in connection with the Closing.

The Merger Agreement is subject to termination prior to the effective time of the Merger as follows:

●	by the mutual written consent of the Company and Meridian;

●	by the Company or Meridian, if the Effective Time will not have occurred prior to March 31, 2021 (the “Outside Date”); provided, however, that the Merger Agreement may not be terminated by any party that is in breach of or failure to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement and such breach or failure has been the cause of or has resulted in the failure of the Closing to occur on or prior to the Outside Date;

●	by the Company if (i) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Meridian set forth in the Merger Agreement, or if any representation or warranty of Meridian has become untrue, in either case resulting to a Terminating Company Breach; provided that the Company has not waived such Terminating Company Breach and the Company and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Merger Agreement; provided further that, if such Terminating Company Breach is curable by Meridian, the Company may not terminate the Merger Agreement under this provision for so long as Meridian continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within ten days after notice of such breach and the Company’s intention to terminate the Merger Agreement is provided by the Company to Meridian; or (ii) Meridian has not delivered to the Company a certified copy of the Written Consent by 5:00 p.m. (Central Time) on the tenth (10th) Business Day immediately following the date of the effectiveness of the Registration Statement; and

●	by Meridian if (i) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of the Company and Merger Sub set forth in the Merger Agreement, or if any representation or warranty of the Company and Merger Sub will have become untrue, in either case resulting to a Terminating Live Oak Breach; provided that Meridian has not waived such Terminating Live Oak Breach and Meridian is not then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement; provided, however, that, if such Terminating Live Oak Breach is curable by the Company and Merger Sub, Meridian may not terminate the Merger Agreement under this provision for so long as the Company and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within ten days after notice of such breach and Meridian’s intention to terminate the Merger Agreement is provided by Meridian to Live Oak; or (ii) the Company fails to receive the requisite vote to approve each of the Live Oak Proposals by the Outside Date.

LIVE OAK ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2020
(Unaudited)

NOTE 8. SUBSEQUENT EVENTS (cont.)

If the Merger Agreement is terminated, the Merger Agreement will immediately become void and have no further force or effect, with no liability under the Merger Agreement on the part of any party to any other party except as set forth in the Merger Agreement, and no such termination will relieve any party from liability for any fraud, intentional misrepresentation, or intentional or willful breach of the Merger Agreement by such party prior to such termination.

Other Agreements Related to the Merger Agreement

Support Agreements

Contemporaneously with the execution of the Merger Agreement, on October 3, 2020, certain executive officers, directors, affiliates and holders of 5% or more of the outstanding shares of Meredian Common Stock representing a majority of the outstanding shares of Meredian Common Stock (the “Key Meredian Shareholders”) entered into various support agreements (the “Support Agreements”) pursuant to which such Key Meredian Shareholders agreed to vote all of their shares of Meredian Common Stock in favor of the approval and adoption of the Proposed Transactions. Additionally, such Key Meredian Shareholders have agreed not to (a) transfer any of their shares of Meredian Common Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Support Agreements.

Subscription Agreements

In connection with the execution of the Merger Agreement, effective as of October 3, 2020, the Company entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of purchasers (the “Subscribers”) of the Company’s Class A Common Stock (the “PIPE Shares”), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, the PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $210,000,000. The Company agreed to give certain registration rights to the Subscribers with respect to the PIPE Shares pursuant to the Subscription Agreements.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreement is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Proposed Transactions.

Non-Competition Agreements

In connection with the execution of the Merger Agreement, the Company and certain specified shareholders of Meredian entered into non-competition agreements (the “Non-Competition Agreements”), pursuant to which such specified shareholders agreed, among other things, to not (i) own, manage, operate, control, have any interest in, financial or otherwise, participate in, consult or perform services for, render services in any form to any person in, or otherwise carry on, whether as principal, agent, independent contractor, consultant, partner, manager, member, executive, employee, representative or licensor or otherwise, any business that is competitive with researching, developing, manufacturing, marketing, distributing and selling biodegradable bio-plastic replacements for traditional petroleum-based plastics (the “Business”) in any geographic area throughout the world in which the Company and any of its subsidiaries has conducted any aspects of the Business during the 12-month period prior to the date of Non-Competition Agreements (a “Competing Business”); (ii)(A) solicit, attempt to solicit, assist in soliciting, directly or indirectly, individually (other than on behalf of the Company and its subsidiaries) or on behalf of a Competing Business, any customer, vendor, supplier, licensor, licensee, or other business relation of the Company and its subsidiaries, or induce or encourage, or attempt to induce or encourage, any customer, vendor, supplier, licensor, licensee, or other business relation of the Company and its subsidiaries, in each such case to cease doing business with the Company and its subsidiaries or (B) in any way interfere with the relationship between the Company and its subsidiaries and any current customer, vendor, supplier, licensor, licensee, or other business relation of the Company or its subsidiaries; or (iii)(A) solicit or recruit, or attempt to solicit or recruit, any officer, employee, representative, or agent of the Company or any of its subsidiaries who has been hired or engaged by the Company or any of its subsidiaries (including Meredian and its subsidiaries) to leave the employ of the Company or any of its subsidiaries or (B) hire any such individual.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of

Live Oak Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Live Oak Acquisition Corp. (formerly known as Foxhound Merger Partners, Inc.) (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholder’s equity and cash flows, for the period from May 24, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from May 24, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York

February 28, 2020

LIVE OAK ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2019

ASSETS
Current asset – cash	$20,000
Deferred offering costs	57,950
Total Assets	$77,950

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$3,980
Accrued offering costs	52,950
Total Current Liabilities	56,930

Commitments
Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(3,980)
Total Stockholder’s Equity	21,020
Total Liabilities and Stockholder’s Equity	$77,950

(1)	Includes up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4). On January 14, 2020, the Sponsor contributed back to the Company for no consideration 718,750 Founder Shares. In February 2020, the Company effected a stock dividend for .333333333 shares for each share of Class B common stock outstanding. All share amounts have been retroactively stated to reflect the contributed Class B common stock and the stock dividend.

The accompanying notes are an integral part of these financial statements.

LIVE OAK ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 24, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Formation costs	$3,980
Net Loss	$(3,980)
Weighted average shares outstanding, basic and diluted(1)	5,000,000
Basic and diluted net loss per share	$(0.00)

(1)	Excludes an aggregate of up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4). On January 14, 2020, the Sponsor contributed back to the Company for no consideration 718,750 Founder Shares. In February 2020, the Company effected a stock dividend for .333333333 shares for each share of Class B common stock outstanding. All share amounts have been retroactively stated to reflect the contributed Class B common stock and the stock dividend.

The accompanying notes are an integral part of these financial statements.

LIVE OAK ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM MAY 24, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Class B Common Stock(1)		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance – May 24, 2019 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(3,980)	(3,980)
Balance – December 31, 2019	5,750,000	$575	$24,425	$(3,980)	$21,020

(1)	Includes 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4). On January 14, 2020, the Sponsor contributed back to the Company for no consideration 718,750 Founder Shares. In February 2020, the Company effected a stock dividend for .333333333 shares for each share of Class B common stock outstanding. All share amounts have been retroactively stated to reflect the contributed Class B common stock and the stock dividend.

The accompanying notes are an integral part of these financial statements.

LIVE OAK ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 24, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Cash Flows from Operating Activities
Net loss	$(3,980)
Changes in operating assets and liabilities:
Accrued expenses	3,980
Net cash used in operating activities	—

Cash Flows from Financing Activities
Proceeds from issuance of Class B common stock to Sponsor	25,000
Payment of offering costs	(5,000)
Net cash provided by financing activities	20,000

Net Change in Cash	20,000
Cash – beginning of the period	—
Cash – end of the period	$20,000

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$52,950

The accompanying notes are an integral part of these financial statements.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Live Oak Acquisition Corp. (formerly known as Foxhound Merger Partners, Inc.) (the “Company”) was incorporated in Delaware on May 24, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular or geographic region for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2019, the Company had not commenced any operations. All activity for the period from May 24, 2019 (inception) through December 31, 2019 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company anticipates it will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 20,000,000 units (the “Units” and, with respect to the shares Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 6,000,000 warrants (the “Private Placement Warrants”) (or 6,600,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant in a private placement to Live Oak Sponsor Partners, LLC, a Delaware limited liability company (the “Sponsor”), that will close simultaneously with the Proposed Public Offering, which is discussed in Note 4.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction Company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including a portion of the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to convert all or a portion of their Public Shares upon the consummation of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to convert their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed (i) to vote their Founder Shares (as defined in Note 4) and any Public Shares acquired in or after the Proposed Public Offering in favor of a Business Combination, and (ii) not to convert any shares owned by them in connection therewith. Additionally, each public stockholder may elect to convert their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct conversion pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from converting its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The initial stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to (A) modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete a Business Combination by the Combination Period (as defined below) or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 24 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less $100,000 of interest to pay dissolution expenses), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, officers and directors acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (1) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were immaterial as of December 31, 2019 due to the full valuation allowance against those assets.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from May 24, 2019 (inception) through December 31, 2019.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Net Loss per Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised, in full or in part, by the underwriters (see Notes 5 and 6). At December 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 20,000,000 Units (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

In June 2019, the Sponsor purchased 5,031,250 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. On January 14, 2020, the Sponsor contributed back to the Company, for no consideration, 718,750 Founder Shares (see Note 7). In February 2020, the Company effected a stock dividend for .333333333 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 5,750,000 Founder Shares (up to an aggregate of 750,000 shares of which are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Public Offering) (see Notes 6 and 7). All share and per-share amounts have been retroactively restated to reflect the forfeiture of the Founder Shares.

The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 6.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

The initial stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) subsequent to the consummation of a Business Combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) subsequent to a Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On December 31, 2019, the Company issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $300,000 to be used for the payment of costs related to the Proposed Public Offering (the “Promissory Note”). The Promissory Note is non-interest bearing, unsecured and due on the earlier of June 30, 2020 or the completion of the Proposed Public Offering. No amounts are currently outstanding under the Promissory Note (see Note 7).

Private Placement

The Sponsor has agreed to purchase an aggregate of 6,000,000 Private Placement Warrants (or 6,600,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000 (or $6,600,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. At December 31, 2019, no Working Capital Loans were outstanding.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Commitments

Registration Rights

The holders of the Founder Shares, Private Placement Warrants (and the shares of Class A common stock underlying such Private Placement Warrants) and Private Placement Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of Proposed Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (or $4,600,000 in the aggregate if the underwriters’ option to purchase additional Units is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriters’ option to purchase additional Units is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common share. At December 31, 2019, there were 5,750,000 shares of Class B common stock issued and outstanding, of which 750,000 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full so that the Founder Shares will represent, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Public Offering).

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Proposed Public offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Stockholder’s Equity (cont.)

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that, as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective within 60 days after such closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption; and

●	if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

LIVE OAK ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Stockholder’s Equity (cont.)

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 28, 2020, the date that the financial statements were available to be issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 14, 2020, the Sponsor contributed back to the Company for no consideration 718,750 Founder Shares. As a result, the Sponsor now holds 4,312,500 Founder Shares, of which 562,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

In February 2020, the Company effected a stock dividend for .333333333 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 5,750,000 Founder Shares (up to an aggregate of 750,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised).

All share and per-share amounts have been retroactively restated to reflect the forfeiture of the Founder Shares and the stock dividend.

In February 2020, the Company borrowed $155,000 under the Promissory Note.